                                             Filed Pursuant to Rule 424B5
                                             Registration File No.: 333-91334

         Prospectus Supplement To Prospectus Dated September 25, 2003

                          $288,156,000 (APPROXIMATE)

              BEAR STEARNS ASSET BACKED SECURITIES TRUST 2003-ABF1
                                    Issuer

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                   Depositor

                           EMC MORTGAGE CORPORATION
                          Master Servicer and Seller

             MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-ABF1


THE TRUST FUND --
    o will consist of a pool of fixed-rate home equity loans secured by first- or second-lien mortgages on primarily residential real properties.

THE CERTIFICATES --
    o will be backed by the pool of mortgage loans, as described in this prospectus supplement.

CREDIT ENHANCEMENT --
    o Excess interest will be used to increase the overcollateralization to its required level and to maintain the overcollateralization at its required level.

    o Certain classes of certificates will have the benefit of the subordination of certain other classes of certificates, as described in this prospectus supplement.

    o The Class A, Class A-IO and Class M Certificates only will be unconditionally and irrevocably guaranteed as to the timely distribution of interest and as to specified distributions of principal pursuant to the terms of a financial guaranty insurance policy to be issued, in the case of the Class A and Class A-IO Certificates, by Financial Security Assurance Inc. and, in the case of the Class M Certificates, by Radian Asset Assurance Inc.

                               [FSA LOGO OMITTED]
                             [RADIAN LOGO OMITTED]

    o The certificates represent interests in the trust fund and, in the case of the Class A, Class A-IO and M Certificates only, the related financial guaranty insurance policy, and are not interests in or obligations of any other person. Except for the guaranty by Financial Security Assurance Inc. of the Class A and Class A-IO Certificates, and the guaranty by Radian Asset Assurance Inc. of the Class M Certificates, no class of certificates will be insured or guaranteed by any governmental agency or instrumentality, or any other person.

     INVESTING IN THE CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-8 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 4 OF THE ACCOMPANYING PROSPECTUS.

                        ORIGINAL CERTIFICATE
OFFERED CERTIFICATES     PRINCIPAL BALANCE    PASS-THROUGH RATE
---------------------- --------------------- ------------------
  Class A                  $243,492,000       Variable (1)(2)
  Class A-IO               Notional (3)        4.00%
  Class M                  $ 44,664,000       Variable (1)(2)

----------
(1)   Subject to a Net WAC Cap, as described in this prospectus supplement.
(2) Subject to a step-up after the clean-up call date, as described in this prospectus supplement.
(3) The notional balance will initially equal $76,841,700 and will decrease in accordance with a schedule described in this prospectus supplement, and on and after the distribution date in April 2006, will equal $0.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The three classes of offered certificates listed in the table above will be purchased by Bear, Stearns & Co. Inc. and offered from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the issuer from the sale of the offered certificates are anticipated to be approximately $293,698,656 before the deduction of expenses payable by the issuer, estimated to be approximately $700,000. Delivery of the offered certificates is expected to be made in book entry form on or about September 30, 2003. The offered certificates will be offered in the United States and Europe.


                           BEAR, STEARNS & CO. INC.
         The date of this prospectus supplement is September 25, 2003

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates in two separate documents that provide more detail in progression: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates. IF THE ACCOMPANYING PROSPECTUS CONTEMPLATES MULTIPLE OPTIONS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AS TO THE APPLICABLE OPTION.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The following table of contents provides the pages on which these captions are located.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY...................................................................S-1
RISK FACTORS..............................................................S-8
TRANSACTION OVERVIEW.....................................................S-20
     Parties.............................................................S-20
     The Transaction.....................................................S-21
THE MORTGAGE LOAN POOL...................................................S-22
THE ORIGINATORS..........................................................S-33
     Origination of Mortgage Loans.......................................S-34
      Prepayment Fees....................................................S-35
     Underwriting Procedures and Practices...............................S-36
     Delinquency and Loan Loss Experience................................S-39
THE SELLER AND MASTER SERVICER...........................................S-42
THE TRUSTEE..............................................................S-42
THE COLLATERAL AGENT.....................................................S-43
THE YIELD MAINTENANCE AGREEMENT COUNTERPARTY.............................S-43
THE CERTIFICATE INSURERS.................................................S-43
      Financial Security Assurance Inc...................................S-43
     Reinsurance.........................................................S-44
     Ratings.............................................................S-44
     Capitalization......................................................S-45
     Incorporation of Certain Documents by Reference.....................S-45
     Insurance Regulation................................................S-46
      Radian Asset Assurance Inc.........................................S-47
     Insurance Regulation................................................S-48
DESCRIPTION OF THE CERTIFICATES..........................................S-49
     Book-Entry Registration.............................................S-50
     Definitive Certificates.............................................S-54
     Pass-Through Rates..................................................S-55
     Net WAC Cap Carryover Fund..........................................S-55
     Yield Maintenance Payment Fund......................................S-55
     Calculation of LIBOR................................................S-56
     Class M Components..................................................S-57
     Credit Enhancement..................................................S-58
     Flow of Funds.......................................................S-60
     Glossary of Terms...................................................S-63
THE CERTIFICATE INSURANCE POLICIES.......................................S-79
     The Class A Certificate Insurance Policy............................S-79
     The Class M Certificate Insurance Policy............................S-80
     Drawings Under The Certificate Insurance Policies...................S-81
THE YIELD MAINTENANCE AGREEMENTS.........................................S-81
PREPAYMENT AND YIELD CONSIDERATIONS......................................S-83
     Yield Sensitivity of the Class A-IO Certificates....................S-89
SALE OF THE MORTGAGE LOANS...............................................S-90
     Delivery of Mortgage Loan Documents.................................S-91
     Representations and Warranties of the Seller........................S-92
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT.......................S-95
     Collection and Other Servicing Procedures...........................S-95
     Hazard Insurance....................................................S-96
     Realization Upon Defaulted Mortgage Loans;
        Purchases of Defaulted Mortgage Loans............................S-98
     Servicing Compensation and Payment of Expenses......................S-98
     Protected Account...................................................S-99
     Certificate Account................................................S-100
     Certain Matters Regarding the Master Servicer......................S-102
     Events of Default..................................................S-103
     Interest Shortfalls and Compensating Interest......................S-105
     Monthly Advances...................................................S-105
     Reports to certificateholders......................................S-106
     Termination........................................................S-106
     Optional Purchase of Defaulted Loans...............................S-107
     Amendments.........................................................S-107
     The Trustee........................................................S-108
MATERIAL FEDERAL INCOME TAX CONSEQUENCES................................S-109
     REMIC Elections....................................................S-109
     Special Tax Attributes.............................................S-109
     Discount and Premium...............................................S-109
     Sale or Redemption of the offered certificates.....................S-110
     Net WAC Cap Carryover Amounts and Yield Maintenance Payments.......S-110
     Class M Components.................................................S-111
     Other Matters......................................................S-112
STATE AND LOCAL TAX CONSEQUENCES........................................S-112
ERISA CONSIDERATIONS....................................................S-112
EXPERTS.................................................................S-115
LEGAL INVESTMENT........................................................S-115
UNDERWRITING............................................................S-115
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.......................S-116
LEGAL MATTERS...........................................................S-116
RATINGS.................................................................S-117
ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES ......1


                                   PROSPECTUS

RISK FACTORS................................................................4
DESCRIPTION OF THE  SECURITIES.............................................14
THE TRUST FUNDS............................................................19
CREDIT ENHANCEMENT.........................................................40
SERVICING OF LOANS.........................................................45
THE AGREEMENTS.............................................................53
MATERIAL LEGAL ASPECTS OF THE LOANS........................................66
THE DEPOSITOR..............................................................80
USE OF PROCEEDS............................................................80
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS.................................10
REPORTABLE TRANSACTIONS...................................................111
STATE TAX CONSIDERATIONS..................................................111
FASIT SECURITIES..........................................................111
ERISA CONSIDERATIONS......................................................117
LEGAL MATTERS.............................................................124
FINANCIAL INFORMATION.....................................................124
AVAILABLE INFORMATION.....................................................124
INCORPORATION OF CERTAIN INFORMATION
  BY REFERENCE............................................................125
RATINGS...................................................................125
LEGAL INVESTMENT CONSIDERATIONS...........................................126
PLAN OF DISTRIBUTION......................................................126
GLOSSARY OF TERMS.........................................................127

                                  ------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.


                      DEALER PROSPECTUS DELIVERY OBLIGATION

     UNTIL THE END OF 90 DAYS FROM THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS REQUIREMENT IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     SUMMARY

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully to understand the terms of the offering of the certificates.

-----------------------------


THE CERTIFICATES

     The Bear Stearns Asset Backed Securities Trust 2003-ABF1 will issue the Mortgage Pass-Through Certificates, Series 2003-ABF1. Three classes of the certificates, the Class A, Class A-IO and Class M Certificates, are being offered to you by this prospectus supplement. Such certificates are referred to in this prospectus supplement as the offered certificates; the Class A and Class A-IO Certificates are referred to as the senior certificates in this prospectus supplement; and the Class M Certificates are referred to as the subordinate certificates in this prospectus supplement.

     The Class M Certificates will be deemed for purposes of distributions to consist of the Class M-1, Class M-2 and Class M-3 Components, which are referred to as the components in this prospectus supplement. Absent the occurrence of a separation event described in this prospectus supplement, the components are not severable. Following the occurrence of a separation event, the Class M Certificates will be separated into the Class M-1, Class M-2 and Class M-3 Certificates, which will be separately transferable.

     The trust will also issue one other senior class of Certificates, the Class P Certificates, and four other subordinated classes of certificates, the Class X, Class R-1, Class R-2 and Class R-3 Certificates, that will not be offered under this prospectus supplement. The Class P Certificates will have an initial principal balance of $100 and will not be entitled to distributions in respect of interest. The Class R Certificates, in the aggregate, will have an initial principal balance of $100 and will not be entitled to distributions in respect of interest. The certificates will represent the entire beneficial ownership interest in the trust. The trust is comprised of a single mortgage loan pool.

     Any information contained in this prospectus supplement with respect to the Class P, Class X and Class R Certificates is provided only to permit a better understanding of the offered certificates.

CLOSING DATE

     On or about September 30, 2003.

CUT-OFF DATE

     The close of business on September 2, 2003.


-------------------------------------------------------------------------------------------------------------------
                                             OFFERED CERTIFICATES
-------------------------------------------------------------------------------------------------------------------
                                                                      EXPECTED      LEGAL FINAL
             PASS-THROUGH         INITIAL        INITIAL RATING        FINAL       DISTRIBUTION
CLASS            RATE            PRINCIPAL          (MOODY'S/       DISTRIBUTION       DATE         DESIGNATIONS
                                BALANCE(1)         S&P/FITCH)         DATE(2)
-------------------------------------------------------------------------------------------------------------------
    A                          $243,492,000        Aaa/AAA/AAA       4/25/2012       1/25/2034         Senior/
            Variable(3)(4)                                                                          Variable Rate
-------------------------------------------------------------------------------------------------------------------
                                                                                                    Senior/Fixed
   A-IO        4.00%(5)         Notional(6)        Aaa/AAA/AAA       3/25/2006       3/25/2006      Rate/Interest
                                                                                                        Only
-------------------------------------------------------------------------------------------------------------------
    M       Variable(4)(7)       $44,664,000        None/AA/AA        4/25/2012       1/25/2034       Subordinate/
                                                                                     Variable Rate


(1)  Subject to a permitted variance of plus or minus 5%.

(2) Based on the assumption that either the master servicer has exercised its option to repurchase all of the mortgage loans and the other assumptions described herein. Due to losses and prepayments on the mortgage loans, the final distribution dates on each class of offered certificates may be substantially earlier or later than such dates.

(3) On any distribution date, equal to the least of (i) one-month LIBOR plus 0.37% per annum (or, for any payment after the Clean-Up Call Date, one-month LIBOR plus 0.74% per annum), (ii) a net WAC cap rate generally equal to (a) the weighted average mortgage interest rate, minus (b) on or prior to the distribution date in March 2006, an adjustment for the interest payable on the Class A-IO certificates, minus (c) the master servicing fee rate, the trustee fee rate, the financial guaranty insurance premium fee rates and (iii) 11.00% per annum. The "Clean-Up Call Date" is the first distribution date on which the aggregate scheduled principal balance of the mortgage loans is less than 10% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date.

(4) Any interest shortfalls that are caused by the application of the net WAC cap rate on any of the Class A and Class M certificates will be paid from excess cash flow, if available, as described herein. The financial guaranty insurance policies do not cover any such interest shortfalls and any shortfall may remain unpaid on the final distribution date.

(5) The Class A-IO certificates will be interest only certificates. Interest will accrue on the notional balance of the Class A-IO certificates. Distributions on the Class A-IO certificates are calculated at a coupon of 4.00% per annum on the outstanding notional balance for the October 2003 through the March 2006 distribution dates.

(6) The Class A-IO certificates will have a notional balance equal to the lesser of (i) a scheduled balance initially equal to $76,841,700 that will decrease in accordance with a schedule described herein, (ii) the aggregate outstanding principal balance of the mortgage loans, and (iii) after the distribution date in March 2006, $0. The Class A-IO certificates will not have a principal balance.

(7) On any distribution date, equal to the least of (i) one-month LIBOR plus 1.30% per annum (or, for any distribution date after the Clean-Up Call Date, one-month LIBOR plus 1.95% per annum), (ii) a net WAC cap rate equal to (a) the weighted average mortgage interest rate, minus (b) on or prior to the distribution date in March 2006, an adjustment for the interest payable on the Class A-IO certificates, minus (c) the master servicing fee rate, the trustee fee rate, the financial guaranty insurance premium fee rates and (iii) 11.00% per annum.

DEPOSITOR

     Bear Stearns Asset Backed Securities, Inc., a Delaware corporation and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

SELLER AND MASTER SERVICER

     EMC Mortgage Corporation, a Delaware corporation and an affiliate of the depositor and Bear, Stearns & Co. Inc., will sell the mortgage loans to the depositor and will be the master servicer of the mortgage loans.

THE TRUST FUND

     The trust fund consists of:

o the mortgage loans, together with the related mortgage files and all outstanding principal as of, and interest due and accruing after, the cut-off date,

o all rights of the depositor under the agreement by which the depositor acquired the mortgage loans from the seller,

o the assets as from time to time are identified as REO properties and related collections and proceeds,

o cash that is deposited into the accounts and invested in accordance with the pooling and servicing agreement,

o the trustee's rights with respect to the mortgage loans under all insurance policies required to be maintained in accordance with the servicing requirements, and any insurance proceeds,

o    liquidation proceeds, and

o    released mortgaged property proceeds.

     In addition, the holders of the Class A and Class A-IO Certificates will have the benefit of a financial guaranty insurance policy issued by Financial Security Assurance Inc. and the holders of the Class M Certificates will have the benefit of a financial guaranty insurance policy issued by Radian Asset Assurance Inc. We refer you to "The Certificate Insurers" and "The Certificate Insurance Policies" in this prospectus supplement for information regarding the certificate insurers and the certificate insurance policies.

     The holders of the Class A and Class M Certificates will also have the benefit of two yield maintenance agreements. Each agreement generally will benefit one class of certificates only and will provide for payments based upon a schedule of notional amounts, but only if one-month LIBOR increases above the level specified in the agreement. The yield maintenance agreements will terminate no later than the distribution date in April 2012. We refer you to "Description of the Yield Maintenance Agreements" in this prospectus supplement for information regarding the yield maintenance agreements.

DISTRIBUTIONS

     Distributions on the offered certificates will be on the 25th day of each month, or, if such 25th day is not a business day, on the next business day, beginning on October 25, 2003, to the holders of record on the preceding record date.

     The record date for all of the offered certificates for the October 25, 2003 distribution date is the closing date. Thereafter, the record date for the offered certificates will be:

o for the Class A and Class M Certificates, the business day preceding the applicable distribution date, and

o for the Class A-IO Certificates, the last business day of the month preceding the related distribution date.

PAYMENTS OF INTEREST

     On each distribution date, the offered certificates are entitled to receive current interest.

         Current Interest. The current interest for a distribution date is the interest which accrues on a class of certificates at the applicable pass-through rate on the outstanding principal or notional balance of that class of certificates during the accrual period.

     Accrual Period. The accrual period for the offered certificates will be:

o for the Class A and Class M Certificates, the period from and including the prior distribution date (or the closing date in the case of the October 25, 2003 distribution date) to but excluding the applicable distribution date, and

o for the Class A-IO Certificates, the calendar month preceding the applicable distribution date (or 29 days in the case of the October 25, 2003 distribution date).

     Interest Computation. All computations of interest accrued on the Class A and Class M Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable accrual period.

     All computations of interest accrued on the Class A-IO Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months (except in the case of the initial accrual period).

     Net WAC Cap. The Class A and Class M Certificates are each subject to a cap on their pass-through rates which is equal to the weighted average interest rate on the mortgage loans, net of an adjustment for the pass-through rate on the Class A-IO Certificates, and net of the sum of the master servicer fee rate, the trustee fee rate and the financial guaranty insurance premium rates. This cap is referred to as the Net WAC Cap, and is further described in this prospectus supplement. The Net WAC Cap for each class of Class A and Class M Certificates will also take into account the amounts, if any, required to be paid under the related yield maintenance agreement on each distribution date.

PAYMENTS OF PRINCIPAL

     The holders of the Class A and Class M Certificates are entitled to receive distributions of principal on each distribution date which, in the aggregate, generally reflects the collections of principal on the mortgage loans,

o plus additional payments of principal funded from excess interest, as needed to increase the overcollateralization to its required level and to maintain the overcollateralization at its required level,

o minus amounts of principal not distributed, as needed to reduce the overcollateralization to its required level.

     The additional, accelerated payments of principal will be made during the early months of the transaction, to increase the amount of overcollateralization to its required level. Subsequently, if at any time losses on the underlying mortgage loans reduce the amount of overcollateralization to below its required level, the additional, accelerated payments of principal will again commence, to the extent needed to maintain the amount of overcollateralization at its then required level. These additional, accelerated payments of principal will be funded from excess interest on the underlying mortgage loans which would otherwise be applied to other subordinated purposes, or distributed to the Class X and Class R Certificateholders.

     Distributions of principal will be made to the holders of the Class A and Class M Certificates as described in this prospectus supplement. The Class A Certificates are a "senior pass-through" class and the Class M Certificates are a "subordinate" class. We refer you to "Description of the Certificates-Flow of Funds" in this prospectus supplement for information regarding the distribution of principal on the offered certificates.

PAYMENTS TO THE CLASS P CERTIFICATES

     The Class P Certificates will be entitled to all prepayment penalties received in respect of the mortgage loans.

CREDIT ENHANCEMENT

     The credit enhancement provided for the benefit of the holders of the offered certificates consists solely of:

o the use of excess interest (except in the case of the first six distribution dates) as a distribution of principal in order to increase the overcollateralization to its required level and to maintain the overcollateralization at its required level,

o for the Class A and Class A-IO Certificates only, the subordination of distributions on the Class M Certificates to the required distributions on the Class A and Class A-IO Certificates, and

o for the Class A and Class A-IO Certificates only, the financial guaranty insurance policy to be issued by Financial Security Assurance Inc., and for the Class M Certificates only, the financial guaranty insurance policy to be issued by Radian Asset Assurance Inc.

SERVICING OF THE MORTGAGE LOANS

     EMC Mortgage Corporation will act as master servicer and will be obligated to service and administer the mortgage loans on behalf of the trust, for the benefit of the holders of the certificates and the certificate insurers.

THE MORTGAGE LOANS

     The mortgage loans to be included in the trust fund will be fixed-rate, closed-end, monthly pay, home equity loans secured by first or second mortgages or deeds of trust primarily on residential real properties.

     As of the cut-off date, the mortgage loans described in this prospectus supplement had the following additional characteristics:


Number of loans:                   3,349

Aggregate principal
  balance:                         $288,156,228.98

Average principal
  balance:                         $86,042.47

Range of principal
  balances:                        $1,142.91 to
                                   $524,050.72

Weighted average
  interest rate:                   9.585%

Range of interest
  rates:                           6.250% to 14.200%

Weighted average
original  term:                    267 months

Weighted average
remaining term:                    264 months


     Due to principal amortization of the mortgage loans after the cut-off date, the characteristics of the mortgage loans transferred to the trust on the closing date will vary slightly from the characteristics presented in this prospectus supplement as of the cut-off date. We do not expect this variance to be material.

ORIGINATORS

     HomeAmerican Credit, Inc. d/b/a Upland Mortgage and American Business Mortgage Services, Inc., which are affiliates of American Business Financial Services, originated or purchased the mortgage loans.

OPTIONAL TERMINATION OF THE TRUST

     The master servicer may, at its option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate scheduled principal balance of the mortgage loans is equal to or less than 10% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date.

     The master servicer's purchase of the mortgage loans would result in the payment in full of all outstanding classes of offered certificates, other than the Class A-IO Certificates, and retirement of the Class A-IO Certificates on that distribution date, if not already retired.

     The consent of either or both certificate insurers is required prior to the purchase of the mortgage loans on the clean-up call date if the resulting amount available for payment on the certificates would result in a draw under the related certificate insurance policy or the failure to pay fully any and all amounts owed to such certificate insurer under the pooling and servicing agreement and the related insurance agreement.

ERISA CONSIDERATIONS

     Subject to the conditions described under "ERISA Considerations" in this prospectus supplement, the certificates may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

FEDERAL TAX ASPECTS

     For federal income tax purposes, Stroock& Stroock & Lavan LLP, tax counsel to the trust, is of the opinion that:

o specified assets of the trust will be treated as one or more real estate mortgage investment conduits, or REMICs;

o holders of the Class A Certificates and the related rights to receive Net WAC Cap Carryover Amounts will be treated as holding three separate investments: (i) a regular interest in a REMIC represented by the Class A Certificates without the right to receive Net WAC Cap Carryover Amounts or amounts under the related yield maintenance agreement, (ii) the right to receive Net WAC Cap Carryover Amounts, and (iii) the right to receive amounts under the related yield maintenance agreement;

o holders of the Class M Certificates and the related rights to receive Net WAC Cap Carryover Amounts and amounts under the yield maintenance agreement will be treated for tax purposes as owning five separate investments (i) three regular interests in a REMIC represented by each of the Class M-1, Class M-2 and Class M-3 Components, without the right to receive Net WAC Cap Carryover Amounts or amounts under the related yield maintenance agreement, (ii) the right to receive Net WAC Cap Carryover Amounts, and
     (iii) the right to receive amounts under the related yield maintenance agreement; and

o the Class A-IO Certificates will be treated as a regular interest in a REMIC.

LEGAL INVESTMENT

     The certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

RATINGS

     It is a condition to the issuance of the offered certificates that they receive the respective ratings set forth on page S-2 of this prospectus supplement from Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. and Fitch Ratings. The ratings of the Class M Certificates will depend primarily on the financial strength of the Class M certificate insurer. Any reduction in the financial strength of the Class M certificate insurer would likely result in a reduction in the ratings of the Class M Certificates. These ratings may be lowered, qualified or withdrawn by the rating agencies.

                                  RISK FACTORS

         In addition to the risk factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates. Unless otherwise noted, all percentages are based upon the mortgage loan pool that existed on the cut-off date.

LESS STRINGENT UNDERWRITING STANDARDS AND THE RESULTANT POTENTIAL FOR DELINQUENCIES ON THE MORTGAGE LOANS COULD LEAD TO LOSSES ON YOUR SECURITIES.

         The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources such as commercial banks. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

         The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults, foreclosures and losses than mortgage loans underwritten in a manner, which is more similar to the Fannie Mae and Freddie Mac guidelines.

GEOGRAPHIC CONCENTRATION OF THE MORTGAGE LOANS IN PARTICULAR JURISDICTIONS MAY RESULT IN GREATER LOSSES IF THOSE JURISDICTIONS EXPERIENCE ECONOMIC DOWNTURNS.

         Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. The mortgaged properties underlying the mortgage loans are located primarily in the eastern half of the United States. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the mortgage loan pool than if the mortgage loan pool was more diversified.

         In particular, the following percentages of mortgage loans by outstanding principal balance as of the cut-off date were secured by mortgaged properties located in the following states:

    NEW YORK          NEW JERSEY        FLORIDA       PENNSYLVANIA          MASSACHUSETTS          ILLINOIS
    --------          ----------        -------       ------------          -------------          --------
     15.37%             14.89%           8.68%            8.28%                 7.49%                7.35%

         Because of the relative geographic concentration of the mortgage loans within the States of New York, New Jersey, Florida, Pennsylvania, Massachusetts and Illinois, losses on the mortgage loans may be higher than would be the case if the mortgage loans were more geographically diversified. For example, certain of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of New York, New Jersey, Florida, Pennsylvania, Massachusetts and Illinois may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the New York, New Jersey, Florida, Pennsylvania, Massachusetts and Illinois residential real estate markets experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and such increase may be substantial.

A PORTION OF THE MORTGAGE LOANS REQUIRE LARGE BALLOON PAYMENTS AT MATURITY; THESE BALLOON LOANS MAY INVOLVE A GREATER RISK OF DEFAULT DUE TO THESE LARGE PAYMENTS, WHICH COULD LEAD TO LOSSES ON YOUR CERTIFICATES.

         Approximately 42.57% of the mortgage loans by outstanding principal balance as of the cut-off date are not fully amortized over their term and instead require substantial balloon payments on their maturity dates. Because the principal balances of these balloon loans do not fully amortize over their terms, these balloon loans may involve greater risks of default than mortgage loans whose principal balance is fully amortized over the term of the mortgage loan. A borrower's ability to pay the balloon amount due at maturity of his or her balloon loan will depend on the borrower's ability to obtain adequate refinancing or funds from other sources to repay the balloon loan. The originators have only limited historical default data with respect to their balloon loans and they do not believe that their data is sufficient to predict the default experience of the balloon loans.

         Even assuming that the mortgaged properties provide adequate security for the balloon loans, substantial delays and foreclosure costs could be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of proceeds by the holders of the certificates could occur.

A PORTION OF THE MORTGAGE LOANS ARE SECURED BY SUBORDINATE MORTGAGES; IN THE EVENT OF A DEFAULT, THESE MORTGAGE LOANS ARE MORE LIKELY TO EXPERIENCE LOSSES.

         Approximately 12.21% of the mortgage loans by outstanding principal balance as of the cut-off date are secured by subordinate or junior mortgages which are subordinate to the rights of the holder of the related senior mortgages. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of the mortgage loan only to the extent that the claims, if any, of each related senior lienholder are satisfied in full, including any related foreclosure costs. In addition, a holder of a junior mortgage may not foreclose on the mortgaged property securing such mortgage unless it either pays the entire amount of the senior mortgages to the senior lienholders at or prior to the foreclosure sale or undertakes the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing consumer home equity loans in its portfolio, the master servicer will generally satisfy or reinstate each such first mortgage at or prior to the foreclosure sale only to the extent that it determines any amount so paid will be recoverable from future payments and collections on the mortgage loans or otherwise. The trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior lienholder.

         An overall decline in the residential real estate market could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the mortgage loans, together with the primary senior financing thereon, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of the mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the aggregate amount of the mortgage loans to the value of the mortgaged property may increase over what it was at the time the junior mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan after satisfaction of any senior liens.

PREPAYMENTS ON THE MORTGAGE LOANS COULD LEAD TO SHORTFALLS IN THE DISTRIBUTION OF INTEREST ON YOUR CERTIFICATE.

         The dates on which scheduled payments are due on the mortgage loans occur throughout a month. When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of such prepayment, instead of for a full month. However, such principal receipts will only be passed through to the holders of the certificates once a month on the distribution date which follows the calendar month in which such prepayment was received by the master servicer. The master servicer is obligated to pay, without any right of reimbursement, those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with a prepayment in full and thirty days' interest on such mortgage loan, but only to the extent of the servicing fee for such calendar month.

         If the master servicer fails to make such distributions or the shortfall exceeds the servicing fee, there will be less funds available for the distribution of interest on the certificates.

         These shortfalls of interest, if they result in the inability of the trust to pay the full amount of interest owed on the Class A or Class M Certificates, are not covered by the Class A certificate insurance policy or the Class M certificate insurance policy, respectively.

LIMITATIONS ON THE CLASS A AND CLASS M CERTIFICATE PASS-THROUGH RATES WILL AFFECT YOUR YIELD TO MATURITY.

         The rate at which interest accrues on the Class A and Class M Certificates is subject to the Net WAC Cap. The Net WAC Cap is based on the weighted average interest rate on the mortgage loans net of all or a portion of the pass-through rate on the Class A-IO Certificates and net of the sum of the master servicer fee rate, the trustee fee rate and the certificate insurer premium rates. The Net WAC Cap for each class of Class A and Class M Certificates will also take into account the amounts, if any, required to be paid under the related yield maintenance agreement on each distribution date, converted to a per annum rate and based upon the certificate principal balance of the Class A and Class M Certificates, as applicable. If the mortgage loans with relatively higher interest rates prepay, the pass-through rates on the Class A and Class M Certificates may be lower than otherwise would be the case.

         While the Class A and Class M Certificates do have a "carry-forward" feature if the amount of interest is limited by the Net WAC Cap in any month, the ratings on the Class A and Class M Certificates do not address the likelihood of the payment of these Net WAC Cap Carryover Amounts. Further, if the interest on the Class A or Class M Certificates is limited by the Net WAC Cap in any month, neither the amount of the shortfall nor any related Net WAC Cap Carryover Amount is covered by the related certificate insurance policy. As a result, the yield to investors could be permanently reduced. The ratings on the Class A and Class M Certificates do not address the likelihood of the payment of Net WAC Cap Carryover Amounts.

AN INCREASE IN LIBOR COULD RESULT IN SHORTFALLS IN THE PAYMENT OF INTEREST ON THE CLASS A AND CLASS M CERTIFICATES.

         The pass-through rates for the Class A and Class M Certificates are based upon the value of an adjustable index - one-month LIBOR - while the interest rates on the mortgage loans in the mortgage loan pool are fixed. Consequently, the interest which becomes due on these mortgage loans and is available for payment to the Class A and Class M Certificateholders on any distribution date, together with any amount required to be paid by the yield maintenance agreement counterparty under the related yield maintenance agreement on that distribution date for the benefit of the holders of the Class A and Class M Certificates may be less than the amount of interest that would accrue at one-month LIBOR plus the applicable margin on the Class A and Class M Certificates during the related accrual period, and will be limited to the lower amount.

         While the Class A and Class M Certificates do have a "carry-forward" feature if the amount of interest paid is limited by the Net WAC Cap upon an increase in LIBOR, the ratings on the Class A and Class M Certificates do not address the likelihood of the payment of these Net WAC Cap Carryover Amounts. Further, if the interest on the Class A and Class M Certificates is limited by the Net WAC Cap in any month, neither the amount of the shortfall nor any related Net WAC Cap Carryover Amount is covered by the related certificate insurance policy. As a result, the yield to investors on the Class A and Class M Certificates could be permanently reduced. The ratings on the Class A and Class M Certificates do not address the likelihood of the payment of Net WAC Cap Carryover Amounts.

OWNERS OF CLASS A-IO CERTIFICATES MAY NOT RECOVER THEIR INITIAL INVESTMENTS.

         An investment in the Class A-IO Certificates is risky because the return of the investment depends solely on the payments of interest by borrowers under the mortgage loans. If the borrowers prepay their mortgage loans, no further interest payments will be made on such mortgage loans. If borrowers prepay their mortgage loans very fast such that the aggregate outstanding principal balance of the mortgage loans is less than the Class A-IO Scheduled Notional Balance, investors in the Class A-IO Certificates may not recover their initial investment. In addition, the Class A-IO Certificates are not entitled to any distributions after the March 2006 distribution date.

ADDITIONAL RISKS ASSOCIATED WITH THE CLASS M CERTIFICATES.

         The weighted average life of, and the yield to maturity on, the Class M Certificates will be more sensitive than those of the Class A Certificates to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such certificates, the actual yield to maturity of the Class M Certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the Class M Certificates. The Class M certificate insurer is obligated to pay an amount equal to those excess realized losses as a distribution of principal pursuant to the Class M certificate insurance policy until the certificate principal balance of the Class M Certificates has been reduced to zero. If it fails to do so, the Class M Certificates will be separated into their components and those losses will be applied to write down the certificate principal balances of the Class M-1, Class M-2 and Class M-3 Certificates, in reverse order. As a result of these reductions or payments, less interest will accrue on the Class M Certificates (or Class M-1, Class M-2 or Class M-3 Certificates, as applicable) than would otherwise accrue absent such reductions. Once the amount of a realized loss is paid as a distribution of principal or is otherwise allocated as a write down of the certificate principal balance of the Class M Certificates (or Class M-1, Class M-2 or Class M-3 Certificates, as applicable), no principal or interest will be distributed with respect to that paid or written down amount.

         Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Class M Certificates will not be entitled to any principal distributions until the later of October 2006 or as otherwise provided in this prospectus supplement, or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average life of the Class M Certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the offered certificates at the same time. As a result of the longer weighted average life of the Class M Certificates, the holders of the Class M Certificates have a greater risk of suffering a loss on their investments. Further, because the Class M Certificates might not be entitled to receive any principal if the Class A Certificates are outstanding and certain delinquency or loss levels occur, it is possible for such certificates to receive no principal distributions until the aggregate certificate principal balance of the Class A Certificates are reduced to zero.

         In addition, the multiple class structure of the certificates causes the yield of the Class M Certificates to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of the certificates according to the priorities described in this prospectus supplement, the yield to maturity on the Class M Certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on the Class M Certificates. The yield to maturity on the Class M

         Certificates will also be sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent those losses are not covered by excess interest. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class M Certificates may be adversely affected by losses even if the Class M Certificates do not ultimately bear that loss.

         If the Class M certificate insurer were to default in its obligations under the Class M certificate insurance policy, the Class M Certificates will be separated into their component parts. Following such separation, the Class M-1, Class M-2 and Class M-3 Certificates will become outstanding, and the Class M Certificates will no longer be outstanding. The Class M-3 Certificates will have a lower distribution priority than the Class M-2 Certificates, and the Class M-2 Certificates will have a lower distribution priority than the Class M-1 Certificates. Because losses on the mortgage loans, to the extent not covered by excess interest and overcollateralization subsequent to the time of the separation of the Class M Certificates into its component parts, will be allocated to the Class M-1, Class M-2 and Class M-3 Certificates in inverse order of their distribution priority, the Class M-1 and Class M-2 Certificates will be sensitive, and the Class M-3 Certificates will be very sensitive, to the rate of realized losses on the mortgage loans. Further, because distributions on the Class M Certificates will be deemed to be allocated to its component parts while the Class M Certificates are outstanding in accordance with the distribution priorities described above, there is the possibility that the component principal balance of any of the components of the Class M Certificates would have been paid to zero at the time that the Class M Certificates are separated into their component parts.

THE OFFERED CERTIFICATES WILL NOT BE GUARANTEED BY THE DEPOSITOR, THE SELLER, THE UNDERWRITER, THE ORIGINATORS, THE MASTER SERVICER, THE COLLATERAL AGENT OR THE TRUSTEE, SO IF PAYMENTS ON THE MORTGAGE LOANS ARE INSUFFICIENT TO PAY PRINCIPAL OR INTEREST ON THE CERTIFICATES, SHORTFALLS MAY OCCUR.

         The offered certificates will not represent interests in, indebtedness of or obligations of the depositor, the seller, the underwriter, the originators, the master servicer, the collateral agent or the trustee. The offered certificates will not be insured or guaranteed by any governmental agency or instrumentality, the underwriter, the depositor, the seller, the originators, the master servicer, the collateral agent, the trustee or any affiliate of any of them. The payments by the obligors on the mortgage loans and, for the Class A and Class M Certificates, payments by the applicable certificate insurer under the related certificate insurance policy, will be the only sources of payments on the offered certificates. In any month that payments by the obligors on the mortgage loans are insufficient to pay the principal or interest on the certificates, there will be no other source for payments on the certificates other than, in the case of the Class A and M Certificates only, any payments by the applicable certificate insurer under the related certificate insurance policy and any payments by the yield maintenance agreement counterparty under the related yield maintenance agreements.

         The seller and the master servicer will have limited obligations only with respect to the mortgage loans. These obligations include:

          o the seller's obligation, under some circumstances, to repurchase a mortgage loan if there has been a breach of its representations and warranties; and

          o the master servicer's obligation to advance payments of interest, to the extent described in this prospectus supplement, on mortgage loans when the obligor is delinquent if the master servicer believes that the advance is recoverable.

THE VALUE OF YOUR CERTIFICATES MAY BE REDUCED IF LOSSES ARE HIGHER THAN
EXPECTED.

         If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of certificates may be lowered in the future. This would probably reduce the value of those certificates. None of the depositor, the seller, the underwriter, the originators, the master servicer, the collateral agent, the trustee or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates. Consequently, if payments on the mortgage loans and, if you are a holder of a Class A or Class M Certificate, any payments under the related certificate insurance policy or any payments under the related yield maintenance agreement, are insufficient to make all payments required on the certificates, then you may incur a loss on your investment.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT.

         The subordination and overcollateralization features described in this prospectus supplement are intended to enhance the likelihood that certificateholders, particularly holders of the Class A Certificates, will receive regular payments of interest and principal. Such credit enhancements, however, are limited in nature and may be insufficient to cover all losses on the mortgage loans.

         Overcollateralization. In order to increase overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the certificates and the related fees and expenses of the trust. It is anticipated that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average net interest rate on the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates. It cannot be assured, however, that enough excess interest will be generated to reach or maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

          o Prepayments. Each time a mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater adverse effect on future excess interest.

          o Defaults. The rate of defaults on the mortgage loans may turn out to be higher than expected. Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.

         The certificate insurance policies do not cover shortfalls in interest resulting from prepayments on the mortgage loans or resulting from the application of the Relief Act.

         Subordination and Class A and Class M Certificate Insurance Policies. If the excess interest and overcollateralization are insufficient to absorb losses, the Class M certificate insurer will be obligated to pay an amount equal to those excess losses as a distribution of principal to the Class M Certificates until the certificate principal balance of the Class M Certificates has been reduced to zero. If the Class M certificate insurer is unable to pay under the Class M certificate insurance policy, the Class M Certificates will be separated into their components and those losses will be applied to write down the certificate principal balances of the Class M-1, Class M-2 and Class M-3 Certificates, in reverse order, and the holders of the Class M-1, Class M-2 or Class M-3 Certificates, as applicable, would suffer losses.

         In addition, either a payment by the Class M certificate insurer or a write-down of the certificate principal balance of the Class M Certificates (or the Class M-1, Class M-2 or Class M-3 Certificates, as applicable) will reduce the amount of subordination available as credit enhancement for the Class A Certificates. If substantial mortgage loan losses occur as a result of defaults and delinquent payments on the mortgage loans, the amount of those losses exceeded the certificate principal balance of the Class M Certificates and there is insufficient excess interest or yield maintenance agreement proceeds available, the Class A certificate insurer will be obligated to pay an amount equal to those excess losses as a distribution of principal to the Class A Certificates until the certificate principal balance of the Class A Certificates has been reduced to zero. If substantial mortgage loan losses occur as a result of defaults and delinquent payments on the mortgage loans or the amount of those losses exceeded the certificate principal balance of the Class M Certificates, and the Class A certificate insurer is unable to pay under the Class A certificate insurance policy, holders of the Class A Certificates may also suffer losses or shortfalls.

RIGHTS OF THE CERTIFICATE INSURERS

         Pursuant to the terms of the pooling and servicing agreement, unless a certificate insurer default has occurred and is continuing, either one or both of the certificate insurers will be entitled to exercise all rights of the holders of the certificates, without the consent of those holders, including but not limited to the following:

          o the right to direct the trustee in writing to terminate the rights and obligations of the master servicer under the pooling and servicing agreement in the event of a default by the master servicer and, notwithstanding any certificate insurer default, the right to provide notices of servicer defaults;

          o the right to remove the trustee or any co-trustee or collateral agent pursuant to the pooling and servicing agreement; and

          o the right to direct the trustee in writing to make investigations and take actions pursuant to the pooling and servicing agreement.

         In addition, unless a certificate insurer default has occurred and is continuing, either one or both of the certificate insurers' consents will be required prior to, among other things, (i) the removal of the master servicer, any successor servicer or the trustee or (ii) the appointment of any subservicer or co-trustee.

         Investors in the Class A Certificates should note that:

          o the Class M certificate insurance policy issued by the Class M certificate insurer will not cover, or benefit in any manner whatsoever, the Class A Certificates;

          o the rights to be granted to the certificate insurers are extensive;

          o the interests of the certificate insurers may be inconsistent with, and adverse to, the interests of the holders of the Class A Certificates and the certificate insurers have no obligation or duty to consider the interests of the Class A Certificates in connection with the exercise or non-exercise of their rights; and

          o the Class M certificate insurer's exercise of the rights and consents set forth above may negatively affect the Class A Certificates and the existence of such rights, whether or not exercised, may adversely affect the liquidity of the Class A Certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

         Investors in the Class M Certificates should note that:

          o the Class A certificate insurance policy issued by the Class A certificate issuer will not cover, or benefit in any manner whatsoever the Class M Certificates;

          o the rights to be granted to the certificate insurers are extensive; and

          o the interests of the certificate insurers may be inconsistent with, and adverse to, the interests of the holders of the Class M Certificates and the certificate insurers have no obligation or duty to consider the interests of the Class M Certificates in connection with the exercise or non-exercise of their rights.

IN THE EVENT OF THE BANKRUPTCY OF THE MASTER SERVICER, THE BANKRUPTCY TRUSTEE COULD PREVENT OR MOVE TO PREVENT THE TERMINATION OF THE MASTER SERVICER, WHICH ACTION COULD RESULT IN POSSIBLE DELAYS OR REDUCTIONS IN PAYMENTS ON THE OFFERED CERTIFICATES.

         In the event of a bankruptcy of the master servicer, the trustee in bankruptcy for the master servicer could prevent the termination of the master servicer as servicer of the mortgage loans, if no event of default under the pooling and servicing agreement exists other than the bankruptcy or financial condition of the master servicer. This inability to terminate the master servicer could result in a delay or possibly a reduction in payments on the offered certificates to the extent the master servicer received, but did not deposit with the trustee, mortgage loan collections before the date of bankruptcy. The Class M Certificates would be the first to bear these delays or losses.

IN THE EVENT THE SERVICING IS REQUIRED TO BE TRANSFERRED TO A SUCCESSOR SERVICER, SUCH TRANSFER OR ANY DELAYS IN SUCH TRANSFER COULD RESULT IN DELINQUENCIES ON THE MORTGAGE LOANS, WHICH COULD RESULT IN LOSSES on your investment.

         In the event of the transfer of servicing responsibilities for the trust to a successor master servicer, delays resulting from the transfer could lead to increased delinquencies and losses on the mortgage loans. In addition, the transition process itself could result in increased delinquencies and losses on the mortgage loans.
         Consequently, if such delinquencies and losses were to occur, you may incur a loss on your investment.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS.

         There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

         Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws, including:

          o the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

          o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

          o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

         Violations of certain provisions of these federal and state laws may limit the ability of the master servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, an originator's failure to comply with certain requirements of the Federal Truth in Lending Act, as implemented by Regulation Z, or other federal or state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

         The seller will represent that each mortgage loan in the mortgage loan pool, as of the closing date, is in compliance with applicable federal and state laws and regulations. In addition, the seller will represent that, to the best of its knowledge, no mortgage loan is covered by the Home Ownership and Equity Protection Act of 1994, no mortgage loan is subject to or in violation of any comparable state or local law, and no mortgage loan is a "high cost" loan or a loan having similar characteristics under the laws of the States of

         Georgia, New York, Massachusetts, Illinois or North Carolina or any comparable state or local laws. In the event of a breach of any of such representations, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.

THE SELLER MAY NOT BE ABLE TO REPURCHASE DEFECTIVE MORTGAGE LOANS.

         The seller has made various representations and warranties related to the mortgage loans. Those representations are summarized in "Sale of the Mortgage Loans--Representations and Warranties of the Seller" in this prospectus supplement.

         If the seller fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the seller would be required to repurchase or substitute for the defective mortgage loan. It is possible that the seller may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of the seller to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

LACK OF LIQUIDITY.

         The underwriter intends to make a secondary market in the certificates, but it has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

REDUCTION OR WITHDRAWAL OF RATINGS.

         Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change (including, for the Class M Certificates, any reduction in the claims-paying ability rating of their related certificate insurer). The ratings of the Class M Certificates will depend primarily on the financial strength of the related certificate insurer. Any reduction in the financial strength of such certificate insurer would likely result in a reduction in the ratings of the Class M Certificates. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940.

         Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service and state national guard called to federal duty:

         o are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including mortgage loans) incurred prior to the commencement of military service for the duration of military service;

         o may be entitled to a stay of proceeding on any kind of foreclosure or repossession action in the case of defaults on obligations entered into prior to military service for the duration of military service; and

         o may have the maturity of obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

         If a borrower's obligation to repay amounts otherwise due on a mortgage loan included in the trust is relieved pursuant to the Relief Act, none of the trust, the master servicer, the seller, the depositor, the originators, the collateral agent or the trustee will be required to advance these amounts, and any resulting loss may reduce the amounts available to be paid to the holders of the certificates. Any shortfalls in interest collections on the mortgage loans included in the trust resulting from application of the Relief Act will be allocated to the certificates in reduction of the amounts payable to such certificates on the related distribution date.

         As a result of the current military actions in Iraq and Afghanistan, President Bush authorized the placement of tens of thousands of military reservists and members of the National Guard on active duty status. To the extent that any such person is a borrower under a loan, the interest rate limitations and other provisions of the Relief Act would apply to the loan during the period of active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. In addition, other borrowers who enter military service after the origination of their loans (including borrowers who are members of the National Guard at the time of the origination of their loans and are later called to active duty) would be covered by the terms of the Relief Act. See "Material Legal Aspects of the Loans --Anti-Deficiency Legislation and Other Limitations on Lenders" in the accompanying prospectus.

         Neither certificate insurer is obligated to make any payments to cover interest shortfalls resulting from application of the Relief Act.

         Some of the terms used in this prospectus supplement are capitalized. These capitalized terms have specified definitions, which are included in this prospectus supplement under the heading "Description of the Certificates-Glossary".

                              TRANSACTION OVERVIEW

     PARTIES

     The Depositor. Bear Stearns Asset Backed Securities, Inc., a Delaware corporation. The principal executive office of the depositor is located at 383 Madison Avenue, New York, New York 10179, and its telephone number is (212) 272-2000.

     The Seller. EMC Mortgage Corporation, a Delaware corporation. The principal executive office of the seller is at 909 Hidden Ridge Drive, Irving, Texas 75038, and its telephone number is (972) 444-2800. For a description of the business of the seller, we refer you to "The Seller and Master Servicer" in this prospectus supplement.

     The Master Servicer. EMC Mortgage Corporation will act as master servicer of the mortgage loans. For a description of the business of the master servicer, we refer you to "The Seller and Master Servicer" in this prospectus supplement.

     The Originators. HomeAmerican Credit, Inc. d/b/a Upland Mortgage, a Pennsylvania corporation, and American Business Mortgage Services, Inc., a New Jersey corporation, which are affiliates of American Business Financial Services, Inc., originated or purchased the mortgage loans. For a description of the business of the originators, we refer you to "The Originators" in this prospectus supplement.

     The Trustee. LaSalle Bank National Association, a national banking association. The corporate trust office of the trustee is located at 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group-BSABS 2003-ABF1, and its telephone number is 312-904-8847. For a description of LaSalle , we refer you to "The Trustee" in this prospectus supplement.

     The Collateral Agent. JPMorgan Chase Bank, a New York banking corporation. The corporate trust office of the collateral agent is located at 4 New York Plaza, 6th Floor, New York, New York 10004-2413 and its telephone number is
(212) 623-8100. For a description of JPMorgan Chase Bank, we refer you to "The Collateral Agent" in this prospectus supplement.

     The Class A Certificate Insurer. Financial Security Assurance Inc., a New York stock insurance company will provide a financial guaranty insurance policy for the sole benefit of the holders of the Class A Certificates. The principal executive office of the Class A certificate insurer is located at 350 Park Avenue, New York, New York 10022, and its telephone number is (212) 826-0100. For a description of the business of the Class A certificate insurer, we refer you to "The Certificate Insurers--Financial Security Assurance Inc." in this prospectus supplement.

     The Class M Certificate Insurer. Radian Asset Assurance Inc., a New York stock insurance company will provide a financial guaranty insurance policy for the sole benefit of the holders of the Class M Certificates. The principal executive office of the Class M certificate insurer is located at 335 Madison Avenue, New York, New York 10017, and its telephone number is (212) 983-5859. For a description of the business of the Class M certificate insurer, we refer you to "The Certificate Insurers--Radian Asset Assurance Inc." in this prospectus supplement.

     The Yield Maintenance Agreement Counterparty. Bear Stearns Financial Products Inc., a bankruptcy remote derivatives product company based in New York, New York, will be the yield maintenance agreement counterparty under a yield maintenance agreement to be entered into for the benefit of the holders of the Class A Certificates and the Class A Certificate Insurer, and a yield maintenance agreement to be entered into for the benefit of the holders of the Class M Certificates and the Class M Certificate Insurer. The principal executive office of the yield maintenance agreement counterparty is located at 383 Madison Avenue, New York, New York 10179, and its telephone number is (212) 272-4009. For a description of Bear Stearns Financial Products Inc., we refer you to "The Yield Maintenance Agreement Counterparty" in this prospectus supplement.

     The Rating Agencies. Standard & Poor's, a Division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and Fitch Ratings will issue ratings with respect to the certificates. Moody's will not rate the Class M Certificates.

     THE TRANSACTION

     Issuance of the Certificates. The certificates will be issued pursuant to the terms of a pooling and servicing agreement, dated as of September 1, 2003, by and among the depositor, the master servicer and the trustee.

     Sale and Servicing of the Mortgage Loans. The mortgage loans have been originated or purchased by the originators pursuant to their respective underwriting guidelines, as described under "The Originators" in this prospectus supplement. The originators sold the mortgage loans to the seller in multiple purchases at the end of June 2003 and in July and August 2003. The seller will sell the mortgage loans to the depositor pursuant to a mortgage loan purchase agreement, dated as of September 30, 2003, between the seller and the depositor. The depositor will sell the mortgage loans to the trust pursuant to the pooling and servicing agreement. The master servicer will service the mortgage loans pursuant to the terms of the pooling and servicing agreement, as described under "Description of the Pooling and Servicing Agreement."

     Issuance of the Certificate Insurance Policies. The Class A certificate insurer will issue the Class A certificate insurance policy for the sole benefit of the holders of the Class A Certificates pursuant to the terms of an Insurance and Indemnity Agreement among the Class A certificate insurer, the depositor, the seller and the master servicer.

     The Class M certificate insurer will issue the Class M certificate insurance policy for the sole benefit of the Class M Certificates pursuant to the terms of an Insurance and Indemnity Agreement among the Class M certificate insurer, the depositor, the seller, the master servicer, the collateral agent and the trustee.

     Yield Maintenance Agreements. The yield maintenance agreement counterparty will enter into the Class A yield maintenance agreement and the Class M yield maintenance agreement for the benefit of the holders of the Class A and Class M Certificates, respectively.

                             THE MORTGAGE LOAN POOL

     The principal balance of the mortgage loan pool aggregated $288,156,228.98 as of the cut-off date. With respect to the mortgage loan pool as of the cut-off date as to which information is presented in this prospectus supplement, some amortization will occur prior to the closing date. As a result of the foregoing amortization, the statistical distribution of characteristics as of the closing date for the final mortgage loan pool will vary slightly from the statistical distribution of such characteristics as of the cut-off date as presented in this prospectus supplement, although such variance should not be material.

     The mortgage loans will be residential home equity loans used to refinance an existing mortgage loan, to consolidate debt, or to obtain cash proceeds by borrowing against the mortgagor's equity in the related mortgaged property. The mortgaged properties securing the mortgage loans consist primarily of single-family residences -- which may be detached, part of a multi-family dwelling, a condominium unit, a townhouse, a manufactured home or a unit in a planned unit development. The mortgaged properties may be owner-occupied properties, second and vacation homes or non-owner occupied investment properties.

     Approximately 84.33% of the mortgage loans in the mortgage loan pool by aggregate outstanding principal balance as of the cut-off date have a prepayment fee clause. Such prepayment fee clauses generally provide that the mortgagor pay, upon prepayment, one or more of the following:

     o a fee equal to a percentage, which is negotiated at origination, of the outstanding principal balance of the mortgage loan; or

     o a fee which is designed to allow the holder of the mortgage note to earn interest on the mortgage loan as if the mortgage loan remained outstanding until a designated point in time.

     The mortgaged properties underlying the mortgage loans are located primarily on the eastern seaboard of the United States. For a description of relevant state laws that may present material issues regarding the geographic concentrations of the mortgage loans, see "Material Legal Aspects of the Loans" in the accompanying prospectus.

     The following sections describe the cut-off date characteristics of the mortgage loan pool. Unless otherwise noted, all cut-off date percentages in this prospectus supplement are approximate and are measured by the aggregate outstanding principal balance of the mortgage loans as of the cut-off date.

     The loan-to-value ratios and the combined loan-to-value ratios, or LTVs and CLTVs, respectively, described in this prospectus supplement were calculated based upon the appraised values of the related mortgaged properties used for loan origination. No assurance can be given that such values of the mortgaged properties have remained or will remain at the levels that existed on the dates of origination of the related mortgage loans. If property values decline such that the outstanding principal balances of the mortgage loans, together with the outstanding principal balances of any first liens, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those historically experienced by the originators, as set forth below under "The Originators -- Delinquency and Loan Loss Experience," and in the mortgage lending industry generally.

     Characteristics of the Mortgage Loan Pool. As of the cut-off date, the mortgage loans in the mortgage loan pool had the following characteristics:

     o except for thirteen mortgage loans, none of the mortgage loans were more than 30 days delinquent; the thirteen mortgage loans with delinquency status of 30 days or greater as of the cut-off date are expected to be current on the closing date;

     o there were 3,349 mortgage loans under which the related mortgaged properties are located in 33 states;

     o the aggregate outstanding principal balance, after application of all payments due on or before the cut-off date, was $288,156,228.98;

     o the minimum current principal balance was $1,142.91, the maximum current principal balance was $524,050.72 and the average current principal balance was $86,042.47;

     o the mortgage interest rates ranged from 6.250% to 14.200% per annum, and the weighted average mortgage interest rate was approximately 9.585% per annum;

     o the original term to stated maturity ranged from 60 months to 360 months and the weighted average original term to stated maturity was approximately 267 months;

     o the remaining term to stated maturity ranged from 56 months to 359 months and the weighted average remaining term to stated maturity was approximately 264 months;

     o approximately 57.43% of the mortgage loans by aggregate outstanding principal balance require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, and 42.57% of the mortgage loans by aggregate outstanding principal balance are balloon loans;

     o    the weighted average original CLTV was approximately 78.43%;

     o approximately 87.79% of the mortgage loans by aggregate outstanding principal balance are secured by first liens and approximately 12.21% of the mortgage loans by aggregate outstanding principal balance are secured by second liens; and

     o    approximately 15.37%, 14.89%, 8.68%, 8.28%, 7.49% and 7.35% of the
          mortgage loans by aggregate outstanding principal balance are secured by mortgaged properties located in the States of New York, New Jersey, Florida, Pennsylvania, Massachussetts and Illinois, respectively.

     The following tables set forth certain statistical information with respect to the mortgage loans in the mortgage loan pool. Due to rounding, the percentages shown may not precisely total 100.00%.

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                               % OF MORTGAGE LOAN
                                                                                               POOL BY AGGREGATE
                                               NUMBER OF MORTGAGE       AGGREGATE UNPAID          CUT-OFF DATE
 STATE                                               LOANS             PRINCIPAL BALANCE       PRINCIPAL BALANCE
 -----                                       ---------------------    -------------------     --------------------
 New York................................              355                $  44,278,355.68             15.37%
 New Jersey..............................              438                    42,908,300.46            14.89
 Florida.................................              311                    25,017,764.43             8.68
 Pennsylvania............................              361                    23,854,988.98             8.28
 Massachusetts...........................              175                    21,587,588.81             7.49
 Illinois................................              246                    21,173,449.93             7.35
 Ohio....................................              217                    12,085,052.49             4.19
 Michigan................................              173                    11,463,145.26             3.98
 North Carolina..........................              131                     9,409,295.65             3.27
 Connecticut.............................               85                     8,830,635.03             3.06
 Virginia................................               92                     7,441,812.94             2.58
 Maryland................................               74                     7,015,502.25             2.43
 Georgia.................................               72                     6,165,151.47             2.14
 Indiana.................................              103                     5,991,683.89             2.08
 Other...................................              516                    40,933,501.71            14.21
                                                     -----                  ---------------           ------
          TOTAL:                                     3,349                  $288,156,228.98           100.00%
                                                     =====                  ===============           ======

Number of States Represented: 33


                      DISTRIBUTION OF GROSS INTEREST RATES

                                                                                                        % OF MORTGAGE LOAN
                                                                                                        POOL BY AGGREGATE
                                                               NUMBER OF         AGGREGATE UNPAID          CUT-OFF DATE
RANGE OF GROSS INTEREST RATES (%)                            MORTGAGE LOANS      PRINCIPAL BALANCE      PRINCIPAL BALANCE
---------------------------------                        ---------------------  -------------------    --------------------
   6.001 to   7.000.....................................            68           $   10,763,015.04              3.74%
   7.001 to   8.000.....................................           316               46,551,709.36             16.16
   8.001 to   9.000.....................................           584               68,685,314.58             23.84
   9.001 to  10.000.....................................           621               61,455,851.48             21.33
  10.001 to  11.000.....................................           666               48,485,931.33             16.83
  11.001 to  12.000.....................................           567               32,340,398.82             11.22
  12.001 to  13.000.....................................           444               17,077,528.18              5.93
  13.001 to  14.000.....................................            81                2,728,050.70              0.95
  14.001 to  15.000.....................................             2                   68,429.49              0.02
                                                                 -----             ---------------            ------
     TOTAL:                                                      3,349           $  288,156,228.98            100.00%
                                                                 =====           =================            ======

o The weighted average gross interest rate of the mortgage loans in the mortgage loan pool as of the cut-off date is approximately 9.585%.

                DISTRIBUTION OF ORIGINAL TERM TO STATED MATURITY
                                   (IN MONTHS)

                                                                                                        % OF MORTGAGE LOAN
                                                                                                        POOL BY AGGREGATE
                                                          NUMBER OF MORTGAGE     AGGREGATE UNPAID          CUT-OFF DATE
RANGE OF ORIGINAL TERM (IN MONTHS)                               LOANS           PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------------------                       --------------------  --------------------    --------------------
    1  to   60.........................................            14          $        620,291.06               0.22%
   61  to  120.........................................            93                3,931,382.42                1.36
  121  to  180.........................................         1,424               94,848,054.71               32.92
  181  to  240.........................................           786               64,321,312.11               22.32
  241  to  300.........................................           114               14,357,256.67                4.98
  301  to  360.........................................           918              110,077,932.01               38.20
                                                                -----             ---------------              ------
     TOTAL:                                                     3,349             $288,156,228.98              100.00%
                                                                =====             ===============              ======

o The weighted average original term to stated maturity of the mortgage loans in the mortgage loan pool as of the cut-off date is approximately 267 months.


                DISTRIBUTION OF REMAINING TERM TO STATED MATURITY
                                   (IN MONTHS)

                                                                                                        % OF MORTGAGE LOAN
                                                                                                        POOL BY AGGREGATE
                                                          NUMBER OF MORTGAGE     AGGREGATE UNPAID          CUT-OFF DATE
RANGE OF REMAINING TERM (IN MONTHS)                              LOANS           PRINCIPAL BALANCE      PRINCIPAL BALANCE
----------------------------------                       --------------------  --------------------    --------------------
    1  to   60.........................................            14          $        620,291.06               0.22%
   61  to  120.........................................            93                 3,931,382.42               1.36
  121  to  180.........................................         1,424                94,848,054.71              32.92
  181  to  240.........................................           786                64,321,312.11              22.32
  241  to  300.........................................           114                14,357,256.67               4.98
  301  to  360.........................................           918               110,077,932.01              38.20
                                                                -----              ---------------             ------
     TOTAL:                                                     3,349              $288,156,228.98             100.00%
                                                                =====              ===============             ======

o The weighted average remaining term to stated maturity of the mortgage loans in the mortgage loan pool as of the cut-off date is approximately 264 months.

                   DISTRIBUTION OF ORIGINAL PRINCIPAL BALANCES

                                                                                                        % OF MORTGAGE LOAN
                                                                                                        POOL BY AGGREGATE
                                                          NUMBER OF MORTGAGE     AGGREGATE UNPAID          CUT-OFF DATE
 RANGE OF ORIGINAL PRINCIPAL BALANCES ($)                        LOANS           PRINCIPAL BALANCE      PRINCIPAL BALANCE
-----------------------------------------                --------------------  --------------------    --------------------
        0.01  to   50,000.00...........................          1,341            $   40,826,356.20              14.17%
   50,000.01  to  100,000.00...........................            974                70,165,284.82              24.35
  100,000.01  to  150,000.00...........................            514                62,757,870.50              21.78
  150,000.01  to  200,000.00...........................            265                45,713,776.46              15.86
  200,000.01  to  250,000.00...........................            115                25,447,577.57               8.83
  250,000.01  to  300,000.00...........................             71                19,312,628.87               6.70
  300,000.01  to  350,000.00...........................             48                15,466,898.38               5.37
  350,000.01  to  400,000.00...........................             15                 5,753,091.95               2.00
  400,000.01  to  450,000.00...........................              3                 1,254,110.72               0.44
  450,000.01  to  500,000.00...........................              2                   934,582.79               0.32
  500,000.01  to  550,000.00...........................              1                   524,050.72               0.18
                                                                 -----              ---------------             ------
     TOTAL:                                                      3,349              $288,156,228.98             100.00%
                                                                 =====              ===============             ======

o The average original principal balance of the mortgage loans in the mortgage loan pool as of the cut-off date is $86,266.41.


                       DISTRIBUTION BY DELINQUENCY STATUS

                                                                                                          % OF MORTGAGE LOAN
                                                                                                          POOL BY AGGREGATE
                                                            NUMBER OF MORTGAGE      AGGREGATE UNPAID         CUT-OFF DATE
NUMBER OF DAYS DELINQUENT                                          LOANS           PRINCIPAL BALANCE       PRINCIPAL BALANCE
-------------------------                                  -------------------  ----------------------  ---------------------
Current................................................           2,956               $ 246,442,283.07            85.52%
1 - 29.................................................             380                  40,087,535.90            13.91
30 - 59*...............................................              13                   1,626,410.01             0.56
                                                                  -----                ---------------           ------
     TOTAL:                                                       3,349               $ 288,156,228.98           100.00%
                                                                  =====               ================           ======

o Thirteen mortgage loans in the mortgage loan pool with delinquency status of 30 days or greater as of the cut-off date are expected to be current on the closing date.

                   DISTRIBUTION OF CURRENT PRINCIPAL BALANCES

                                                                                                       % OF MORTGAGE LOAN
                                                                                                        POOL BY AGGREGATE
                                                          NUMBER OF MORTGAGE     AGGREGATE UNPAID         CUT-OFF DATE
RANGE OF CURRENT PRINCIPAL BALANCES ($)                          LOANS           PRINCIPAL BALANCE      PRINCIPAL BALANCE
---------------------------------------                   -------------------  ----------------------  ---------------------
        0.01  to   50,000.00............................        1,344             $   40,974,590.05             14.22%
   50,000.01  to  100,000.00............................          973                 70,216,803.18             24.37
  100,000.01  to  150,000.00............................          515                 63,006,719.05             21.87
  150,000.01  to  200,000.00............................          263                 45,465,061.67             15.78
  200,000.01  to  250,000.00............................          115                 25,497,653.42              8.85
  250,000.01  to  300,000.00............................           71                 19,361,271.10              6.72
  300,000.01  to  350,000.00............................           47                 15,168,294.33              5.26
  350,000.01  to  400,000.00............................           15                  5,753,091.95              2.00
  400,000.01  to  450,000.00............................            3                  1,254,110.72              0.44
  450,000.01  to  500,000.00............................            2                    934,582.79              0.32
  500,000.01  to  550,000.00............................            1                    524,050.72              0.18
                                                                -----               ---------------            ------
     TOTAL:                                                     3,349               $288,156,228.98            100.00%
                                                                =====               ===============            ======

o The average current principal balance of the mortgage loans in the mortgage loan pool as of the cut-off date is $86,042.47.


                           DISTRIBUTION BY LIEN STATUS

                                                                                                       % OF MORTGAGE LOAN
                                                                                                        POOL BY AGGREGATE
                                                          NUMBER OF MORTGAGE     AGGREGATE UNPAID         CUT-OFF DATE
 LIEN STATUS                                                     LOANS           PRINCIPAL BALANCE      PRINCIPAL BALANCE
------------                                              -------------------  ----------------------  ---------------------
First Lien.............................................         2,348               $252,978,797.18             87.79%
Second Lien............................................         1,001                 35,177,431.80             12.21
                                                                -----               ---------------            ------
     TOTAL:                                                     3,349               $288,156,228.98            100.00%
                                                                =====               ===============            ======

                        DISTRIBUTION BY AMORTIZATION TYPE

                                                                                                       % OF MORTGAGE LOAN
                                                                                                        POOL BY AGGREGATE
                                                          NUMBER OF MORTGAGE     AGGREGATE UNPAID         CUT-OFF DATE
 AMORTIZATION TYPE                                               LOANS           PRINCIPAL BALANCE      PRINCIPAL BALANCE
------------------                                        -------------------  ----------------------  ---------------------
Fully Amortizing.......................................         1,848               $165,497,280.23             57.43%
Balloon Loans..........................................         1,501                122,658,948.75             42.57
                                                                -----               ---------------            ------
     TOTAL:                                                     3,349               $288,156,228.98            100.00%
                                                                =====               ===============            ======

                        DISTRIBUTION BY OCCUPANCY STATUS

                                                                                                       % OF MORTGAGE LOAN
                                                                                                        POOL BY AGGREGATE
                                                          NUMBER OF MORTGAGE     AGGREGATE UNPAID         CUT-OFF DATE
OCCUPANCY STATUS                                                 LOANS           PRINCIPAL BALANCE      PRINCIPAL BALANCE
------------------                                        -------------------  ----------------------  ---------------------
Owner Occupied.........................................         3,199              $276,706,094.98              96.03%
Non-Owner Occupied.....................................           127                 9,361,526.77               3.25
Second Home............................................            23                 2,088,607.23               0.72
                                                                -----              ---------------             ------
     TOTAL:                                                     3,349              $288,156,228.98             100.00%
                                                                =====              ===============             ======


                          DISTRIBUTION BY PROPERTY TYPE

                                                                                                       % OF MORTGAGE LOAN
                                                                                                        POOL BY AGGREGATE
                                                          NUMBER OF MORTGAGE      AGGREGATEUNPAID         CUT-OFF DATE
PROPERTY TYPE                                                    LOANS           PRINCIPAL BALANCE      PRINCIPAL BALANCE
------------------                                        -------------------  ----------------------  ---------------------
Single Family.........................................           2,693              $227,533,955.01             78.96%
Two Family............................................             198                23,730,347.46              8.24
PUD...................................................             164                15,927,068.55              5.53
Condo.................................................             172                14,241,188.43              4.94
Townhouse ............................................             121                 6,524,884.26              2.26
Manufactured Housing..................................               1                   198,785.27              0.07
                                                                 -----              ---------------            ------
     TOTAL:                                                      3,349              $288,156,228.98            100.00%
                                                                 =====              ===============            ======

              DISTRIBUTION BY CURRENT COMBINED LOAN-TO-VALUE RATIOS

                                                                                                  % OF MORTGAGE LOAN
                                                                                                  POOL BY AGGREGATE
   RANGE OF CURRENT COMBINED                         NUMBER OF            AGGREGATE UNPAID           CUT-OFF DATE
    LOAN-TO-VALUE RATIOS (%)                       MORTGAGE LOANS         PRINCIPAL BALANCE       PRINCIPAL BALANCE
-----------------------------                    -----------------      ----------------------   ---------------------
       0.001%   to    40.000%..............             190                  $  9,095,219.86               3.16%
      40.001%   to    50.000%..............             124                     8,346,895.38               2.90
      50.001%   to    60.000%..............             150                    13,397,354.15               4.65
      60.001%   to    70.000%..............             335                    27,110,521.83               9.41
      70.001%   to    80.000%..............             864                    86,003,304.39              29.85
      80.001%   to    90.000%..............           1,332                   132,349,266.72              45.93
      90.001%   to    100.000%.............             354                    11,853,666.65               4.11
                                                      -----                  ---------------             ------
       TOTAL:                                         3,349                  $288,156,228.98             100.00%
                                                      =====                  ===============             ======

o The minimum and maximum current combined loan-to-value ratios of the mortgage loans in the mortgage loan pool as of the cut-off date are approximately 5.62% and 100.00%, respectively, and the weighted average current combined loan-to-value ratio of the mortgage loans as of the cut-off date is approximately 78.43%.


                     DISTRIBUTION BY JUNIOR RATIOS(1)(2)(3)

                                                                                                   % OF MORTGAGE LOAN
                                                                                                   POOL BY AGGREGATE
                                                      NUMBER OF            AGGREGATE UNPAID           CUT-OFF DATE
RANGE OF JUNIOR RATIOS (%)                          MORTGAGE LOANS         PRINCIPAL BALANCE       PRINCIPAL BALANCE
---------------------------                       ------------------      --------------------   -----------------------
        .001%   to    10.000%................               67                 $   980,531.86               2.79%
      10.001%   to    20.000%................              497                  14,499,938.08              41.22
      20.001%   to    30.000%................              273                  10,703,136.65              30.43
      30.001%   to    40.000%................               97                   4,443,562.65              12.63
      40.001%   to    50.000%................               23                     979,137.77               2.78
      50.001%   to    60.000%................               20                   1,169,175.57               3.32
      60.001%   to    70.000%................                6                     306,444.07               0.87
      70.001%   to    80.000%................                7                     518,184.39               1.47
      80.001%   to    90.000%................                7                   1,030,745.03               2.93
      90.001%   to   100.000%................                4                     546,575.73               1.55
                                                         -----                ---------------             ------
       TOTAL:                                            1,001                 $35,177,431.80             100.00%
                                                         =====                 ==============             ======

(1) The junior ratio of a mortgage loan is the ratio (expressed as a percentage) of the outstanding balance of such mortgage loan to the sum of such outstanding balance and the outstanding balance of any senior mortgage computed as of the date such mortgage loan is underwritten.


(2) The weighted average junior ratio of the mortgage loans in the mortgage loan pool as of the cut-off date is approximately 27.69%.

(3) Includes only the mortgage loans secured by second liens.

                        DISTRIBUTION BY ORIGINATION YEAR

                                                                                  % OF MORTGAGE LOAN
                                                                                  POOL BY AGGREGATE
                                     NUMBER OF            AGGREGATE UNPAID           CUT-OFF DATE
  ORIGINATION YEAR                 MORTGAGE LOANS         PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------             -----------------       -------------------     --------------------
      2003                               3,349             $288,156,228.98                100.00%
                                         -----             ---------------                ------
      TOTAL:                             3,349             $288,156,228.98                100.00%
                                         =====             ===============                ======

                      DISTRIBUTION BY DEBT-TO-INCOME RATIOS

                                                                                                   % OF MORTGAGE LOAN
                                                                                                    POOL BY AGGREGATE
                                                     NUMBER OF            AGGREGATE UNPAID       CUT-OFF DATE PRINCIPAL
RANGE OF DEBT-TO-INCOME RATIOS (%)                MORTGAGE LOANS         PRINCIPAL BALANCE               BALANCE
----------------------------------                --------------         -----------------       -----------------------
      0.001%  to  5.000%......................            3              $    222,935.77                     0.08%
      5.001%  to  10.000%.....................           18                 1,528,327.46                     0.53
     10.001%  to  15.000%.....................           36                 1,850,437.46                     0.64
     15.001%  to  20.000%.....................          102                 6,626,063.35                     2.30
     20.001%  to  25.000%.....................          179                12,260,597.43                     4.25
     25.001%  to  30.000%.....................          319                22,452,268.30                     7.79
     30.001%  to  35.000%.....................          422                34,038,263.62                    11.81
     35.001%  to  40.000%.....................          444                39,368,885.90                    13.66
     40.001%  to  45.000%.....................          569                48,173,836.37                    16.72
     45.001%  to  50.000%.....................          753                69,028,082.58                    23.96
     50.001% and  greater.....................          504                52,606,530.74                    18.26
                                                     ------              ---------------                   ------
         TOTAL:                                       3,349              $288,156,228.98                   100.00%
                                                      =====              ===============                   ======


The weighted average debt-to-income ratio of the mortgage loans in the mortgage loan pool as of the cut-off date is approximately 40.91%.


                       DISTRIBUTION BY DOCUMENTATION TYPE



                                                                                                % OF MORTGAGE LOAN
                                                                                                 POOL BY AGGREGATE
                                                    NUMBER OF            AGGREGATE UNPAID     CUT-OFF DATE PRINCIPAL
DOCUMENTATION                                    MORTGAGE LOANS         PRINCIPAL BALANCE             BALANCE
-------------                                --------------------  -------------------------  ------------------------
Full Documentation.....................              3,138                $264,369,722.10                91.75%
No Income Verificaton..................                156                  18,065,321.72                 6.27
No Documentation.......................                 48                   4,973,019.05                 1.73
Limited Documentation..................                  7                     748,166.11                 0.26
                                                     -----                ---------------               ------
         TOTAL:                                      3,349                $288,156,228.98               100.00%
                                                     =====                ===============               ======

                          DISTRIBUTION BY LOAN PURPOSE


                                                                                                % OF MORTGAGE LOAN
                                                                                                 POOL BY AGGREGATE
                                                    NUMBER OF            AGGREGATE UNPAID     CUT-OFF DATE PRINCIPAL
LOAN PURPOSE                                     MORTGAGE LOANS         PRINCIPAL BALANCE             BALANCE
------------                                    ----------------       -------------------    -----------------------
Cash Out...............................               3,219                $273,944,827.83              95.07%
Rate/Term Refinance....................                 129                  14,162,169.42               4.91
Purchase...............................                   1                      49,231.73               0.02
                                                      -----                ---------------             ------
         TOTAL:                                       3,349                $288,156,228.98             100.00%
                                                      =====                ===============             ======



 DISTRIBUTION BY CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS

                                                                                                  % OF MORTGAGE LOAN
                                                                                                   POOL BY AGGREGATE
                                                   NUMBER OF            AGGREGATE UNPAID        CUT-OFF DATE PRINCIPAL
RANGE OF CREDIT SCORES                           MORTGAGE LOANS         PRINCIPAL BALANCE               BALANCE
-------------------------------                 ----------------      --------------------      -----------------------
          460 to  479.......................              1          $      146,805.12                   0.05%
          480 to  499.......................             21               1,499,288.16                   0.52
          500 to  519.......................            286              29,568,580.74                  10.26
          520 to  539.......................            361              34,839,881.97                  12.09
          540 to  559.......................            368              34,710,680.32                  12.05
          560 to  579.......................            342              31,936,795.62                  11.08
          580 to  599.......................            417              37,137,286.54                  12.89
          600 to  619.......................            436              35,970,951.02                  12.48
          620 to  639.......................            414              32,438,074.09                  11.26
          640 to  659.......................            319              22,895,539.62                   7.95
          660 to  679.......................            193              14,166,789.01                   4.92
          680 to  699.......................             84               5,284,498.20                   1.83
          700 to  719.......................             50               4,524,844.54                   1.57
          720 to  739.......................             22               1,102,564.38                   0.38
          740 to  759.......................             15                 866,120.08                   0.30
          760 to  779.......................              6                 310,881.95                   0.11
          780 to  799.......................              7                 322,639.98                   0.11
          800 to  819.......................              1                  25,974.53                   0.01
         Not Available....................                6                 408,033.11                   0.14
                                                      -----            ---------------                 ------
         TOTAL:                                       3,349            $288,156,228.98                 100.00%
                                                      =====            ===============                 ======

o The weighted average credit score of the mortgage loans in the mortgage loan pool as of the cut-off date is approximately 587.

                              HOME EQUITY/BUSINESS


                                                                                                % OF MORTGAGE LOAN
                                                                                                 POOL BY AGGREGATE
                                                    NUMBER OF            AGGREGATE UNPAID     CUT-OFF DATE PRINCIPAL
TYPE                                             MORTGAGE LOANS         PRINCIPAL BALANCE             BALANCE
-------------------------------------           ----------------       -------------------    ------------------------
Home Equity............................                3,349              $ 288,156,228.98              100.00%
                                                       -----              ----------------              ------
         TOTAL:                                        3,349               $288,156,228.98              100.00%
                                                       =====               ===============              ======


                      DISTRIBUTION BY PREPAYMENT PENALTIES


                                                                                                % OF MORTGAGE LOAN
                                                                                                 POOL BY AGGREGATE
                                                    NUMBER OF            AGGREGATE UNPAID     CUT-OFF DATE PRINCIPAL
PREPAYMENT PENALTY                               MORTGAGE LOANS         PRINCIPAL BALANCE             BALANCE
--------------------------------------         -----------------       -------------------    ------------------------
For the first three years: 5% of unpaid
   principal balance...................               1,653              $ 130,720,004.74               45.36%
For the first year: 5% of unpaid principal
   balance.............................                 383                 49,904,782.17               17.32
No prepay penalty......................                 637                 45,154,847.79               15.67
For first three years: 80% of current
   balance times 6 months interest.....                 194                 18,307,849.07                6.35
For the first three years: 1% of unpaid
   principal balance...................                 183                 14,085,953.15                4.89
For the first three years: 2% of unpaid
   principal balance...................                 129                  9,873,158.13                3.43
For the first nine months: $900........                  38                  6,470,790.54                2.25
For the first year: 80% of current balance
   times 6 months interest.............                  38                  4,505,126.00                1.56
For the first two years: 1% of unpaid
   principal balance...................                  30                  3,565,747.45                1.24
For the first two years: 5% of unpaid
   principal balance...................                  12                  1,850,461.62                0.64
For the first year: 3% of unpaid principal
   balance; for the second year: 2% of
   unpaid principal balance; for the third
   year: 1% of unpaid principal balance                  35                  1,653,654.62                0.57
For the first year: 1% of unpaid principal
   balance.............................                   4                    677,626.89                0.24
For the first three years: two months
   interest............................                   6                    639,705.37                0.22
For the first two years: 80% of current
   balance times six months interest...                   2                    367,108.16                0.13
For the first three years: 80% of original
   balance times six months interest...                   3                    254,588.12                0.09
For the first three years: 3% of unpaid
   principal balance...................                   2                    124,825.16                0.04
                                                      -----              ----------------              ------
         TOTAL:                                       3,349               $288,156,228.98              100.00%
                                                      =====               ===============              ======

                                 THE ORIGINATORS

         HomeAmerican Credit, Inc. d/b/a Upland Mortgage, an originator, is a wholly-owned subsidiary of American Business Credit, Inc. American Business Mortgage Services, Inc., an originator, is also a wholly-owned subsidiary of American Business Credit, Inc. American Business Credit, Inc. is a wholly-owned subsidiary of American Business Financial Services, Inc.

         American Business Financial Services is a diversified financial services organization operating predominantly in the eastern and central portions of the United States. American Business Financial Services, through the originators, originates loans through a combination of channels including a national processing center located at its centralized operating office in Bala Cynwyd, Pennsylvania, and a regional processing center in Roseland, New Jersey. In the summer of 2003, American Business Financial Services moved its national processing center to Philadelphia, Pennsylvania. American Business Financial Services, through the originators and its other principal direct and indirect subsidiaries, originates, services and sells:

         o mortgage loans, which are secured by first and second mortgages on single-family residences and may not satisfy the eligibility requirements of Fannie Mae, Freddie Mac or similar buyers, which are referred to in this section as home equity loans; and

         o loans to businesses, secured by real estate and other business assets.

         American Business Financial Services also processes and purchases home equity loans through the bank alliance program described below. Through this program, Upland Mortgage and American Business Mortgage purchase home equity loans from other financial institutions that meet their underwriting criteria, but do not meet the underwriting guidelines of the selling institution for loans the institution holds in its portfolio. The loans are originated by the selling institution and subsequently sold to Upland Mortgage or American Business Mortgage. Following the purchase of the loans through this program, they are held as available for sale until they are sold in connection with a future securitization, whole loan sale or other disposition.

         The originators' loan customers are primarily credit-impaired borrowers who are generally unable to obtain financing from banks or savings and loan associations and who are attracted to the originators' products and services. These institutions have historically provided loans only to individuals with the most favorable credit characteristics. These borrowers generally have impaired or unsubstantiated credit histories and/or unverifiable income. The originators' experience has indicated that these borrowers are attracted to the originators' loan products as a result of their marketing efforts, the personalized service provided by the originators' staff of lending officers and the originators' timely response to loan requests. Historically, the originators' customers have been willing to pay the originators' origination fees and interest rates even though they are generally higher than those charged by traditional lending sources.

         ORIGINATION OF MORTGAGE LOANS

         The mortgage loans were originated or purchased by the originators directly in the ordinary course of their business. The mortgage loans consist of home equity loans that were originated or purchased by Upland Mortgage and American Business Mortgage.

         Upland Mortgage and American Business Mortgage originate home equity loans. Upland Mortgage also processes and purchases loans through the bank alliance program. Upland Mortgage and American Business Mortgage originate home equity loans primarily to credit-impaired borrowers through various channels of retail marketing which include direct mail and their subsidiaries' interactive web sites, and have included radio and television advertisements. American Business Financial Services entered the home equity loan market in 1991. Currently, Upland Mortgage and American Business Mortgage are licensed or otherwise qualified to originate home equity loans in 44 states and originate home equity loans predominantly in the eastern and central portions of the United States. Home equity loans originated and funded by Upland Mortgage and American Business Mortgage are generally securitized. In addition, Upland Mortgage and American Business Mortgage may sell home equity loans to one of several third parties, at a premium and with servicing released.

         Home equity loan applications are obtained from potential borrowers over the phone, in writing, in person or through Upland Mortgage's or American Business Mortgage's Internet web sites. The loan request is then evaluated for possible loan approval. The loan processing staff generally provides its home equity applicants who qualify for loans with a conditional loan approval within 24 hours and closes its home equity loans within approximately ten to fifteen days of providing a conditional loan approval.

         Home equity loans generally range from $10,000 to $250,000 and had an average loan size of approximately $86,000 for the loans originated during the first six months of fiscal 2003. During the first six months of fiscal 2003, Upland Mortgage and American Business Mortgage originated $712.6 million of home equity loans. Home equity loans are generally made at fixed rates of interest and for terms ranging from five to thirty years, generally, with average origination fees of approximately 1.5% of the aggregate loan amount. During the first six months of fiscal 2003, the weighted-average interest rate received on such loans was 10.57%. The average loan-to-value ratio was 77.9% for the loans originated by Upland Mortgage and American Business Mortgage during the first six months of fiscal 2003. Upland Mortgage and American Business Mortgage attempt to maintain their interest and other charges on home equity loans to be competitive with the lending rates of other non-conforming mortgage finance companies. Interest on home equity loans originated subsequent to January 2001 is generally computed based on the scheduled interest method. Prior to January 2001, most of the home equity loans Upland Mortgage and American Business Mortgage originated computed interest on the simple interest method. To the extent permitted by law, borrowers are given an option to choose between a loan without a prepayment fee at a higher interest rate, or a loan with a prepayment fee at a lower interest rate. Upland Mortgage and American Business Mortgage may waive the collection of a prepayment fee, if any, in the event the borrower refinances a home equity loan with them.

         Upland Mortgage has exclusive business arrangements with several financial institutions that provide for its purchase of home equity loans that meet its underwriting criteria, but do not meet the guidelines of the selling institution for loans to be held in its portfolio. This program is called the bank alliance program. The bank alliance program is designed to provide an additional source of home equity loans. This program targets traditional financial institutions, such as banks, which because of their strict portfolio underwriting and credit guidelines for loans held in their portfolio have generally provided mortgage financing only to the most credit-worthy borrowers. This program allows these financial institutions to originate loans to credit-impaired borrowers in order to achieve community reinvestment goals and to generate fee income and subsequently sell such loans to Upland Mortgage. Following its purchase of the loans through this program, Upland Mortgage holds these loans as available for sale until they are sold in connection with a future securitization.

         Upland Mortgage has entered into agreements with approximately 39 financial institutions to provide it with the opportunity to process and purchase loans generated by the branch networks of such institutions which consist of over 1,800 branches located in various states throughout the country. During the first six months of fiscal 2003, Upland Mortgage purchased approximately $90.1 million of loans pursuant to this program. Upland Mortgage intends to continue to expand the bank alliance program with financial institutions across the United States.

         During fiscal 1999, Upland Mortgage launched an Internet loan distribution channel through its web site. Through this interactive web site, borrowers can examine available loan options and calculate interest payments. The Upland Mortgage Internet platform provides borrowers with convenient access to the mortgage loan application process, 7 days a week, 24 hours a day. Throughout the loan processing period, borrowers who submit applications are supported by Upland Mortgage's staff of loan officers. Currently, in addition to the ability to utilize an automated rapid credit approval process, which Upland Mortgage believes reduces time and manual effort required for loan approval, the site features Upland Mortgage's proprietary software, Easy Loan Advisor, which provides personalized services and solutions to retail customers through interactive web dialog. Upland Mortgage has applied to the U.S. Patent and Trademark Office to patent this product.

         PREPAYMENT FEES

         The originators currently charge prepayment fees on approximately 85% to 90% of home equity loans originated. Home equity loans comprise approximately 90% of all loans the originators originate. On home equity loans where the borrower has elected the prepayment fee option, the prepayment fee is generally a certain percentage of the outstanding principal balance of the loan. The originators' typical prepayment fee structure provides for a fee of 5% or less of the outstanding principal loan balance and will not extend beyond the first three years after a loan's origination. Prepayment fees on existing home equity loans range from 1% to 5% of the outstanding principal balance and remain in effect for one to five years. From time to time, a different prepayment fee arrangement may be negotiated or the originators may waive prepayment fees for borrowers who refinance their loans with them.

         The originators' ability to offer a loan with a prepayment fee is sometimes impacted by state law. In the case of home equity loans which have a "balloon" payment feature, whenever possible, the originators use the Federal Alternative Mortgage Transactions Parity Act of 1982, referred to as the "Parity Act", to preempt state laws which limit or restrict prepayment fees. However, the Office of Thrift Supervision has recently issued a final rule which would preclude the originators and other non-bank, non-thrift creditors from using the Parity Act to preempt state prepayment penalty and late fee laws and regulations on new loan originations. The rule is scheduled to take effect on July 1, 2003. The originators are currently evaluating the impact of the adoption of this rule on their future lending activities and results of operations. Additionally, in a recent decision, the Appellate division of the Superior Court of New Jersey determined that the Parity Act's preemption of state law was invalid and that the state laws precluding some lenders from imposing prepayment fees are applicable to loans made in New Jersey, including alternative mortgage transactions. Although this New Jersey decision is subject to an appeal and may not be final, the originators are currently evaluating its impact on their future lending activities and results of operations.

         In states which have overridden the Parity Act and in the case of some fully amortizing home equity loans, state laws may restrict prepayment fees either by the amount of the prepayment fee or the time period during which it can be imposed. Federal law restrictions in connection with certain high interest rate and fee loans may also preclude the imposition of prepayment fees on these loans.

         UNDERWRITING PROCEDURES AND PRACTICES

         Summarized below are some of the policies and practices which are followed in connection with the origination of home equity loans. These policies and practices may be altered, amended and supplemented, from time to time, as conditions warrant. The originators reserve the right to make changes in their day-to-day practices and policies at any time.

         The originators' loan underwriting standards are applied to evaluate prospective borrowers' credit standing and repayment ability as well as the value and adequacy of the mortgaged property as collateral. Initially, the prospective borrower is required to provide pertinent credit information in order to complete a detailed loan application. As part of the description of the prospective borrower's financial condition, the borrower is required to provide information concerning assets, liabilities, income, credit, employment history and other demographic and personal information. If the application demonstrates the prospective borrower's ability to repay the debt as well as sufficient income and equity, loan processing personnel generally obtain and review an independent credit bureau report on the credit history of the borrower and verification of the borrower's income. Once all applicable employment, credit and property information is obtained, a determination is made as to whether sufficient unencumbered equity in the property exists and whether the prospective borrower has sufficient monthly income available to meet the prospective borrower's monthly obligations.

         The tables on the following pages outline the key parameters of the major credit grades of the originators current home equity loan underwriting guidelines.

  ----------------------------------------------------------------------------------------------------------------------------------
                                                          STANDARD LOAN PROGRAMS
  ----------------------------------------------------------------------------------------------------------------------------------
                                   "A" CREDIT GRADE                   "B" CREDIT GRADE                    "C" CREDIT GRADE
  ------------------------ --------------------------------- ---------------------------------- ------------------------------------
  General Repayment        Has good credit but might have    Pays the majority of accounts on   Marginal credit history which is
                           some minor delinquency.           time but has some 30 and/or 60     offset by other positive attributes
                                                             day delinquency.


  ------------------------ --------------------------------- ---------------------------------- ------------------------------------
  Existing Mortgage Loans  Current at application time and   Current at application time and a  Cannot exceed four 30-day
                           a maximum of two 30 day           maximum of four 30 day             delinquencies and/or two 60 day
                           delinquencies in the past 12      delinquencies in the past 12       delinquencies in the past 12 months.
                           months.                           months.
  ------------------------ --------------------------------- ---------------------------------- ------------------------------------
  Non-Mortgage Credit      Major credit and installment      Major credit and installment debt  Major credit and installment debt
                           debt should be current but may    can exhibit some minor 30 and/or   can exhibit some minor 30 and/or 90
                           exhibit some minor 30 day         60 day delinquency.  Minor credit  day delinquency.  Minor credit may
                           delinquency.  Minor credit may    may exhibit up to 90 day           exhibit more serious delinquency.
                           exhibit some minor delinquency.   delinquency.
  ------------------------ --------------------------------- ---------------------------------- ------------------------------------
  Bankruptcy Filings       Discharged more than 2 years      Discharged more than 2 years with  Discharged more than 1 year with
                           with reestablished credit.        reestablished credit.              reestablished credit.

  ------------------------ --------------------------------- ---------------------------------- ------------------------------------
  Debt Service-to-Income   Generally not to exceed 50%.      Generally not to exceed 50%.       Generally not to exceed 55%.
  ------------------------ --------------------------------- ---------------------------------- ------------------------------------
  Owner Occupied:          Generally 80% to 90% for a 1-4    Generally 80% to 85% for a 1-4     Generally 70% to 80% for a 1-4
  Loan-to-value ratio      family dwelling residence;  80%   family dwelling residence; 80%     family dwelling residence; 70% for
                           for a condominium.                for a condominium.                 a condominium.
  ------------------------ --------------------------------- ---------------------------------- ------------------------------------
  Non-Owner Occupied:      Generally 80% for a 1-4 family    Generally 70% for a 1-4 family     Generally 60% for a 1-4 family
  Loan-to-value ratio      dwelling or condominium.          dwelling or condominium.           dwelling or condominium.
  ------------------------ --------------------------------- ---------------------------------- ------------------------------------

--------------------------------------

------------------------------------
          "D" CREDIT GRADE
 -----------------------------------
 Designed to provide a borrower
 with poor credit history an
 opportunity to correct past
 credit problems through lower
 monthly payments.
 -----------------------------------
 Must be paid in full from
 loan proceeds and no more than
 120 days delinquent.

 -----------------------------------
 Major and minor credit
 delinquency is acceptable, but
 must demonstrate some payment
 regularity.

 -----------------------------------
 Discharged prior to closing or
 payoff of bankruptcy debts with
 proceeds.
 -----------------------------------
 Generally not to exceed 55%.
 -----------------------------------
 Generally 60% to 65% for a 1-4
 family dwelling residence.

 -----------------------------------
 N/A

 -----------------------------------

-----------------------------------------------------------------------------------------------------------------
                                               HLTV 2ND PROGRAMS
-----------------------------------------------------------------------------------------------------------------
                                          "A+ 100" CREDIT GRADE                    "A 100" CREDIT GRADE
-------------------------------- ---------------------------------------- ---------------------------------------
General Repayment                Has good credit but might have some      Has good credit but might have some
                                 minor delinquency.                       minor delinquency.
-------------------------------- ---------------------------------------- ---------------------------------------
Existing Mortgage Loans          Current at application time with no 30   Current at application time and a
                                 day delinquency in the past 12 months.   maximum of one 30 day delinquency in
                                                                          the past 12 months.
-------------------------------- ---------------------------------------- ---------------------------------------
Non-Mortgage Credit              Major credit and installment debt        Major credit and installment debt
                                 should be current but may exhibit some   should be current but may exhibit
                                 minor 30 day delinquency.  Minor         some minor 30 day delinquency.  Minor
                                 credit may exhibit some minor            credit may exhibit some minor
                                 delinquency.                             delinquency.
-------------------------------- ---------------------------------------- ---------------------------------------
Bankruptcy Filings               Discharged more than 3 years with        Discharged more than 3 years with
                                 reestablished credit.                    reestablished credit.
-------------------------------- ---------------------------------------- ---------------------------------------
Debt Service-to-Income           Generally not to exceed 50%.             Generally not to exceed 50%.
-------------------------------- ---------------------------------------- ---------------------------------------
Owner Occupied:                  Generally 90.01% to 100% for a 1-4       Generally 90.01% to 100% for a 1-4
Combined Loan-to-value ratio     family dwelling residence                family dwelling residence
-------------------------------- ---------------------------------------- ---------------------------------------
Non-Owner Occupied:              N/A                                      N/A
Loan-to-value ratio
-------------------------------- ---------------------------------------- ---------------------------------------
Credit Score Requirement         650                                      620
-------------------------------- ---------------------------------------- ---------------------------------------

------------------------------------------

------------------------------------------
          "A- 100" CREDIT GRADE
 -----------------------------------------
 Has good credit but might have some
 minor delinquency.
 -----------------------------------------
 Current at application time and a
 maximum of one 30 day delinquency in
 the past 12 months.
 -----------------------------------------
 Major credit and installment debt
 should be current but may exhibit some
 minor 30 day delinquency.  Minor credit
 may exhibit some minor delinquency.

 -----------------------------------------
 Discharged more than 3 years with
 reestablished credit.
 -----------------------------------------
 Generally not to exceed 50%.
 -----------------------------------------
 Generally 90.01% to 100% for a 1-4
 family dwelling residence
 -----------------------------------------
 N/A

 -----------------------------------------
 580
 -----------------------------------------

         Generally, the maximum acceptable loan-to-value ratio for home equity loans to be securitized is 100%. The home equity loans Upland Mortgage and American Business Mortgage originated during fiscal 2003 had an average loan-to-value ratio of 77.9%. It is Upland Mortgage's and American Business Mortgage's policy to obtain title insurance in connection with all loans.

         In determining whether the mortgaged property is adequate as collateral, the originators have an appraisal performed for each property considered for financing. The appraisal is completed by a licensed qualified appraiser on a Fannie Mae form and generally includes pictures of comparable properties and pictures of the property securing the loan.

         Any material decline in real estate values reduces the ability of borrowers to use home equity to support borrowings and increases the loan-to-value ratios of loans previously made by the originators, thereby weakening collateral coverage and increasing the possibility of a loss in the event of borrower default. Further, delinquencies, foreclosures and losses generally increase during economic slowdowns or recessions. As a result, the originators cannot assure that the market value of the real estate underlying the loans will at any time be equal to or in excess of the outstanding principal amount of those loans. Although the originators have expanded the geographic area in which they originate loans, a downturn in the economy generally or in a specific region of the country may have an effect on their originations.

         DELINQUENCY AND LOAN LOSS EXPERIENCE

         The following tables sets forth information relating to the delinquency and loan loss experience on the mortgage loans included in the servicing portfolio of the two originators and American Business Credit, Inc., an affiliate of the originators, for the periods shown. The delinquency and loan loss experience represents the historical experience of those three companies, and there can be no assurance, and no representation is made, that the future experience on the Mortgage Loans in the Trust Fund will be similar to, the same as, or more favorable than, that of the mortgage loans in the overall servicing portfolio of those three companies.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE
                             (DOLLARS IN THOUSANDS)


                                At June 30, 2000        At June 30, 2001        At June 30, 2002        At March 31, 2003
                                ----------------        ----------------        ----------------        -----------------
                                            % of                    % of                    % of                     % of
                               Amount      Amount      Amount      Amount      Amount      Amount      Amount       Amount
                              Serviced    Serviced    Serviced    Serviced    Serviced    Serviced    Serviced     Serviced
                              --------    --------    --------    --------    --------    --------    --------     --------
Servicing portfolio         $1,799,584    100.00%    $2,523,621   100.00%    $3,037,197   100.00%    $3,465,620    100.00%

60+ days past due loans:

61-90 days                  $    7,416      0.41%    $   16,166     0.64%    $   24,567     0.81%    $   25,979      0.75%

more than 90 days           $   38,962      2.17%    $   70,012     2.77%    $  105,617     3.48%    $  140,225      4.05%
                            ----------      -----    ----------     -----    ----------     -----    ----------      -----
Total 60+ days past due
loans                       $   46,378      2.58%    $   86,178     3.41%    $  130,184     4.29%    $  166,204      4.80%

REO Properties              $   13,122      0.73%    $   28,432     1.13%    $   34,045     1.12%    $   35,210      1.02%
                            ----------      -----    ----------     -----    ----------     -----    ----------      -----
Total 60+ days past due
loans, foreclosures
pending and REO Properties  $   59,500    3.31%      $  114,610     4.54%    $  164,229     5.41%    $  201,414   5.81%
                            ==========    =====      ==========     =====    ==========     =====    ==========   =====

The preceding table was prepared using the following assumptions:

     o the past due period is based on the actual number of days that a payment is contractually past due; a loan as to which a monthly payment was due 61-90 days prior to the reporting period is considered 61-90 days past due, etc.;

     o   total past due loans includes pending foreclosures; and

     o a REO Property is a property acquired and held as a result of foreclosure or deed in lieu of foreclosure which is recorded.

                           LOAN CHARGE-OFF EXPERIENCE
                             (DOLLARS IN THOUSANDS)


                                               Year Ended          Year Ended          Year Ended      Nine Months Ended
                                              June 30, 2000       June 30, 2001       June 30, 2002      March 31, 2003
                                              -------------       -------------       -------------      --------------
                                                 Amount              Amount              Amount              Amount
                                                Serviced            Serviced            Serviced            Serviced
                                                --------            --------            --------            --------
Servicing portfolio....................       $ 1,799,584         $ 2,523,621         $ 3,037,197        $ 3,465,620
Average outstanding....................       $ 1,354,500         $ 2,161,603         $ 2,780,409        $ 3,251,409
  Gross losses.........................       $     3,359         $    10,889         $    15,718        $    22,353
  Loan recoveries......................       $        40         $         3         $       240        $       236
                                               ----------          ----------         -----------         ----------
  Net loan charge-offs.................       $     3,319         $    10,886         $    15,478        $    22,117
                                               ==========          ==========          ==========         ==========
  Net loan charge-offs as a
     percentage of servicing
     portfolio at period end...........           0.18%              0.43%                 0.51%            0.64%
                                                  ====               ====                  ====             ====
  Net loan charge-offs as a
     percentage of average
     outstanding.......................           0.25%              0.50%                 0.56%            0.68%
                                                  ====               ====                  ====             ====

The preceding table was prepared using the following assumptions:

 o "average outstanding" presented is the arithmetic average of the principal balances of the loans in the originators' servicing portfolio outstanding at the opening and closing of business for such period;

 o "gross losses" means the outstanding principal balance plus accrued but unpaid interest on liquidated mortgage loans; and

 o   chargeoffs as a % of the portfolio for the six months ended
     December 31, 2002 are annualized amounts.


         Since the Mortgage Loans were originated by the Originators at different times and have been serviced by the Master Servicer for only a brief period, it is unlikely that the delinquency and foreclosure experience set forth above will be representative of the actual delinquency and foreclosure experience on the Mortgage Loans or representative of the portfolio of mortgage loans being serviced by the Master Servicer. In addition, a variety of factors, including the appreciation of real estate values, historically have limited the loss and delinquency experience on subprime mortgage loans. There can be no assurance that factors beyond the Master Servicer's control, such as national or local economic conditions or downturn in the real estate markets in which the mortgaged properties are located, will not result in increased rates of delinquencies and foreclosure losses in the future.

                         THE SELLER AND MASTER SERVICER

         EMC Mortgage Corporation will act as seller of, and master servicer for, the mortgage loans. EMC Mortgage Corporation will be responsible for servicing the mortgage loans in accordance with its established servicing procedures and the terms of the Pooling and Servicing Agreement.

         EMC Mortgage Corporation, a Delaware corporation and a wholly-owned subsidiary of The Bear Stearns Companies Inc., was established as a full-line mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment grade" to varying degrees of "non-investment grade" up to and including Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure (each such Mortgaged Property, an "REO Property"). EMC Mortgage Corporation was incorporated in the state of Delaware on September 26, 1990 and commenced operation in Texas on October 9, 1990. EMC Mortgage Corporation has its principal executive office at 909 Hidden Ridge Drive, Irving, Texas 75038.

         The principal business of EMC Mortgage Corporation has been the resolution of non-performing residential mortgage loan portfolios acquired from the Resolution Trust Company ("RTC"), from private investors and from HUD through its auctions of defaulted Federal Housing Authority mortgage loans. EMC Mortgage Corporation's servicing portfolio consists primarily of two categories:
(i) performing investment-quality loans serviced for EMC Mortgage Corporation's own account or the account of Fannie Mae (formerly, the Federal National Mortgage Association) ("Fannie Mae"), the Federal Home Loan Mortgage Corporation ("Freddie Mac"), private mortgage conduits and various institutional investors, and (ii) non-investment grade, sub-performing loans, non-performing loans and REO Properties serviced for EMC Mortgage Corporation's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC Mortgage Corporation's operations resemble those of most mortgage banking companies, except that significant emphasis is placed on the collections and due diligence areas, due to the nature of the mortgage portfolios purchased. As of May 31, 2003, EMC Mortgage Corporation was servicing approximately $11.4 billion of mortgage loans and REO Properties.

                                   THE TRUSTEE

         LaSalle Bank National Association has an office at 135 South LaSalle St., Suite 1625, Chicago, Illinois 60603. The trustee will perform administrative functions on behalf of the trust fund and for the benefit of the certificateholders pursuant to the terms of the Pooling and Servicing Agreement. The duties of the trustee are limited solely to its express obligations under the Pooling and Servicing Agreement.

                              THE COLLATERAL AGENT

         JPMorgan Chase Bank, a New York banking corporation, has an office at 4 New York Plaza, 6th Floor, New York, New York 10004-2413. The collateral agent will hold the mortgage files on behalf of the trustee, for the benefit of the certificateholders. The duties of the collateral agent are limited solely to its respective express obligations under the Custodial Agreement.

                  THE YIELD MAINTENANCE AGREEMENT COUNTERPARTY

         Bear Stearns Financial Products Inc., or BSFP, will be the yield maintenance agreement counterparty. BSFP is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly-owned subsidiary of The Bear Stearns Companies, Inc. BSFP maintains a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's. BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Requests for each information should be directed to F. Scott Herman, DPC Manager of Bear Stearns Financial Products, Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179.

         BSFP is an affiliate of Bear, Stearns & Co. Inc., the underwriter.

                            THE CERTIFICATE INSURERS

         The following information has been supplied by each of Financial Security Assurance Inc. and Radian Asset Assurance Inc. for inclusion in this prospectus supplement and has not been independently verified by the depositor, the seller, the trustee, the collateral agent, the originators, the master servicer, the other certificate insurer or any of their respective affiliates. None of the depositor, the seller, the trustee, the collateral agent, the originators, the master servicer, the other certificate insurer or any of their respective affiliates assumes any responsibility for the accuracy, completeness or applicability of such information.

         Neither certificate insurer makes any representation regarding the Class A Certificates, the Class A-IO Certificates or the Class M Certificates or the advisability of investing in the Class A Certificates, the Class A-IO Certificates or the Class M Certificates and makes no representation regarding, or has participated in the preparation of, this prospectus supplement other than the information supplied by it and presented under its respective heading in "The Certificate Insurers" in this prospectus supplement.

         FINANCIAL SECURITY ASSURANCE INC.

         Financial Security Assurance Inc., which is referred to in this prospectus supplement as "the Class A Certificate Insurer or FSA", is a monoline insurance company incorporated in 1984 under the laws of the State of New York. FSA is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

         FSA and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets and obligations under credit default swaps. Financial guaranty insurance provides a guaranty of scheduled payments on an issuer's obligations -- thereby enhancing the credit rating of those obligations -- in consideration for the payment of a premium to the insurer. FSA and its subsidiaries principally insure asset-backed, collateralized and municipal obligations. Asset-backed obligations are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized obligations include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal obligations include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Obligations may be insured on a funded basis through insurance of bonds or other securities or on an unfunded basis through insurance of credit default swaps referencing one or more bonds or other obligations (with or without a deductible or other provision for loss reduction). FSA insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy FSA's underwriting criteria.

         FSA is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd., which is referred to in this prospectus supplement as "Holdings". Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance, banking and asset management in France, Belgium and other European countries. No shareholder of Holdings or FSA is obligated to pay any debt of FSA or any claim under any insurance policy issued by FSA or to make any additional contribution to the capital of FSA.

         The principal executive offices of FSA are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE

         Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by FSA or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, FSA reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by FSA as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit FSA's obligations under any financial guaranty insurance policy.

RATINGS

         FSA's financial strength is rated "triple-A" by Fitch Ratings, Moody's Investors Service, Inc., Standard & Poor's Ratings Services and Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See "Ratings" in this prospectus supplement.

CAPITALIZATION

         The following table sets forth the capitalization of FSA and its subsidiaries as of June 30, 2003 (unaudited), on the basis of accounting principles generally accepted in the United States of America:


                                                                                June 30, 2003
                                                                                -------------
                                                                                (In thousands)
                                                                                  (unaudited)
                 Deferred Premium Revenue (net of prepaid reinsurance premiums)  $1,010,472
                                                                                  ---------
                 Surplus Notes (long-term debt)...............................      200,350
                                                                                    -------
                 Minority Interest............................................       57,561
                                                                                     ------

                 Shareholder's Equity:
                    Common Stock..............................................       15,000
                    Additional Paid-In Capital................................      814,818
                    Accumulated Other Comprehensive Income (net of deferred
                       income taxes)..........................................      180,135
                    Accumulated Earnings......................................    1,142,594
                                                                                  ---------
                 Total Shareholder's Equity...................................    2,152,547
                                                                                  ---------

                 Total Deferred Premium Revenue (net), Surplus Notes (long-term
                    debt), Minority Interest and Shareholder's Equity.........   $3,420,930
                                                                                 ==========

         For further information concerning FSA, see the Consolidated Financial Statements of FSA and its Subsidiaries, and the notes thereto, incorporated by reference in this prospectus supplement. FSA's financial statements are included as exhibits to the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission by Holdings and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission and at Holdings' website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by FSA are available upon request to the State of New York Insurance Department.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The consolidated financial statements of Financial Security Assurance Inc. included in, or as exhibits to, the following documents filed by Financial Security Assurance Holdings Ltd. with the SEC, are hereby incorporated by reference in this prospectus supplement:

         (a)  Annual Report on Form 10-K for the year ended December 31, 2002;

         (b) Quarterly Report on Form 10-Q for the period ended March 31, 2003; and

         (c)  Quarterly Report on Form 10-Q for the period ended June 30, 2003.

         All financial statements of Financial Security Assurance Inc. included in, or as exhibits to, documents filed by Financial Security Assurance Holdings Ltd. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, after the filing of this prospectus supplement and before the termination of the offering of the Class A Certificates shall be deemed incorporated by reference into this prospectus supplement.

         You may request a copy of any of the filings incorporated by reference into this prospectus supplement by calling or writing the seller at EMC Mortgage Corporation, 909 Hidden Ridge Drive, Irving, Texas 75038, Attention: Executive Vice President, telephone number (972) 444-2800.

         The depositor, on behalf of the trust, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the trust's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the financial statements of Financial Security Assurance Inc. included in or as an exhibit to the annual report of Financial Security Assurance Holdings Ltd. filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this prospectus supplement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

INSURANCE REGULATION

         FSA is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, FSA and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, FSA is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as FSA, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

RADIAN ASSET ASSURANCE INC.

         Neither the Class M Certificate Insurer nor any of its affiliates makes any representation regarding the offered certificates or the advisability of investing in the offered certificates, or makes any representation regarding this prospectus supplement, including with respect to its accuracy or completeness of any information contained in the prospectus supplement other than as to the information supplied by the Class M Certificate Insurer and presented under the heading "The Certificate Insurers--Radian Asset Assurance Inc." THE CLASS M CERTIFICATE INSURER'S ROLE IS LIMITED TO PROVIDING THE COVERAGE SET FORTH IN THE CLASS M CERTIFICATE POLICY.

         The Class M Certificate Insurer or Radian, is a financial guaranty insurance company, regulated by the Insurance Department of the State of New York and licensed to do business in that State. Radian was formerly known as "Asset Guaranty Insurance Company." Radian changed its corporate name to Radian Asset Assurance Inc. effective January 1, 2002 and has received approval to use its new corporate name in all jurisdictions where it is licensed to do business. As of June 30, 2003, Radian had total shareholders' equity of approximately $546,854,000 (unaudited) and total assets of approximately $919,082,000 (unaudited). The foregoing financial information relating to Radian presented in this prospectus supplement was prepared internally by Radian, based on accounting principles generally accepted in the United States of America, and has not been audited by independent auditors. The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with accounting principles generally accepted in the United States of America in making such determination. Copies of Radian's financial statements prepared in accordance with statutory accounting standards, which differ from accounting principles generally accepted in the United States, are filed with the Insurance Department of the State of New York and are available upon request from Radian.

         Radian has an insurance financial strength rating of "AA" from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and "AA" by Fitch Ratings Services ("Fitch"). Such ratings reflect only the views of S&P and Fitch, respectively, do not constitute a recommendation to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

         Radian is an indirect, wholly owned subsidiary of Radian Group Inc. ("RGI"), a publicly-owned corporation with its shares listed on the New York Stock Exchange (symbol "RDN"). RGI is a leading credit enhancement provider to the global financial and capital markets, headquartered in Philadelphia. RGI's subsidiaries provide products and services through three business lines: financial guaranty, mortgage insurance and mortgage services. NONE OF RGI, RGI'S OTHER SUBSIDIARIES OR ANY OF RGI'S INVESTORS IS OBLIGATED TO PAY THE DEBTS OF OR CLAIMS AGAINST RADIAN.

         The following table presents selected financial information of Radian as of December 31, 2001, December 31, 2002 and June 30, 2003 determined on the basis of statutory accounting principles which differ in significant respects from accounting principles generally accepted in the United States of America.

                           Radian Asset Assurance Inc.
                    (f/k/a Asset Guaranty Insurance Company)
                         Selected Financial Information

                            DECEMBER 31, 2001       DECEMBER 31, 2002       JUNE 30, 2003
------------------------- ---------------------- ----------------------- -------------------
Admitted Assets              $381,501,264              $657,382,632         $807,986,394

Liabilities (excluding
Contingency Reserve)          211,705,098               308,651,115          315,299,304

Capital and Surplus           133,130,978               309,459,115          446,488,567

Contingency Reserve            36,665,188                39,272,402           46,198,523

Total Policyholder's
Surplus(1)                    169,796,166               348,731,517          492,687,090

(1) Total Policyholder's Surplus is equal to the sum of the Capital and Surplus and Contingency Reserve items referred to above.

         Copies of Radian's quarterly and annual statutory financial statements prepared on the basis of statutory accounting principles as filed with the New York Insurance Department and annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America are available upon request to Radian's administrative office: Radian Asset Assurance Inc., 335 Madison Avenue, New York, New York 10017. The telephone number of the Insurer is (212) 983-5859.

INSURANCE REGULATION

         Radian is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, RGI and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, RGI is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each financial guaranty insurer to financial guaranty insurance and related business lines, requires that each financial guaranty insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as RGI regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

         THE CLASS M CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

                         DESCRIPTION OF THE CERTIFICATES

         On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in eight classes, the Class A, Class A-IO, Class M, Class P, Class X, Class R-1, Class R-2 and Class R-3 Certificates. Only the Class A, Class A-IO and Class M Certificates will be offered under this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the Pooling and Servicing Agreement, subject to the limits and priority of distribution provided for in that agreement.

         The trust fund consists of,

         o the mortgage loans, together with the related mortgage files and all outstanding principal as of, and interest due and accruing after, the Cut-Off Date,

         o    all rights of the depositor under the Mortgage Loan Purchase
              Agreement,

         o such assets as from time to time are identified as REO property and related collections and proceeds,

         o cash that is deposited into the accounts and invested in accordance with the Pooling and Servicing Agreement,

         o the trustee's rights with respect to the mortgage loans under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement and any insurance proceeds,

         o    Liquidation Proceeds, and

         o    released mortgaged property proceeds.

         In addition, the seller will cause each certificate insurer to issue its Certificate Insurance Policy under which it will guarantee certain payments of principal and interest to the holders of the Class A or Class M Certificates, as applicable, as described under "The Certificate Insurance Policies" in this prospectus supplement.

         The seller will also cause the yield maintenance agreement counterparty to enter into the two Yield Maintenance Agreements which will provide for payments based upon a schedule of notional amounts, but only if one-month LIBOR increases above a certain level, in each case as described under "Description of the Yield Maintenance Agreements" in this prospectus supplement.

         The offered certificates are payable solely from collections on account of the mortgage loan pool and also, in the case of the Class A and M Certificates, from amounts paid under the related Certificate Insurance Policy and from amounts paid under the related Yield Maintenance Agreement.

         The offered certificates will be issued and available only in book-entry form, in denominations of $1,000 initial principal or notional balance and integral multiples of $1,000 in excess thereof, except that one certificate of each class may be issued in a different amount. Voting rights will be allocated among holders of the offered certificates in accordance with their respective Percentage Interests specified in the Pooling and Servicing Agreement.

         BOOK-ENTRY REGISTRATION

         The offered certificates are sometimes referred to in this prospectus supplement as "book-entry certificates." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described in this prospectus supplement. The beneficial owners of the offered certificates may elect to hold their certificates through DTC, in the United States, or Clearstream or Euroclear, in Europe if they are participants in such systems, or indirectly through organizations which are participants in such systems. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. The offered certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal or notional balance of the related class and will initially be registered in the name of Cede & Co., the nominee of DTC. So long as the offered certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC, the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the holders of the offered certificates will be represented by book-entries on the records of DTC and participating members. All references in this prospectus supplement to the offered certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

         Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Clearstream Banking International will act as depositary for Clearstream and Euroclear Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the book-entry certificates in minimum denominations representing principal or notional amounts of $25,000. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only "holder" of the offered certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be "holders" or "certificateholders" as those terms are used in the Pooling and Servicing Agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including the underwriter, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through "indirect participants."

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the offered certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

         Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee, the master servicer or any paying agent as holders of the offered certificates, and beneficial owners will be permitted to exercise the rights of the holders of the offered certificates only indirectly through DTC and its participants.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information relating to tax documentation procedures relating to the certificates, see "Material Federal Income Tax Considerations -- Tax Treatment of Foreign Investors" in the accompanying prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I in this prospectus supplement.

         Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositories.

         Clearstream Banking, societe anonyme is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriter, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against distribution, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 31 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V. All operations are conducted by the Euroclear operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of distributions with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Distributions on the book-entry certificates will be made on each distribution date by the paying agent or, if the paying agent is the trustee, by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

         Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the trust provided by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

         DTC has advised the depositor and the master servicer that it will take any action permitted to be taken by a holder of the offered certificates under the Pooling and Servicing Agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

         None of the trust, the depositor, the master servicer, the collateral agent or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         DEFINITIVE CERTIFICATES

         The offered certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the master servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates and DTC or the master servicer is unable to locate a qualified successor or (b) the trustee, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement.

         Definitive certificates will be transferable and exchangeable at the offices of the trustee or the certificate registrar. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

         PASS-THROUGH RATES

         The Pass-through Rates applicable to the offered certificates for any distribution date are as follows:

        Class A Pass-through Rate:                              The least of (1) for any distribution date which
                                                                occurs on or prior to the Clean-Up Call Date, LIBOR
                                                                plus 0.37% per annum, and for any distribution date
                                                                thereafter, LIBOR plus 0.74% per annum, (2) the Net
                                                                WAC Cap for such distribution date and (3) 11.00%
                                                                per annum.

        Class A-IO Pass-through Rate:                           4.00% per annum.

        Class M Pass-through Rate:                              The least of (1) for any distribution date which
                                                                occurs on or prior to the Clean-Up Call Date, LIBOR
                                                                plus 1.30% per annum, and for any distribution date
                                                                thereafter, LIBOR plus 1.95% per annum, (2) the Net
                                                                WAC Cap for such distribution date and (3) 11.00%
                                                                per annum.

         NET WAC CAP CARRYOVER FUND

         The Pooling and Servicing Agreement establishes an account referred to as the "Net WAC Cap Carryover Fund", which is held in trust, as part of the trust fund, by the trustee. The Net WAC Cap Carryover Fund will not be an asset of any REMIC. If any of the Class A or Class M Certificates have their Pass-through Rates limited by the application of the Net WAC Cap, the holders of such certificates will be entitled to receive payments from the Net WAC Cap Carryover Fund, to the extent available, pursuant to the Pooling and Servicing Agreement in an amount equal to any Net WAC Cap Carryover Amount for that class of certificates in the priority described under "Flow of Funds--Distributions" below. Any distribution by the paying agent from amounts in the Net WAC Cap Carryover Fund will be made on the applicable distribution date. The Net WAC Cap Carryover Fund will not include amounts payable under the Yield Maintenance Agreements.

         YIELD MAINTENANCE PAYMENT FUND

         The Pooling and Servicing Agreement establishes an account referred to as the "Yield Maintenance Payment Fund", which is held in trust, as part of the trust fund, by the trustee. The Yield Maintenance Payment Fund will not be an asset of any REMIC. To the extent that any payment is received on any distribution date from the yield maintenance agreement counterparty under the Yield Maintenance Agreement for the Class A Certificates, that payment or payments will be deposited into the Yield Maintenance Payment Fund for subsequent distribution by the paying agent to the holders of the Class A Certificates on that distribution date in an amount not greater than the sum of the Class Monthly Interest and any Class Interest Carryover Shortfall plus any Class A Applied Realized Loss Amount, in each case, for the Class A Certificates on such distribution date. To the extent that any payment is received on any distribution date from the yield maintenance agreement counterparty under the Yield Maintenance Agreement for the Class M Certificates, that payment or payments will be deposited into the Yield Maintenance Payment Fund for subsequent distribution by the paying agent to the holders of the Class M Certificates on that distribution date in an amount not greater than the sum of the Class Monthly Interest and any Class Interest Carryover Shortfall plus any Class M Applied Realized Loss Amount, in each case, for the Class M Certificates on such distribution date. Any remaining funds in the Yield Maintenance Payment Fund following such distributions will continue to be held in the Yield Maintenance Payment Fund for application on one or more subsequent distribution dates towards the payment of any Liquidated Loan Losses (including any Class M Applied Realized Loss Amount and Class A Applied Realized Loss Amount) and the payment of the Class Monthly Interest and any Class Interest Carryover Shortfall for the Class A Certificates, the Class M Certificates, or both, depending upon whether the source of the funds was the Yield Maintenance Agreement for the Class A Certificates or the Class M Certificates. In addition, the Pooling and Servicing Agreement provides that the amount, if any, retained in the Yield Maintenance Payment Fund will be allowed to decrease on or after the Stepdown Date.

         CALCULATION OF LIBOR

         On the second business day preceding each distribution date or, in the case of the October 25, 2003 distribution date, on the second business day preceding the closing date, the trustee will determine the London interbank offered rate for one-month U.S. dollar deposits for the next accrual period for the Class A and Class M Certificates on the basis of the offered rates of the reference banks for one-month U.S. dollar deposits, as such rates appear on Telerate Page 3750, as of 11:00 a.m., London, England time, on such day.

         As used in this section:

         o "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City;

         o "Telerate Page 3750" means the display designated as page 3750 on the Telerate Service, or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks; and

         o "reference banks" means leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market whose quotations appear on Telerate Page 3750 on the day in question.

         On each LIBOR determination date, LIBOR for the applicable accrual period for the Class A and Class M Certificates will be established by the trustee as follows:

         (a) if on such LIBOR determination date two or more reference banks provide such offered quotations, LIBOR for the accrual period for the Class A and Class M Certificates shall be the arithmetic mean of such offered quotations--rounded upwards if necessary to the nearest whole multiple of 1/16%, or

         (b) if on such LIBOR determination date fewer than two reference banks provide such offered quotations, LIBOR for the accrual period for the Class A and Class M Certificates shall be the higher of (x) LIBOR as determined on the previous LIBOR determination date or
              (y) the reserve interest rate.

         The "reserve interest rate" shall be the rate per annum that the trustee determines to be either,

         o the arithmetic mean--rounded upwards if necessary to the nearest whole multiple of 1/16%--of the one-month U.S. dollar lending rates which New York City banks selected by the trustee are quoting on the relevant LIBOR determination date to the principal London offices of leading banks in the London interbank market, or

         o in the event that the trustee can determine no such arithmetic mean as described in the preceding clause, the lowest one-month U.S. dollar lending rate which New York City banks selected by the trustee are quoting on such LIBOR determination date to leading European banks.

         The establishment of LIBOR on each LIBOR determination date by the trustee and the trustee's calculation of the rate of interest applicable to the Class A and Class M Certificates for the accrual period shall, in the absence of manifest error, be final and binding.

         CLASS M COMPONENTS

         Solely for purposes of calculating distributions and allocating losses, the Class M Certificates will be made up of multiple components having the designations and initial component principal balances set forth below:

                                                         INITIAL COMPONENT
         DESIGNATION                                     PRINCIPAL BALANCE
         -----------                                     -----------------
         Class M-1 Component.........................           $18,010,000
         Class M-2 Component.........................           $15,128,000
         Class M-3 Component.........................           $11,526,000

         The pass-through rate on each of the components will be the same as the Pass-through Rate on the Class M Certificates. The component principal balance with respect to any component as of any distribution date is the initial component principal balance thereof on the closing date, reduced by all amounts applied, and losses allocated in reduction of, the component principal balance of such component on previous distribution dates. The certificate principal balance of the Class M Certificates will be equal to the aggregate of the component principal balances of the related components described above. As used in this prospectus supplement, Class M Component shall mean the Class M-1 Component, the Class M-2 Component or the Class M-3 Component, as applicable. Until the occurrence of a Separation Event, the components comprising the Class M Certificates will not be separately transferable. With respect to each distribution date, the servicer remittance report will include an accounting of the certificate principal balance of the Class M Certificates and the component principal balance of each of the components after giving effect to the distribution of the Class M Principal Distribution Amount on such distribution date.

         Upon the occurrence of a Separation Event, the trustee will notify the holders of the Class M Certificates of the separation of their Class M Certificates into its component parts. Following the separation, the Class M Certificates will no longer be outstanding, and each holder of a Class M Certificate prior to separation will become the holder of Class M-1, Class M-2 and Class M-3 Certificates (which will be separately transferable and fully registered securities) in percentage interests equal to such holder's percentage interest in the Class M Certificates immediately prior to the separation. However, as a result of the distribution priorities described under "--Flow of Funds--Distributions" below, at the time, if ever, that the Class M Certificates are separated into their components, the component principal balance of one or more of the Class M-1, Class M-2 or Class M-3 Components may have been reduced to zero. The trustee may require payment from the holders of the Class M Certificates of a sum sufficient to cover any tax or other governmental charge payable in connection with such separation. The costs, if any, associated with the separation of the Class M Certificates will be borne by the holders thereof in proportion to their percentage interests.

         CREDIT ENHANCEMENT

         The holders of each class of offered certificates (subject to the priorities described under "--Flow of Funds--Distributions" below) are entitled to the benefits of the credit enhancement consisting of, in the case of the Class A Certificates, subordination, excess interest used to build overcollateralization and the Class A Certificate Insurance Policy and, in the case of the Class M Certificates, excess interest used to build overcollateralization and the Class M Certificate Insurance Policy.

         Subordination. The rights of the holders of the Class M Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement and as set forth in the Pooling and Servicing Agreement, to the rights of the holders of the Class A Certificates and the Class A Certificate Insurer.

         The protection afforded to the holders of the Class A Certificates by means of the subordination of the Class M Certificates will be accomplished by:

         o the preferential right of the holders of the Class A Certificates to receive on any distribution date, prior to distributions in respect of principal on the Class M Certificates, distributions in respect of interest and principal, subject to funds available for such distributions, and

         o reduction of the certificate principal balance of the Class M Certificates in the event that any undercollateralization occurs as a result of realized losses on the mortgage loans.

         The subordination feature is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of distributions in respect of interest and principal and to afford such holders limited protection against realized losses.

         Overcollateralization Provisions. The Pooling and Servicing Agreement requires that, on each distribution date, the Excess Interest, if any, with respect to the mortgage loan pool will be applied on that distribution date as an accelerated distribution of principal on the offered certificates, other than the Class A-IO Certificates, but only to the limited extent described below. The application of Excess Interest as a distribution of principal will have the effect of building overcollateralization, by accelerating the amortization of the offered certificates relative to the amortization of the mortgage loans in the mortgage loan pool.

         After the time at which the required level of overcollateralization is reached, if it is necessary to re-establish the required level of overcollateralization, the Excess Interest will again be applied as an accelerated distribution of principal on the offered certificates, other than the Class A-IO Certificates, to the extent necessary for the overcollateralization to reach its required level. On the closing date the Overcollateralization Amount will be $0.

         The actual rate at which the accelerated amortization will occur will be influenced by several factors, most importantly the rate of prepayment on the underlying mortgage loans and the level of delinquencies. These and other factors are described in more detail under "Prepayment and Yield Considerations" in this prospectus supplement.

         In the event that the required level of the Specified Overcollateralization Amount with respect to the mortgage loan pool is permitted to decrease or "step down" on a distribution date in the future, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be payable to the holders of the offered certificates on such distribution date will instead be available to pay other amounts in the priority set forth under "--Flow of Funds--Distributions" in this prospectus supplement. This has the effect of decelerating the amortization of the offered certificates relative to the amortization of the mortgage loan pool, and of reducing the Overcollateralization Amount. Further, if, on any distribution date, the Excess Overcollateralization Amount is, or, after taking into account all other distributions to be made on such distribution date would be, greater than zero -- i.e., the Overcollateralization Amount is or would be greater than the Specified Overcollateralization Amount -- then certain amounts relating to principal which would otherwise be payable to the holders of the offered certificates on such distribution date will instead be available to pay other amounts in the priority set forth under "--Flow of Funds--Distributions" in this prospectus supplement, in an amount equal to the Overcollateralization Reduction Amount.

         The Pooling and Servicing Agreement provides that, on any distribution date, all amounts collected on account of principal -- other than any such amount that constitutes an Overcollateralization Reduction Amount -- with respect to the mortgage loan pool during the prior calendar month will be payable to the holders of the offered certificates as principal on that distribution date. In addition, the Pooling and Servicing Agreement provides that the principal balance of any mortgage loan which becomes a Liquidated Mortgage Loan shall then equal zero. The Pooling and Servicing Agreement does not contain any rule which requires that the amount of any Liquidated Loan Loss be paid to the holders of the offered certificates on the distribution date which immediately follows the event of loss; i.e., the Pooling and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Liquidated Loan Loss will reduce the Overcollateralization Amount with respect to the mortgage loan pool, which, to the extent that such reduction causes the Overcollateralization Amount to be less than the Specified Overcollateralization Amount applicable to the related distribution date, will require the distribution of an Overcollateralization Increase Amount to the holders of the offered certificates (other than the Class A-IO Certificates) as an additional distribution of principal on such distribution date, or, if insufficient funds are available on such distribution date, on subsequent distribution dates, until the Overcollateralization Amount equals the Specified Overcollateralization Amount. The effect of the foregoing is to allocate losses to the holders of the Class X Certificates by reducing, or eliminating entirely, distributions of Excess Interest and Overcollateralization Reduction Amounts which such holders would otherwise receive.

         Certificate Insurance Policies. Certain distributions on the Class A and Class M Certificates are insured under the Certificate Insurance Policies issued by the certificate insurers. Subject to the definitions, cashflows and procedures set forth in the Pooling and Servicing Agreement, the Class A Certificate Insurance Policy and the Class A Insurance Agreement, the Class A Certificate Insurance Policy insures:

         o the timely receipt by the holders of the Class A Certificates of interest each month in an amount equal to the Class Monthly Interest and any Class Interest Carryover Shortfall for the Class A Certificates,

         o for so long as the Class A Certificates remain outstanding, the receipt by the holders of the Class A Certificates of principal amounts sufficient to cover any Class A Collateralization Deficit, and

         o the ultimate receipt by the holders of the Class A Certificates of the outstanding certificate principal balance thereof on the Final Insured Distribution Date.

         Subject to the definitions, cashflows and procedures set forth in the Pooling and Servicing Agreement, the Class M Certificate Insurance Policy and the Class M Insurance Agreement, the Class M Certificate Insurance Policy insures:

         o the timely receipt by the holders of the Class M Certificates of interest each month in an amount equal to the Class Monthly Interest and any Class Interest Carryover Shortfall for the Class M Certificates,

         o for so long as the Class M Certificates remain outstanding, the receipt by the holders of the Class M Certificates of principal amounts sufficient to cover any Class M Collateralization Deficit, and

         o the ultimate receipt by the holders of the Class M Certificates of the outstanding certificate principal balance thereof on the Final Insured Distribution Date.

         Additional information about the Certificate Insurance Policies and the certificate insurers is included under "The Certificate Insurance Policies" and "The Certificate Insurers" in this prospectus supplement.

         FLOW OF FUNDS

         Distributions. On each distribution date, the paying agent, based solely on the loan level information received from the master servicer in the servicer remittance report prior to such distribution date, shall make distributions to the holders of the offered certificates and reimbursements to the certificate insurers under the Insurance Agreements and the Pooling and Servicing Agreement, to the extent of the Available Amount on deposit in the certificate account, net of the Master Servicing Fee, the Trustee's Fee and any permitted expenses reimbursable to the Trustee for such distribution date, together with any Class A Insured Payments for such distribution date to be applied solely to the Class A Certificates and any Class M Insured Payments for such distribution date to be applied solely to the Class M Certificates, in the following order of priority:

         first, to pay as principal on the Class R-2 Certificate, an amount equal to its certificate principal balance;

         second, to the Class P Certificates, the Prepayment Penalty Amount, if any;

         third, sequentially, to the Class A Certificate Insurer and then to the Class M Certificate Insurer, its respective Premium Amount then due it;

         fourth, to the Class A-IO and Class A certificates, pro rata, the Class Monthly Interest and any Class Interest Carryover Shortfall for such Classes;

         fifth, to the Class M Certificates, the Class Monthly Interest (or, following a Separation Event, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order);

         sixth, to the Class A Certificate Insurer, the Class A Reimbursement Amount, if any;

         seventh, on the first six Distribution Dates, to the Class R-3 Certificate, any Excess Interest for each such Distribution Date;

         eighth, to the Class A Certificates, the Class A Principal Distribution Amount;

         ninth, to the Class M Certificates, any Class Interest Carryover Shortfall (or, following a Separation Event, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order);

         tenth, to the Class M Certificate Insurer, the Class M Reimbursement Amount, if any;

         eleventh, to the Class M Certificates, the Class M Principal Distribution Amount (or, following a Separation Event, to the Class M-1, Class M-2 and Class M-3 Certificates, the Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts, respectively, in that order);

         twelfth, to the Master Servicer, to the extent of any non-recoverable unreimbursed Monthly Advances and servicing advances;

         thirteenth, to the Trustee, to the extent not previously paid, an amount equal to the sum of all reimbursable expenses incurred in connection with its duties and obligations under the Pooling and Servicing Agreement and for any indemnity amounts payable to the Trustee under the Pooling and Servicing Agreement;

         fourteenth, sequentially, to the Class A Certificates and then to the Class M Certificates, the Net WAC Cap Carryover Amount for each such class;

         fifteenth, to the Class X Certificates, the amounts described in the Pooling and Servicing Agreement; and

         sixteenth, to one or more Classes of the Class R-1, Class R-2 or Class R-3 Certificates, any remaining amount.

         The distribution of any Class A Insured Interest Payment or Class A Insured Principal Payment on such distribution date to the holders of the Class A Certificates will be pursuant to clauses fourth and eighth above, respectively. The distribution of any Class M Insured Interest Payment or Class M Insured Principal Payment on such distribution date to the holders of the Class M Certificates will be pursuant to clauses fifth and ninth above, and pursuant to clause eleventh above, respectively. In addition, on each distribution date the holders of the Class A and Class M Certificates may be entitled to receive from the Yield Maintenance Payment Fund certain amounts deposited therein under the related Yield Maintenance Agreement for application on such distribution date as described in "--Yield Maintenance Payment Fund" above.

         Allocation of Net Interest Shortfalls. As described in "Description of the Pooling and Servicing Agreement--Interest Shortfalls and Compensating Interest," on any distribution date, Interest Shortfalls will be offset by the Master Servicer to the extent that such Interest Shortfalls do not exceed the Master Servicer Fee for such distribution date. Any Interest Shortfalls that are not covered by compensating interest payments by the Master Servicer will be allocated first to reduce the amounts otherwise distributable on the Class X Certificates, and thereafter as a reduction to the Class Monthly Interest for the offered certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that distribution date. The holders of the offered certificates will not be entitled to reimbursement for the allocation of any Net Interest Shortfalls described in the preceding sentence.

         Allocation of Applied Realized Loss Amounts. If, on any distribution date, after giving effect to all distributions of principal as described above (excluding any Class M Insured Principal Payment for such distribution date, but after taking into account any funds in the Yield Maintenance Payment Fund which are applied on such distribution date towards the payment of any Liquidated Loan Losses, including any Class M Applied Realized Loss Amount, as described under "Yield Maintenance Payment Fund" above), the aggregate certificate principal balances of the offered certificates exceeds the Current Pool Principal Balance for that distribution date, the certificate principal balance of the Class M Certificates will be reduced by an amount equal to the amount of that excess, until the certificate principal balance of the Class M Certificates is reduced to $0. The amount of such reduction is referred to as an "Class M Applied Realized Loss Amount". Any such reduction of the certificate principal balance of the Class M Certificates will be allocated to the Class M-3 Component, the Class M-2 Component and the Class M-1 Component, in that order, until the component principal balance of each component is reduced to zero. The Class M certificate insurer will be obligated to pay to the holders of the Class M Certificates pursuant to the Class M Certificate Insurance Policy an amount equal to the Class M Applied Realized Loss Amount for such distribution date, but in no event will such payment by the Class M certificate insurer be more than the Class M Collateralization Deficit.

         Further, if, on any distribution date, after giving effect to all distributions of principal as described above (excluding any Class A Insured Principal Payment for such distribution date, but after taking into account any funds in the Yield Maintenance Payment Fund which are applied on such distribution date towards the payment of any Liquidated Loan Losses, including any Class A Applied Realized Loss Amount, as described under "Yield Maintenance Payment Fund" above), the aggregate certificate principal balances of the Class A Certificates exceeds the Current Pool Principal Balance for that distribution date, the certificate principal balance of the Class A Certificates will be reduced by an amount equal to the amount of that excess, until the certificate principal balance of the Class A Certificates is reduced to $0. The amount of such reduction is referred to as an "Class A Applied Realized Loss Amount". The Class A certificate insurer will be obligated to pay to the holders of the Class A Certificates pursuant to the Class A Certificate Insurance Policy an amount equal to the Class A Applied Realized Loss Amount for such distribution date, but in no event will such payment by the Class A certificate insurer be more than the Class A Collateralization Deficit.

         Unless a Certificate Insurer Default in respect of a certificate insurer has occurred and is continuing, each certificate insurer will have the right to exercise all rights, including voting rights, which the holders of the related Class A and Class M Certificates, as applicable, are entitled to exercise under the Pooling and Servicing Agreement and the other transaction documents. In addition, each certificate insurer, as a third party beneficiary under the Pooling and Servicing Agreement, will have the right to participate in, to direct the enforcement or defense of, and at the certificate insurers' sole option, to institute or assume the defense of, any action, proceeding or investigation for any remedy available to the trustee with respect to any matter that could adversely affect the trust, the trust estate or the rights or obligations of each certificate insurer, under the Pooling and Servicing Agreement and the other transaction documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the trust, the seller, the master servicer, the depositor or any affiliate thereof. Following written notice to the trustee, one or both of the certificate insurers will have the right to determine, in its or their sole discretion, the actions necessary to preserve and protect the trust and the trust estate. Each certificate insurer shall be entitled to reimbursement pursuant to the Pooling and Servicing Agreement and the related Insurance Agreement from funds on deposit in the certificate account for all costs and expenses incurred in connection with such action, proceeding or investigation, including (without limitation) reasonable attorneys' fees and any judgment or settlement entered into affecting such certificate insurer or such certificate insurer's interests.

         GLOSSARY OF TERMS

         Available Amount means, for a distribution date, the amount on deposit in the certificate account, exclusive of the amount of any Class A Insured Payment or Class M Insured Payment, on that distribution date.

         Bankruptcy Mortgage Loan means any mortgage loan that is the subject of a proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code.

         Certificate Account has the meaning specified under "Description of the Pooling and Servicing Agreement--Certificate Account" in this prospectus supplement.

         Certificate Account Advance has the meaning specified under "Description of the Pooling and Servicing Agreement--Monthly Advances" in this prospectus supplement .

         Certificate Insurance Policies mean the Class A Certificate Insurance Policy and the Class M Certificate Insurance Policy.

         Certificate Insurer Default means the failure by a certificate insurer to make an Insured Payment under the related Certificate Insurance Policy in accordance with its terms or the filing of a proceeding in bankruptcy by or against such certificate insurer.

         Class A Applied Realized Loss Amounts has the meaning specified under "Description of the Certificates--Flow of Funds--Allocation of Applied Realized Loss Amounts" in this prospectus supplement.

         Class A Certificate Insurance Policy means the Financial Guaranty Insurance Policy issued by the Class A certificate insurer, together with each and every endorsement thereto.

         Class A Collateralization Deficit means, with respect to any distribution date immediately prior to which the Class A Certificates are outstanding, the lesser of (i) the amount, if any, by which (A) the aggregate certificate principal balance of the Class A (after giving effect to all distributions to be made thereon on such distribution date other than any portion thereof consisting of a Class A Insured Principal Payment in respect of a Class A Collateralization Deficit) exceeds (B) the aggregate principal balance of the mortgage loans on the last day of the immediately preceding Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period), and (ii) the certificate principal balance of the Class A Certificates (after giving effect to all distributions to be made thereon on such distribution date other than any portion thereof consisting of a Class A Insured Principal Payment in respect of a Class A Collateralization Deficit).

         Class A Deficiency Amount means, for any distribution date and the Class A Certificates, the sum of (i) any Class A Insured Interest Payment for such distribution date and (ii) any Class A Insured Principal Payment for such distribution date.

         Class A Insurance Agreement means the Insurance and Indemnity Agreement among the Class A certificate insurer, the seller and the master servicer.

         Class A Insured Amounts means, with respect to any distribution date, any Class A Deficiency Amount for such distribution date plus any Class A Preference Amount for such distribution date. A Class A Insured Amount will not include any Net Interest Shortfalls or any Net WAC Cap Carryover Amounts.

         Class A Insured Interest Payment means, with respect to any distribution date and the Class A and Class A-IO Certificates, the excess, if any, of (i) the sum of the Class Monthly Interest and any Class Interest Carryover Shortfall for the Class A and Class A-IO Certificates for such distribution date, over (ii) the Net Available Amount on deposit in the certificate account on that distribution date.

         Class A Insured Payments means, with respect to any distribution date, the aggregate amount actually paid by the A certificate insurer pursuant to the Class A Certificate Insurance Policy in respect of Class A Deficiency Amount for such distribution date.

         Class A Insured Principal Payment means (x) with respect to any distribution date other than the Final Insured Distribution Date and the Class A Certificates, the lesser of (i) the Class A Collateralization Deficit, if any, for such distribution date and (ii) the Class A Applied Realized Loss Amount applied in reduction of the certificate principal balance of the Class A Certificates on such distribution date (after taking into account any funds in the Yield Maintenance Payment Fund which are applied on such distribution date towards the payment of such Class A Applied Realized Loss Amount), and (y) with respect to the Final Insured Distribution Date and the Class A Certificates, the aggregate certificate principal balance of the Class A Certificates (after giving effect to all distributions of principal to be made thereon on such distribution date other than any portion thereof consisting of a Class A Insured Principal Payment).

         Class A Preference Amount means any amount previously paid in respect of the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C. ss.ss.101 et seq.), as amended from time to time in accordance with a final, nonappealable order of a court having competent jurisdiction.

         Class A Principal Distribution Amount means (x) prior to the Stepdown Date and on any distribution date thereafter on which a Trigger Event is in effect, the lesser of 100% of the Principal Distribution Amount and the certificate principal balance of the Class A Certificates immediately prior to the related distribution date, and (y) on or after the related Stepdown Date, to the extent a Trigger Event is not in effect, the least of:

         o the Principal Distribution Amount,

         o the excess of (1) the certificate principal balance of the Class A Certificates immediately prior to the related distribution date over
         (2) the lesser of (a) approximately 60.00% of the Current Pool Principal Balance for that distribution date and (b) the Current Pool Principal Balance for that distribution date minus the OC Floor (but not less than zero ($0)), and

         o the certificate principal balance of the Class A Certificates immediately prior to the related distribution date.

         Class A Reimbursement Amount means, with respect to any distribution date, the sum of (x) (i) all Class A Insured Payments paid by the Class A certificate insurer, but for which such certificate insurer has not been reimbursed prior to such distribution date, plus (ii) interest accrued thereon at the interest rate specified in, and calculated as provided in, the Class A Insurance Agreement, and (y) (i) any other amounts then due and owing to such certificate insurer, but for which such certificate insurer has not been paid or reimbursed prior to such distribution date, plus (ii) interest on such amounts at the interest rate specified in, and calculated as provided in, the Class A Insurance Agreement.

         Class A-IO Notional Balance means an amount, (i) with respect to each distribution date occurring prior to the April 2006 distribution date, equal to the lesser of (x) the aggregate outstanding principal balance of the mortgage loans on the first day of the related Due Period (without giving effect to any prepayments received on the last day of the preceding Due Period) and (y) the Class A-IO Scheduled Notional Balance; and (ii) with respect to each distribution date occurring on and after the April 2006 distribution date, an amount equal to $0.


         Class A-IO Scheduled Notional Balance means the applicable amount set forth in the following schedule:

                                  Class A-IO                                       Class A-IO
                                  Scheduled                                         Scheduled
    Distribution Date          Notional Balance       Distribution Date         Notional Balance
    -----------------          ----------------       -----------------         ----------------
October 2003                     $76,841,700         February 2005                $60,832,900
November 2003                    $76,841,700         March 2005                   $60,832,900
December 2003                    $76,841,700         April 2005                   $59,552,200
January 2004                     $76,201,400         May 2005                     $59,552,200
February 2004                    $76,201,400         June 2005                    $59,552,200
March 2004                       $76,201,400         July 2005                    $48,725,000
April 2004                       $72,999,600         August 2005                  $48,725,000
May 2004                         $72,999,600         September 2005               $48,725,000
June 2004                        $72,999,600         October 2005                 $38,632,000
July 2004                        $69,797,900         November 2005                $38,632,000
August 2004                      $69,797,900         December 2005                $38,632,000
September 2004                   $69,797,900         January 2006                 $30,626,000
October 2004                     $64,034,700         February 2006                $30,626,000
November 2004                    $64,034,700         March 2006                   $30,626,000
December 2004                    $64,034,700         April 2006
January 2005                     $60,832,900         and thereafter                        $0



         Class Interest Carryover Shortfall means, as to any class of offered certificates and any distribution date, an amount equal to the sum of (i) the excess, if any, of (a) the Class Monthly Interest for such class (the amount to which such class is entitled in the absence of any shortfall but after giving effect to the Net WAC Cap) for the preceding distribution date, plus any outstanding Class Interest Carryover Shortfall for such class from any preceding distribution dates, over (b) the amount in respect of interest that is actually distributed to the holders of such class on the preceding distribution date, plus (ii) one month's interest on the excess (to the extent permitted by law) at the related Pass-through Rate.

         Class M Applied Realized Loss Amounts has the meaning specified under "Description of the Certificates--Flow of Funds--Allocation of Applied Realized Loss Amounts" in this prospectus supplement.

         Class M Certificate Insurance Policy means the Financial Guaranty Insurance Policy issued by the Class M certificate insurer, together with each and every endorsement thereto.

         Class M Collateralization Deficit means, with respect to any distribution date immediately prior to which the Class M Certificates are outstanding, the lesser of (i) the amount, if any, by which (A) the aggregate certificate principal balance of the Class A and Class M Certificates (after giving effect to all distributions to be made thereon on such distribution date other than any portion thereof consisting of a Class M Insured Principal Payment in respect of a Class M Collateralization Deficit) exceeds (B) the aggregate principal balance of the mortgage loans on the last day of the immediately preceding Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period), and (ii) the certificate principal balance of the Class M Certificates (after giving effect to all distributions to be made thereon on such distribution date other than any portion thereof consisting of a Class M Insured Principal Payment in respect of a Class M Collateralization Deficit).

         Class M Deficiency Amount means, for any distribution date and the Class M Certificates, the sum of (i) any Class M Insured Interest Payment for such distribution date and (ii) any Class M Insured Principal Payment for such distribution date.

         Class M Insurance Agreement means the Insurance and Indemnity Agreement among the Class M certificate insurer, the seller, the master servicer, the collateral agent and the trustee.

         Class M Insured Amounts means, with respect to any distribution date, any Class M Deficiency Amount for such distribution date plus any Class M Preference Amount for such distribution date. A Class M Insured Amount will not include any Net Interest Shortfalls or any Net WAC Cap Carryover Amounts.

         Class M Insured Interest Payment means, with respect to any distribution date and the Class M Certificates, the excess, if any, of (i) the sum of the Class Monthly Interest and any Class Interest Carryover Shortfall for the Class M Certificates for such distribution date, over (ii) the Net Available Amount remaining on deposit in the certificate account following the payment of the Class Monthly Interest and any Class Interest Carryover Shortfall on the Class A and Class A IO Certificates on that distribution date.

         Class M Insured Payments means, with respect to any distribution date, the aggregate amount actually paid by the M certificate insurer pursuant to the Class M Certificate Insurance Policy in respect of Class M Insured Amounts for such distribution date.

         Class M Insured Principal Payment means (x) with respect to any distribution date other than the Final Insured Distribution Date and the Class M Certificates, the lesser of (i) the Class M Collateralization Deficit, if any, for such distribution date and (ii) the Class M Applied Realized Loss Amount applied in reduction of the certificate principal balance of the Class M Certificates on such distribution date (after taking into account any funds in the Yield Maintenance Payment Fund which are applied on such distribution date towards the payment of such Class M Applied Realized Loss Amount), and (y) with respect to the Final Insured Distribution Date and the Class M Certificates, the aggregate certificate principal balance of the Class M Certificates (after giving effect to all distributions of principal to be made thereon on such distribution date other than any portion thereof consisting of a Class M Insured Principal Payment).

         Class M Preference Amount means any amount previously paid in respect of the Class M Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C. ss.ss.101 et seq.), as amended from time to time in accordance with a final, nonappealable order of a court having competent jurisdiction.

         Class M Principal Distribution Amount means, with respect to any distribution date, the sum of the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount for such distribution date.

         Class M Reimbursement Amount means, with respect to any distribution date, the sum of (x) (i) all Class M Insured Payments paid by the Class M certificate insurer, but for which such certificate insurer has not been reimbursed prior to such distribution date, plus (ii) interest accrued thereon at the interest rate specified in, and calculated as provided in, the Class M Insurance Agreement, and (y) (i) any other amounts then due and owing to such certificate insurer, but for which such certificate insurer has not been paid or reimbursed prior to such distribution date, plus (ii) interest on such amounts at the interest rate specified in, and calculated as provided in, the Class M Insurance Agreement.

         Class M-1 Principal Distribution Amount means:

         o prior to the Stepdown Date and on any distribution date thereafter on which a Trigger Event is in effect:

              (i)  if any Class A Certificates remain outstanding, zero ($0), or

              (ii) if the certificate principal balance of the Class A
                   Certificates has been reduced to zero ($0), the lesser of (a) the certificate principal balance of the Class M-1 Component immediately prior to that distribution date and (b) 100% of the Principal Distribution Amount, and

         o on and after the Stepdown Date, to the extent a Trigger Event is not in effect, the least of:

              (i) the Principal Distribution Amount remaining after distribution of the Class A Principal Distribution Amount on the related distribution date,

              (ii) the excess of (1) the sum of (a) the certificate principal balance of the Class A Certificates after distribution of the Class A Principal Distribution Amount on the related distribution date and (b) the certificate principal balance of the Class M-1 Component immediately prior to the related distribution date over (2) the lesser of (a) approximately 72.50% of the Current Pool Principal Balance for that distribution date and (b) the Current Pool Principal Balance for that distribution date minus the OC Floor (but not less than zero ($0)), and

              (iii) the certificate principal balance of the Class M-1
                   Components immediately prior to the related distribution date.

         Class M-2 Principal Distribution Amount means:

         o prior to the Stepdown Date and on any distribution date thereafter on which a Trigger Event is in effect:

              (i) if any Class A Certificates or Class M-1 Component remain outstanding, zero ($0), or

              (ii) if the certificate principal balance of the Class A
                   Certificates and Class M-1 Component have been reduced to zero ($0), the lesser of (a) the certificate principal balance of the Class M-2 Component immediately prior to that distribution date and (b) 100% of the Principal Distribution Amount, and

         o on and after the Stepdown Date, to the extent a Trigger Event is not in effect, the least of:

              (i) the Principal Distribution Amount remaining after distribution of the Class A and Class M-1 Principal Distribution Amounts on the related distribution date,

              (ii) the excess of (1) the sum of (a) the aggregate certificate principal balance of the Class A Certificates and the Class M-1 Component after distribution of the Class A and Class M-1 Principal Distribution Amounts on the related distribution date and (b) the certificate principal balance of the Class M-2 Component immediately prior to the related distribution date over (2) the lesser of (a) approximately 83.00% of the Current Pool Principal Balance for that distribution date and
                   (b) the Current Pool Principal Balance for that distribution date minus the OC Floor (but not less than zero ($0)), and

              (iii) the certificate principal balance of the Class M-2 Component immediately prior to the related distribution date.

         Class M-3 Principal Distribution Amount means:

         o prior to the Stepdown Date and on any distribution date thereafter on which a Trigger Event is in effect:

              (i) if any Class A Certificates or Class M-1 or Class M-2 Component remain outstanding, zero ($0), or

              (ii) if the certificate principal balance of the Class A
                   Certificates and Class M-1 and Class M-2 Component have been reduced to zero ($0), the lesser of (a) the certificate principal balance of the Class M-3 Component immediately prior to that distribution date and (b) 100% of the Principal Distribution Amount, and

         o on and after the Stepdown Date, to the extent a Trigger Event is not in effect, the least of:

              (i) the Principal Distribution Amount remaining after distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts on the related distribution date,

              (ii) the excess of (1) the sum of (a) the aggregate certificate principal balance of the Class A Certificates and the Class M-1 and Class M-2 Component after distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts on the related distribution date and (b) the certificate principal balance of the Class M-3 Component immediately prior to the related distribution date over (2) the lesser of (a) approximately 91.00% of the Current Pool Principal Balance for that distribution date and (b) the Current Pool Principal Balance for that distribution date minus the OC Floor (but not less than zero ($0)), and

              (iii) the certificate principal balance of the Class M-3 Component immediately prior to the related distribution date.

         Class Monthly Interest means, for each class of offered certificates on any distribution date, the amount of interest accrued during the related accrual period on the certificate principal balance of that class (or the Class A-IO Notional Balance in the case of the Class A-IO Certificates) immediately prior to that distribution date at the related Pass-through Rate, as reduced by that class's pro rata share of Net Interest Shortfalls for that distribution date, as described under "Description of the Certificates--Flow of Funds--Allocation of Net Interest Shortfalls" in this prospectus supplement and, with respect to the Class A and Class M Certificates only, as further reduced by the amount of any payment received on such distribution date from the yield maintenance agreement counterparty under the related Yield Maintenance Agreement and actually distributed to the holders of the applicable Class A or Class M Certificates.

         Clean-Up Call Date means the first distribution date on which the aggregate scheduled principal balance of the mortgage loans is equal to or less than 10% of the Cut-Off Date Scheduled Principal Balance.

         Compensating Interest Payments has the meaning specified under "Description of the Pooling and Servicing Agreement--Interest Shortfalls and Compensating Interest" in this prospectus supplement .

         Cumulative Loss Trigger Event means, with respect to any distribution date, the event that occurs if the percentage obtained by dividing (x) the aggregate amount of Liquidated Loan Losses incurred from the initial Cut-Off Date through the last day of the related Prepayment Period by (y) the Cut-Off Date Scheduled Principal Balance exceeds the following percentages with respect to such distribution date:

                  Distribution Date                                       Loss Percentage
                  -----------------                                       ---------------
             October 2006-September 2007                2.75% for the first month, plus an additional 1/12
                                                        of 1.75% for each month thereafter

             October 2007-September 2008                4.50% for the first month, plus an additional 1/12
                                                        of 1.50% for each month thereafter

             October 2008-September 2009                6.00% for the first month, plus an additional 1/12
                                                        of 1.00% for each month thereafter

             October 2009-September 2010                7.00% for the first month, plus an additional 1/12
                                                        of 0.25% for each month thereafter

              October 2010 and thereafter               7.25%

         Current Pool Principal Balance means, with respect to any distribution date, the aggregate outstanding principal balance of the mortgage loans on the last day of the related Due Period.

         Cut-Off Date means, with respect to the mortgage loans, the close of business on September 2, 2003.

         Cut-Off Date Scheduled Principal Balance means $288,156,228.98.

         Defaulted Mortgage Loan has the meaning specified under "Description of the Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage Loans; Purchases of Defaulted Mortgage Loans" in this prospectus supplement.

         Delinquency Trigger Event means, with respect to any distribution date, the event that occurs when the three-month rolling average of the mortgage loans that are 60+ days delinquent exceeds 40% of the Senior Enhancement Percentage. Mortgage loans 60+ days delinquent for the three preceding Due Periods include the sum of all mortgage loans that are (i) 60+ days delinquent, (ii) in foreclosure, (iii) REO Property and (iv) in bankruptcy.

         Determination Date has the meaning specified under "Description of the Pooling and Servicing Agreement--Interest Shortfalls and Compensating Interest" in this prospectus supplement.

         Due Date means, with respect to (a) each mortgage loan other than a Simple Interest Loan, the date in each month on which its original scheduled payment or modified scheduled payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month, and (b) for a Simple Interest Loan, will be the last day of the immediately preceding Prepayment Period, if its monthly payment is due during such Prepayment Period.

         Due Period means, with respect to each distribution date, (a) for any mortgage loan other than a Simple Interest Loan, the period commencing on the second day of the month preceding the month in which the distribution date occurs and ending at the close of business on the first day of the month in which the distribution date occurs and (b) for any Simple Interest Loan, the related Prepayment Period.

         Excess Interest for any distribution date is equal to the excess of (x) the Net Available Amount for such distribution date over (y) the sum of:

         o    the Interest Distribution Amount for such distribution date;

         o the Principal Distribution Amount for such distribution date -- calculated for this purpose without regard to any Overcollateralization Increase Amount or portion thereof included therein; and

         o any Class A Reimbursement Amount, Class M Reimbursement Amount or other amounts owed to each certificate insurers on such distribution date.

         Excess Overcollateralization Amount means, with respect to any distribution date, the excess, if any, of (a) the Overcollateralization Amount that would apply on such distribution date after taking into account all distributions that would be made on such distribution date (other than the Overcollateralization Reduction Amount) over (b) the Specified
Overcollateralization Amount.

         Events of Default has the meaning specified under "Description of the Pooling and Servicing Agreement--Events of Default" in this prospectus supplement.

         Final Insured Distribution Date means, the earlier of (i) the distribution date on January 25, 2034 or (ii) the final distribution date that occurs in connection with any earlier termination of the trust pursuant to the terms of the Pooling and Servicing Agreement.

         Cut-Off Date Scheduled Principal Balance means the aggregate outstanding principal balance of the mortgage loans as of their respective Cut-Off Dates.

         Insurance Agreement means the Class A Insurance Agreement or the Class M Insurance Agreement.

         Insurance Proceeds are proceeds paid by any insurer pursuant to any insurance policy covering a mortgage loan to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the related mortgagor. "Insurance Proceeds" do not include "Class A Insured Payments" and "Class M Insured Payments".

         Interest Distribution Amount means, with respect to any distribution date, an amount equal to the sum of the Class Monthly Interest and any Class Interest Carryover Shortfall for the Class A, Class A-IO and Class M Certificates, in each case, as of such distribution date.

         Interest Shortfall has the meaning specified under "Description of the Pooling and Servicing Agreement--Interest Shortfalls and Compensating Interest" in this prospectus supplement .

         Liquidated Loan Loss as to any Liquidated Mortgage Loan , (a) as of the date of liquidation, the unpaid principal balance thereof, plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of liquidation (net of Monthly Advances of interest made by the master servicer), minus (b) the Net Liquidation Proceeds, if any, with respect to such Mortgage Loan and the related Mortgaged Property, to the extent applied as recoveries of principal of the Liquidated Mortgage Loan. In addition, a Liquidated Loan Loss includes (a) a bankruptcy loss or (b) a loss resulting from a Servicing Modification.

         Liquidated Mortgage Loan is a mortgage loan as to which the master servicer has determined that all amounts it expects to recover from or on account of such mortgage loan have been recovered.

         Liquidation Expenses as to any mortgage loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the master servicer and not recovered by the master servicer, if any, including under any primary mortgage insurance policy, if applicable, for reasons other than the master servicer's failure to ensure the maintenance of or compliance with a primary mortgage insurance policy, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys' fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

         Liquidation Proceeds are cash received in connection with the liquidation of a Mortgage Loan, whether through trustee's sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise

         Monthly Advance means, with respect to any distribution date, the advance (including a Certificate Account Advance), required to be made by the master servicer as described under "Description of the Pooling and Servicing Agreement--Monthly Advances" in this prospectus supplement.

         Net Available Amount means, with respect to any distribution date, the Available Amount, less the sum of (i) the master servicing fee, (ii) the trustee's fees and any permitted expenses and indemnities of the trustee for such distribution date, (iii) in the case of the first distribution date only, $100, (iv) the amount distributed to the Class P Certificates on such distribution date, and (v) the aggregate Premium Amount for the Certificate Insurance Policies.

         Net Interest Shortfalls has the meaning specified under "Description of the Pooling and Servicing Agreement--Interest Shortfalls and Compensating Interest" in this prospectus supplement.

         Net Liquidation Proceeds as to any Liquidated Mortgage Loan, are Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom to the master servicer in accordance with the Pooling and Servicing Agreement, and (ii) unreimbursed servicing advances by the master servicer and Monthly Advances including Certificate Account Advances.

         Net WAC Cap means, as of any distribution date, a per annum rate equal to:

         o in the case of the Class A Certificates, (A) the sum of (x) the weighted average interest rate of the mortgage loans and (y) the amount, if any, paid by the yield maintenance agreement counterparty under the Class A Yield Maintenance Agreement on that distribution date (converted to a per annum rate and based upon the certificate principal balance of the Class A Certificates), minus (B) a per annum rate equal to the sum of (i) the master servicing fee rate, (ii) the trustee's fee rate, (iii) the aggregate Premium Amount payable to the certificate insurers (converted to a per annum rate and based upon the certificate principal balance of the Class A and Class M Certificates), and
              (iv) the product of (a) 4.00% per annum and (b) a fraction, the numerator of which is the Class A-IO Notional Balance for that distribution date and the denominator of which is the aggregate outstanding principal balance of the mortgage loans as of the beginning of the related Due Period (without giving effect to any prepayments received on the last day of the preceding Due Period); and

         o in the case of the Class M Certificates, (A) the sum of (x) the weighted average interest rate of the mortgage loans and (y) the amount, if any, paid by the yield maintenance agreement counterparty under the Class M Yield Maintenance Agreement on that distribution date (converted to a per annum rate and based upon the certificate principal balance of the Class M Certificates), minus (B) a per annum rate equal to the sum of (i) the master servicing fee rate, (ii) the trustee's fee rate, (iii) the aggregate Premium Amount payable to the certificate insurers (converted to a per annum rate and based upon the certificate principal balance of the Class A and Class M Certificates), and
              (iv) the product of (a) 4.00% per annum and (b) a fraction, the numerator of which is the Class A-IO Notional Balance for that distribution date and the denominator of which is the aggregate outstanding principal balance of the mortgage loans as of the beginning of the related Due Period (without giving effect to any prepayments received on the last day of the preceding Due Period).

         Net WAC Cap Carryover Amount is, with respect to the Class A and Class M Certificates and any distribution date, the sum of (a) the excess, if any, of the Class Monthly Interest for such class, calculated at the applicable Pass-through Rate without regard to the Net WAC Cap, over the Class Monthly Interest for such class for the applicable distribution date, (b) any Net WAC Cap Carryover Amount remaining unpaid from prior distribution dates, and (c) one month's interest on the amount in clause (b) calculated at the applicable Pass-through Rate without regard to the Net WAC Cap.

         OC Floor means 0.50% of the Cut-Off Date Scheduled Principal Balance.

         Overcollateralization Amount means, with respect to any distribution date, the excess, if any, of (a) the Current Pool Principal Balance for that distribution date, over (b) the aggregate certificate principal balance of the offered certificates as of such distribution date (after taking into account the distribution of the Principal Distribution Amount on such distribution date, except for any portion thereof relating to any Overcollateralization Increase Amount).

         Overcollateralization Deficit means, with respect to any distribution date, the amount, if any, by which (i) the aggregate certificate principal balance of the offered certificates as of such distribution date (after taking into account the distribution of the Principal Distribution Amount on such distribution date, except for any portion thereof in respect of any Overcollateralization Deficit), exceeds (ii) the Current Pool Principal Balance for such distribution date.

         Overcollateralization Increase Amount means, for any distribution date, the lesser of (x) the Excess Interest for such distribution date and (y) the Specified Overcollateralization Amount for such distribution date, minus the Overcollateralization Amount immediately prior to such distribution date.

         Overcollateralization Reduction Amount with respect to any distribution date, is the lesser of (a) the Excess Overcollateralization Amount for such distribution date and (b) the Principal Distribution Amount for such distribution date (without regard to clause (b)(11) of the definition of Principal Distribution Amount).

         Pass-through Rate means, for any class of offered certificates and any distribution date, the applicable rate described under "Description of the Certificates -- Pass-through Rates" in this prospectus supplement.

         Permitted Investments has the meaning specified under "Description of the Pooling and Servicing Agreement--Collection and Other Servicing Procedures" in this prospectus supplement .

         Premium Amount means the premium specified in the applicable Insurance Agreement payable to the related certificate insurer on each distribution date in respect of the related Certificate Insurance Policy.

         Prepayment Period means, with respect to any distribution date and prepayments in full or in part on the mortgage loans, the calendar month preceding the month of such distribution date.

         Prepayment Penalty Amount means, with respect to any distribution date and prepayments in full or in part on the Mortgage Loans, the amount of any prepayment penalties collected by the master servicer in the Prepayment Period, plus, on the distribution date on which the final prepayment penalty on the mortgage loans is distributed to the Class P Certificates, an amount equal to the certificate principal balance of the Class P Certificates.

         Principal Distribution Amount for any distribution date will be the lesser of:

         (a) the excess of (x) the sum, as of such distribution date, of (A) the Net Available Amount, (B) any Class A Insured Principal Payment (to be applied to the Class A Principal Distribution Amount only) and (C) any Class M Insured Principal Payment (to be applied to the Class M Principal Distribution Amount only), over
              (y) the Interest Distribution Amount; and

         (b)  the sum, without duplication, of:

              (1) all scheduled principal in respect of the mortgage loans that was due during the related due period and actually collected by the master servicer;

              (2) all unscheduled principal in respect of the mortgage loans actually collected during the related prepayment period;

              (3) the principal balance of each mortgage loan that either was repurchased by the seller on the related funds transfer date, to the extent such principal balance is actually received by the trustee;

              (4) any substitution adjustments delivered by the seller on the related funds transfer date in connection with a substitution of a mortgage loan, to the extent such substitution adjustments are actually received by the trustee;

              (5) the Net Liquidation Proceeds actually collected by the master servicer of all mortgage loans during the prior calendar month -- to the extent such Net Liquidation Proceeds relate to principal;

              (6) the proceeds received by the trustee upon the exercise by the master servicer of its option to repurchase the mortgage loans after the Clean-up Call Date;

              (7) the amount of any Overcollateralization Deficit for such distribution date;

              (8) the proceeds received by the trustee on any termination of the trust-- to the extent such proceeds relate to principal;

              (9) the amount of any Overcollateralization Increase Amount for such distribution date, to the extent of any Excess Interest available for such purpose; and

              (10) if either certificate insurer so elects in its sole
                   discretion with respect to the class of offered certificates insured by it, an amount of principal -- including Liquidated Loan Losses -- that would have been distributed pursuant to clauses (1) through (9) above if sufficient funds were available therefor; minus

              (11) the amount of any Overcollateralization Reduction Amount for such distribution date.

         Protected Account has the meaning specified under "Description of the Pooling and Servicing Agreement--Protected Acount" in this prospectus supplement .

         Qualified Substitute Mortgage Loan means any mortgage loan or mortgage loans substituted for a deleted mortgage loan and which, among other things,

         o has or have a scheduled principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of (and not more than $10,000 less than) the scheduled principal balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the mortgage loan for which it is being substituted;

         o has or have a Mortgage Interest Rate not less than (and not more than 1% greater than) the Mortgage Interest Rate of the mortgage loan for which it is being substituted;

         o has or have a remaining term to maturity not greater than (and not more than one year less than) that of the mortgage loan for which it is being substituted;

         o pay the same or a greater percentage of its original scheduled payment; and

         o complies or comply, as of the date of substitution, with each representation and warranty set forth in the Mortgage Loan Purchase Agreement.

         Reimbursement Amount means, as the context requires, either the Class A Reimbursement Amount or the Class M Reimbursement Amount.

         Relief Act means the Soldiers' and Sailors' Relief Act of 1940, as amended.

         REO Property means, any mortgaged property acquired by or on behalf of the trust through foreclosure, or deed in lieu of foreclosure, following a default on the related mortgage loan.

         Senior Enhancement Percentage means, with respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate certificate principal balance of the Class M Certificates and (ii) the Overcollateralization Amount (in each case after taking into account the distributions of the Principal Distribution Amount on such distribution date) by
(y) the Current Pool Principal Balance for that distribution date.

         Separation Event means the occurrence of a Certificate Insurer Default with respect to the Class M Certificate Insurer.

         Servicing Modification means, with respect to any mortgage loan that is in default or, in the reasonable judgment of the master servicer, as to which default is reasonably foreseeable, any modification which is effected by the Master Servicer in accordance with the Pooling and Servicing Agreement which results in any change in the outstanding outstanding principal balance, any change in the Mortgage Interest Rate or any extension of the term of such mortgage loan.

         Simple Interest Loan means a mortgage loan that provides for daily accrual of interest and is identified as such on the mortgage loan schedule to the Pooling and Servicing Agreement.

         Specified Overcollateralization Amount means, (x) prior to the Stepdown Date, an amount equal to 4.50% of the Cut-Off Date Scheduled Principal Balance and (y) on or after the Stepdown Date, an amount equal to 9.00% of the Current Pool Principal Balance for each distribution date; provided, that the Specified Overcollateralization Amount is not allowed to be lower than the OC Floor; provided, further, that on any distribution date on which a Trigger Event is in effect, the Specified Overcollateralization Amount shall be equal to 100.00% of the Current Pool Principal Balance for such distribution date.

         Stepdown Date means the earlier to occur of (i) the distribution date on which the certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of:

         o    the distribution date in October 2006; and

         o the first distribution date on which the Current Pool Principal Balance (after giving effect to distributions on that distribution date) has been reduced to less than 50.0% of the Cut-Off Date Scheduled Principal Balance.

         Trigger Event means either a Cumulative Loss Trigger Event or a Delinquency Trigger Event.

                       THE CERTIFICATE INSURANCE POLICIES

         THE  CLASS A CERTIFICATE INSURANCE POLICY

         The Class A certificate insurer will issue a financial guaranty insurance policy for the benefit solely of the Class A Certificateholders. The Certificate Insurance Policy unconditionally guarantees the payment of Class A Insured Amounts and Class A Preference Amounts to the trustee on behalf of the holders of the Class A Certificates. The Class A certificate insurer will make each required Class A Insured Payment to the trustee on the later of (1) 12:00 noon, New York City time, on the distribution date the Class A Insured Payment is distributable to the holders under the Pooling and Servicing Agreement, or
(2) 12:00 noon, New York City time, on the second business day following the business day the Class A certificate insurer shall have received written notice and certificate by facsimile, registered mail or personally delivered, from the trustee (if such notice is received by the certificate insurer by 12:00 noon, New York City time, and if such notice is received after such time, the third business day following the Class A certificate insurer's receipt of such notice), specifying that a Class A Insured Amount is due in accordance with the terms of the Class A Certificate Insurance Policy.

         The Class A certificate insurer's obligation under the Class A Certificate Insurance Policy will be discharged to the extent that funds are received by the trustee for distribution to the holders of the Class A Certificates, whether or not those funds are properly distributed by the trustee.

         The Class A Certificate Insurance Policy insures (i) the timely receipt by the holders of the Class A Certificates of interest each month in an amount equal to the Class Monthly Interest and any Class Interest Carryover Shortfall for the Class A Certificates, (ii) for so long as the Class A Certificates remain outstanding, the receipt by the holders of the Class A Certificates of principal amounts sufficient to cover any Class A Collateralization Deficit, and
(iii) the ultimate receipt by the holders of the Class A Certificates of the outstanding certificate principal balance thereof on the Final Insured Distribution Date.

         The Class A Certificate Insurance Policy will not protect the holders of the Class A Certificates against (i) any Net Interest Shortfalls that may be allocated to the Class A Certificates, or (ii) any failure of such holders to receive any Net WAC Cap Carryover Amounts for the Class A Certificates. The Class A Certificate Insurance Policy does not guarantee to the holders of the Class A Certificates any particular rate of principal payment or cover shortfalls, if any, attributable to taxes required to be paid or withheld in respect of payments on the Class A Certificates.

         In the absence of payments under the Class A Certificate Insurance Policy, holders will directly bear the credit risks associated with their Class A Certificates.

         The Class A Certificate Insurance Policy is non-cancelable.

         The Class A Certificate Insurance Policy is issued under and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles of the State of New York.

         THE CLASS A CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         THE  CLASS M CERTIFICATE INSURANCE POLICY

         The Class M certificate insurer will issue a financial guaranty insurance policy for the benefit solely of the Class M Certificateholders. The Certificate Insurance Policy unconditionally guarantees the payment of Class M Insured Amounts and Class M Preference Amounts to the trustee on behalf of the holders of the Class M Certificates. The Class M certificate insurer will make each required Class M Insured Payment to the trustee on the later of (1) 12:00 noon, New York City time, on the distribution date the Class M Insured Payment is distributable to the holders under the Pooling and Servicing Agreement, or
(2) 12:00 noon, New York City time, on the second business day following the business day the Class M certificate insurer shall have received written notice and certificate by facsimile, registered mail or personally delivered, from the trustee (if such notice is received by the certificate insurer by 12:00 noon, New York City time, and if such notice is received after such time, the third business day following the Class M certificate insurer's receipt of such notice), specifying that a Class M Insured Amount is due in accordance with the terms of the Class M Certificate Insurance Policy.

         The Class M certificate insurer's obligation under the Class M Certificate Insurance Policy will be discharged to the extent that funds are received by the trustee for distribution to the holders of the Class M Certificates, whether or not those funds are properly distributed by the trustee.

         For purposes of the Class M Certificate Insurance Policy, a holder as to a particular Class M Certificate does not and may not include the trust, the master servicer, the seller or the originators.

         The Class M Certificate Insurance Policy insures (i) the timely receipt by the holders of the Class M Certificates of interest each month in an amount equal to the Class Monthly Interest and any Class Interest Carryover Shortfall for the Class M Certificates, (ii) for so long as the Class M Certificates remain outstanding, the receipt by the holders of the Class M Certificates of principal amounts sufficient to cover any Class M Collateralization Deficit, and
(iii) the ultimate receipt by the holders of the Class M Certificates of the outstanding certificate principal balance thereof on the Final Insured Distribution Date.

         The Class M Certificate Insurance Policy will not protect the holders of the Class M Certificates against (i) any Net Interest Shortfalls that may be allocated to the Class M Certificates, or (ii) any failure of such holders to receive any Net WAC Cap Carryover Amounts for the Class M Certificates. The Class M Certificate Insurance Policy does not guarantee to the holders of the Class M Certificates any particular rate of principal payment or cover shortfalls, if any, attributable to taxes required to be paid or withheld in respect of payments on the Class M Certificates.

         In the absence of payments under the Class M Certificate Insurance Policy, holders will directly bear the credit risks associated with their Class M Certificates.

         The Class M Certificate Insurance Policy is non-cancelable.

         The Class M Certificate Insurance Policy is issued under and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles of the State of New York.

         THE CLASS M CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         DRAWINGS UNDER THE CERTIFICATE INSURANCE POLICIES

         Not later than three business days prior to each distribution date, the trustee is required to determine, based upon the servicer remittance report delivered by the master servicer pursuant to the Pooling and Servicing Agreement, for the next distribution date, the Net Available Amount to be on deposit in the certificate account on that distribution date. If there is a Class M Deficiency Amount and/or a Class A Deficiency Amount for a distribution date, the trustee is required to complete, pursuant to the Pooling and Servicing Agreement, a written notice and certificate by facsimile, registered mail or personally delivered, substantially in the form of Exhibit A to the applicable Certificate Insurance Policy, and submit the notice and certificate to the applicable certificate insurer no later than 10:00 a.m. New York City time on the second business day preceding the distribution date as a claim for an Insured Payment in an amount equal to the Class M Deficiency Amount or the Class A Deficiency Amount, as applicable.

                        THE YIELD MAINTENANCE AGREEMENTS

         On the closing date, the depositor will cause the yield maintenance agreement counterparty to enter into two Yield Maintenance Agreements for the benefit of the holders of the Class A and Class M Certificates. On each distribution date, payments under the Yield Maintenance Agreement for the Class A Certificates and the Yield Maintenance Agreement for the Class M Certificates will be based upon a schedule of notional amounts of the Class A Certificates and the Class M Certificates, respectively. The initial scheduled notional amount will be equal to the initial certificate principal balance of the Class A and Class M Certificates. The scheduled notional amount will decline monthly based upon an amortization schedule of the mortgage loans applying an assumed prepayment rate of 75% of the prepayment assumption for the mortgage loans. The strike rate on the Yield Maintenance Agreement for the Class A Certificates will equal 7.25% for each distribution date in month one to month 30 following the closing date, and 8.40% for each distribution date thereafter until the distribution date in February 2012. The strike rate on the Yield Maintenance Agreement for the Class M Certificates will equal 6.15% for each distribution date in month one to month 30 following the closing date, and 7.45% for each distribution date thereafter until the distribution date in February 2012. On each distribution date for each Yield Maintenance Agreement, the yield maintenance agreement counterparty will be obligated to make a payment to the trustee on behalf of the holders of the related Class A and Class M Certificates, in an amount equal to thirty days' interest on the applicable scheduled notional amount as of the related distribution date at an annual rate equal to the excess, if any, of one-month LIBOR over the strike rate, adjusted to the actual number of days elapsed in the related accrual period and based on a 360-day year. Any payment received on a distribution date from the yield maintenance agreement counterparty under each Yield Maintenance Agreement will be deposited into the Yield Maintenance Payment Fund for subsequent distribution by the paying agent to the holders of the related Class A or Class M Certificates on that distribution date in an amount not greater than the sum of the Class Monthly Interest and any Class Interest Carryover Shortfall plus any Class A Applied Realized Loss Amount or Class M Applied Realized Loss Amount, as applicable. Any remaining funds in the Yield Maintenance Payment Fund following such distributions will continue to be held in the Yield Maintenance Payment Fund for application on one or more subsequent distribution dates towards the payment of any Liquidated Loan Losses (including any Class M Applied Realized Loss Amount and Class A Applied Realized Loss Amount) and the payment of the Class Monthly Interest and any Class Interest Carryover Shortfall for the Class A Certificates, the Class M Certificates, or both, depending upon whether the source of the funds was the Yield Maintenance Agreement for the Class A Certificates or the Class M Certificates. In addition, the Pooling and Servicing Agreement provides that the amount, if any, retained in the Yield Maintenance Payment Fund will be allowed to decrease on or after the Stepdown Date.

         The Yield Maintenance Agreements will terminate by their terms, whether or not the Class A or Class M Certificates have been paid in full prior to such termination, upon the earliest to occur of (i) the distribution date in February 2012, or (ii) the insolvency, conservatorship or receivership of the yield maintenance agreement counterparty. Upon the occurrence of an event of default or certain termination events under each Yield Maintenance Agreement, including a downgrade of the counterparty ratings assigned to the yield maintenance agreement counterparty which would result in the withdrawal or downgrading of any rating assigned to the related Class A and M Certificates, without regard to the related Certificate Insurance Policy, the trustee, with the consent of the certificate insurer, will have the right to terminate such Yield Maintenance Agreement, unless the yield maintenance agreement counterparty enters into a satisfactory arrangement to secure the performance of its obligations. Upon such termination, the yield maintenance agreement counterparty will be obligated to pay to the trust the termination value of the Yield Maintenance Agreement, if any, and the master servicer will be obligated, to the extent that the termination value is sufficient therefor and only to the extent of any termination payment received, (a) to cause a new yield maintenance agreement counterparty to assume the obligations of the terminated yield maintenance agreement counterparty under the Yield Maintenance Agreement or (b) to cause a new yield maintenance agreement counterparty to enter into a new Yield Maintenance Agreement with the trust having substantially similar terms as those set forth in the terminated Yield Maintenance Agreement. In the event that the cost of entering into a new Yield Maintenance Agreement or the cost of having the existing Yield Maintenance Agreement assumed is in excess of the termination value received by the trust upon termination of the Yield Maintenance Agreement, neither the seller, the master servicer, the depositor, the certificate insurers, the trustee, the collateral agent nor any other person will be obligated to pay the amount of the shortfall.

         In the event of any termination event under either Yield Maintenance Agreement, no assurance can be given that an acceptable Yield Maintenance Agreement could be entered into or that an acceptable successor yield maintenance agreement counterparty could be found to assume the obligations under either of the existing Yield Maintenance Agreements.

         To the extent, if any, that the certificate principal balance of the Class A or Class M Certificates decreases at a rate faster than the corresponding scheduled notional amount of the related Yield Maintenance Agreement for a distribution date as set forth on the schedule of notional amounts attached to the related Yield Maintenance Agreement, a mandatory reduction event with respect to such Yield Maintenance Agreement will take place on that distribution date. In connection with any mandatory reduction event, the schedule of notional amounts attached to such Yield Maintenance Agreement will be adjusted so that the corresponding notional amount set forth on the schedule at the time of adjustment (and the scheduled notional amounts for all future dates) does not exceed the certificate principal balance of the related Class A or Class M Certificates at the time of adjustment. In the event of any such mandatory reduction event, a partial wind-down payment may be payable by the yield maintenance agreement counterparty at such time under the terms of such Yield Maintenance Agreement. Any partial wind-down payments received in the Yield Maintenance Payment Fund in connection with a mandatory reduction event will be applied as described above.

         The two Yield Maintenance Agreements will be held in trust, as part of the trust fund, but will not be an asset of any REMIC.

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The weighted average life of, and the yield to maturity on the Class A-IO Certificates and, if purchased at other than par, the other offered certificates, will be directly related to the rate of payment of principal of the mortgage loans, including for this purpose voluntary prepayment in full of mortgage loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of or substitutions for mortgage loans by the seller as required or permitted under the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement.

         The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates of certain mortgage loans at the time of origination, such mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates of certain mortgage loans at the time of origination, such mortgage loans may experience a lower prepayment rate than if prevailing rates remain at or below those at the time such mortgage loans were originated. However, there can be no assurance that the mortgage loans will conform to the prepayment experience of conventional mortgage loans or to any past prepayment experience or any published prepayment forecast. No assurance can be given as to the level of prepayments that the mortgage loans in the trust fund will experience.

         As indicated above, the yield to maturity on the Class A-IO Certificates and, if purchased at other than par, the other offered certificates, will be affected by the rate of the payment of principal on the mortgage loans. If the actual rate of payments on the mortgage loans is slower than the rate anticipated by an investor who purchases the offered certificates, other than the Class A-IO Certificates, at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the mortgage loans is faster than the rate anticipated by an investor who purchases the Class A-IO Certificate or who purchases the other offered certificates at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. In particular, the yield on the Class A-IO Certificates will be particularly sensitive to the prepayment rate on the mortgage loans and if the rate of prepayments on the mortgage loans is significantly faster than anticipated, it is possible that holders of the Class A-IO Certificates will not recover their initial investment.

         The Pooling and Servicing Agreement provides that none of the trustee, the certificate insurers, the collateral agent, the seller, the depositor, the originators or the master servicer will be liable to any holder for any loss or damage incurred by such holder as a result of any difference in the rate of return received by such holder as compared to the related Pass-through Rate, with respect to any holder of certificates upon reinvestment of the funds received in connection with any premature repayment of principal on the certificates, including any such repayment resulting from any prepayment by the mortgagor, any liquidation of such mortgage loan, or any repurchase of or substitution for any mortgage loan by the depositor or the master servicer.

         The final stated maturity date for the Class A and Class M Certificates is expected to be the distribution date occurring on January 25, 2034. The Class A-IO Certificates will in no event receive distributions after the distribution date occurring in March 2006. The final stated maturity date for the Class A and Class M Certificates was calculated using the assumption that the final stated maturity date would be the distribution date in the sixth month following the latest possible maturity date of any mortgage loan. The weighted average life of the certificates is likely to be shorter than would be the case if payments actually made on the mortgage loans conformed to the foregoing assumptions, and the final distribution date with respect to the certificates could occur significantly earlier than the final stated maturity date because:

         o prepayments, including, for this purpose, prepayments attributable to foreclosure, liquidation, repurchase and the like, on mortgage loans are likely to occur;

         o the overcollateralization provisions of the transaction result in the application of Excess Interest to the distribution of principal; and

         o the master servicer may, at its option as described in this prospectus supplement, call the certificates when the aggregate outstanding principal balance of the mortgage loans is equal to or less than 10% of the Cut-Off Date Scheduled Principal Balance.

         The Class M Certificates (and, following a Separation Event, the Class M-1, Class M-2 and Class M-3 Certificates) provide credit enhancement for the Class A Certificates and may absorb losses on the mortgage loans. The weighted average life of, and the yield to maturity on, the Class M Certificates (and, following a Separation Event, the Class M-1, Class M-2 and Class M-3 Certificates, in reverse order of their relative payment priorities) will be more sensitive than the Class A Certificates to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related Class M certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on such assumption. Realized losses on the mortgage loans will reduce the certificate principal balance of the Class M Certificates (and, following a Separation Event, the Class M-1, Class M-2 and Class M-3 Certificates, in reverse order of their relative payment priorities), either as a result of a distribution pursuant to the Class M Certificate Insurance Policy or a write down of the certificate principal balance, if and to the extent that the aggregate certificate principal balances of all classes of certificates, following all distributions on a distribution date exceeds the total principal balances of the related mortgage loans. As a result of such reduction, less interest will accrue on such class of Class M Certificates than would otherwise be the case.

         The Principal Distribution Amount to be made to the holders of the offered certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the aggregate outstanding principal balance of the mortgage loans will decline more than the aggregate certificate principal balances of the offered certificates, thereby reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization, the Class M Certificates then outstanding will bear such loss (or, following a Separation Event, the Class M-1, Class M-2 and Class M-3 Certificates, in reverse order of their relative payment priorities). In addition, the Class M Certificates will not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless the Class A Certificates have been paid in full). Because a Trigger Event may be based on the delinquency experience on the mortgage loans, a holder of a Class M Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal of the Class A Certificates, depending on the timing of realized losses, the Class M Certificates may bear a disproportionate percentage of the realized losses on the mortgage loans.

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security is scheduled to be repaid to an investor. The weighted average life of the certificates will be influenced by the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization or prepayments -- for this purpose, the term "prepayment " includes liquidations due to default.

         Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment model used in the tables below is a prepayment assumption, referred to as the "Prepayment Assumption," which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a mortgage loan pool for the life of such mortgage loans. For example, 100% of the Prepayment Assumption assumes a constant prepayment rate of 4% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 1.73% per annum in each month thereafter up to and including the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 23% per annum. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans in the trust fund.

         The following tables have been prepared on the basis of the following modeling assumptions:

         o the mortgage loans prepay at the indicated percentage of the Prepayment Assumption;

         o payments on the certificates are received in cash on the 25th day of each month commencing in October 2003;

         o no defaults or delinquencies in, or modifications, waivers or amendments respecting the payments by the mortgagors of principal and interest on the mortgage loans occur;

         o scheduled payments on each mortgage loan are determined based on its outstanding principal balance, mortgage interest rate and remaining amortization term so that each such mortgage loan will amortize in full over its remaining amortization term when applicable;

         o scheduled payments on the mortgage loans are assumed to be received on the first day of each month commencing in October 2003, and prepayments represent payments in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in September 2003, and include thirty days' interest thereon;

         o the aggregate servicing fee and trustee fee is equal to 0.51% per annum;

         o    one-month LIBOR remains constant at 1.12%;

         o    the certificates are purchased on September 30, 2003; and

         o    the mortgage loans have the following characteristics:

                                                                                                        Remaining
                                                                    Original         Remaining       Balloon Term to
       Principal             Mortgage          Net Mortgage     Amortizing Term   Amortizing Term       Maturity
      Balance ($)        Interest Rate (%)  Interest Rate (%)     (in months)       (in months)        (in months)
      -----------        -----------------  -----------------     -----------       -----------        -----------
       4,228,588.88           9.957              9.447               108               105                n/a
     122,658,948.75           9.878              9.368               360               357                209
      20,734,974.62          10.070              9.560               179               176                n/a
      30,451,111.89           9.806              9.296               240               237                n/a
       1,769,290.58           9.235              8.725               274               272                n/a
     108,313,314.26           9.089              8.579               360               357                n/a
     --------------
     228,156,228.98
     ==============

         The foregoing modeling assumptions are assumptions and are not necessarily indicative of actual performance.

         Based upon the foregoing modeling assumptions, the tables below indicate the percentages of the original certificate principal balances of the classes of offered certificates, other than the Class A-IO Certificates, that would be outstanding after each of the distribution dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average lives of those classes. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the Prepayment Assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and mortgage rates the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the Prepayment Assumption, even if the weighted average remaining term to maturity and weighted average mortgage rates of the mortgage loans are consistent with the remaining terms to maturity and mortgage rates of the mortgage loans specified in the modeling assumptions.

                              PREPAYMENT SCENARIOS

                                             SCENARIO I      SCENARIO II       SCENARIO III       SCENARIO IV       SCENARIO V
                                             ----------      -----------       ------------       -----------       ----------
(% of the Prepayment Assumption).........        50%             75%              100%              125%               150%

                          PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING


                                 CLASS A                                                    CLASS M
                         PREPAYMENT SCENARIO(1)                                    PREPAYMENT SCENARIO(1)(4)
                         ----------------------                                    -------------------------
DISTRIBUTION                                                DISTRIBUTION
DATE IN:               I      II     III     IV      V        DATE IN:          I       II      III      IV       V
                     ----------------------------------                       ---------------------------------------
  Initial                                                     Initial
  Percentage.....     100    100     100     100    100       Percentage...    100      100     100      100     100
 September 2004        85     80      75      69     64     September 2004     100      100     100      100     100
 September 2005        70     59      49      40     32     September 2005     100      100     100      100     100
 September 2006        58     44      32      21     12     September 2006     100      100     100      100     100
 September 2007        47     33      25      19     12     September 2007     100       93      71       53      49
 September 2008        38     27      19      13      9     September 2008     100       76      54       37      25
 September 2009        32     22      15       9      6     September 2009      91       62      41       26      16
 September 2010        28     18      11       6      4     September 2010      79       50      31       18      10
 September 2011        24     14       8       5      2     September 2011      68       41      23       13       5
 September 2012        21     12       6       3      2     September 2012      59       33      17        8       2
 September 2013        18      9       5       2      1     September 2013      51       26      13        5       *
 September 2014        15      8       3       2      *     September 2014      44       21       9        2       0
 September 2015        13      6       3       1      *     September 2015      37       17       6        1       0
 September 2016        11      5       2       1      0     September 2016      32       13       4        0       0
 September 2017        10      4       1       *      0     September 2017      27       11       2        0       0
 September 2018         8      3       1       0      0     September 2018      23        8       1        0       0
 September 2019         7      2       1       0      0     September 2019      19        5       0        0       0
 September 2020         6      2       *       0      0     September 2020      16        4       0        0       0
 September 2021         2      1       0       0      0     September 2021       5        0       0        0       0
 September 2022         2      *       0       0      0     September 2022       4        0       0        0       0
 September 2023         2      *       0       0      0     September 2023       2        0       0        0       0
 September 2024         1      0       0       0      0     September 2024       1        0       0        0       0
 September 2025         1      0       0       0      0     September 2025       *        0       0        0       0
 September 2026         1      0       0       0      0     September 2026       0        0       0        0       0
 September 2027         *      0       0       0      0     September 2027       0        0       0        0       0
 September 2028         *      0       0       0      0     September 2028       0        0       0        0       0
 September 2029         0      0       0       0      0     September 2029       0        0       0        0       0
Weighted                                                    Weighted
   Average Life                                                Average
   to                                                          Life to
   Maturity(2)..     5.53   4.01    3.10    2.46   1.97        Maturity(2)   11.10     8.13    6.21     5.12    4.59
Weighted                                                    Weighted
   Average                                                     Average
   Life to                                                     Life to
   Call(3).....      5.34   3.77    2.88    2.27   1.82        Call(3)...    10.69     7.51    5.69     4.69    4.25


(1)  All percentages are rounded to the nearest 1%.

(2)  Assumes the class of notes pays to maturity.

(3) Assumes that an optional termination is exercised on the first Payment Date on which the aggregate outstanding Principal Balance of the Mortgage Loans (after applying payments received in the related collection period) is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date.

(4)  Assumes no Separation Event occurs.

*    indicates a number less than 0.5% but greater than 0%.

         The preceding tables were prepared using the following assumptions:

         o the weighted average life of the certificates is determined by (a) multiplying the amount of each principal distribution used to retire the certificates by the number of years from the closing date to the date on which such principal distribution is received;
              (b) adding the results; and (c) dividing the sum by the original certificate principal balance of the applicable class,

         o in the "Weighted Average Life to Call" rows above, the certificates are called due to the exercise by the master servicer of its clean-up call option to repurchase the mortgage loans on the first distribution date on which the aggregate outstanding principal balance of all the then outstanding mortgage loans is equal to or less than 10% of the Cut-Off Date Scheduled Principal Balance, and

         o in the "Weighted Average Life to Maturity" rows above, no exercise of the master servicer's clean-up call option ever occurs.

         YIELD SENSITIVITY OF THE CLASS A-IO CERTIFICATES

         Distributions on the Class A-IO Certificates will be calculated on a notional balance which with respect to each distribution date occurring prior to the April 2006 distribution date, is equal to the lesser of (x) the Class A-IO Scheduled Notional Balance and (y) the aggregate outstanding principal balance of the mortgage loans as of the first day of the related Due Period; and on and after the distribution date occurring in April 2006 , is equal to $0. Investors should note that the Class A-IO Certificates are only entitled to distributions through the distribution date in March 2006. In addition, if, on any distribution date, the aggregate outstanding principal balance of the mortgage loans falls below the Class A-IO Scheduled Notional Balance for such distribution date, the yield to investors in the Class A-IO Certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans (including prepayments, defaults and liquidations), which may fluctuate significantly over time. Further, if the aggregate outstanding principal balance of the mortgage loans is reduced to that level prior to that date, the Clean-up Call Date will occur and the master servicer will be entitled to effect an optional termination of the trust. Upon any such termination, the Class A-IO Certificates will receive no further distributions. Investors in the Class A-IO Certificates should fully consider the risk that an extremely rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their initial investments.

         If the actual prepayment rate on the mortgage loans were to exceed certain rates, then assuming the mortgage loans behave in conformity with all other modeling assumptions, initial investors in the Class A-IO Certificates would not fully recover their initial investment. Timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any Class A-IO Certificates.

         In preparing the table below, the Constant Prepayment Rate prepayment model was used. CPR represents an assumed constant rate of repayment of loans outstanding as of the beginning of each month expressed as a per annum percentage. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans in the trust fund.

                CLASS A-IO YIELDS

         PREPAYMENT
         ASSUMPTION
            (CPR)                    YIELD
            -----                    -----
             59%                     3.00%
             60%                     3.00%
             61%                     1.177%
             62%                     0.649%
             63%                    (1.645)%
             64%                    (4.366)%

         The pre-tax yields described above were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flow to be paid on the Class A-IO Certificates, would cause the discounted present value of such assumed stream of cash flow on the Closing Date to equal the assumed purchase price (which is equal to 7.213083% of the initial notional balance plus accrued interest), and converting such monthly rate to a corporate bond equivalent rate. The assumed stream of cash flow to be paid on the Class A-IO Certificates was calculated using the modeling assumptions set forth above in the "Percentage of Original Certificate Balance Outstanding" tables, assuming the master servicer's clean-up call is exercised, and the application of the indicated level of CPR. The calculations represented by the above table do not take into account the interest rate at which funds received by holders of the Class A-IO Certificates may be reinvested and consequently does not purport to reflect the return on any investment in the Class A-IO Certificates when such reinvestment rates are considered. There is no assurances that prepayments will occur or, if they do occur, that they will occur at any percentage of CPR.

                           SALE OF THE MORTGAGE LOANS

         Pursuant to the Mortgage Loan Purchase Agreement, the seller will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing after, the Cut-Off Date, without recourse, to the depositor on the closing date. Pursuant to the Pooling and Servicing Agreement, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due and accruing after, the Cut-Off Date. Each such transfer will convey all right, title and interest in and to: (a) principal outstanding as of the Cut-Off Date, and (b) interest due and accrued on each such mortgage loan after the Cut-Off Date. However, the seller will not convey, and the seller reserves and retains all of its respective right, title and interest in and to (x) principal, including principal prepayments in full and curtailments (i.e., partial prepayments), received on each such mortgage loan on or prior to the Cut-Off Date and (y) interest accrued on each mortgage loan on or prior to the Cut-Off Date.

         DELIVERY OF MORTGAGE LOAN DOCUMENTS

         In connection with the sale, transfer, assignment or pledge of the mortgage loans to the trust, the depositor will cause to be delivered to the collateral agent on behalf of the trustee, on the closing date, with respect to each mortgage loan, the following documents which constitute the mortgage file:

         (a) the original mortgage note, endorsed without recourse in blank by the related originator, including all intervening endorsements showing a complete chain of endorsement;

         (b) the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the applicable recording office;

         (c) the recorded mortgage assignment(s), or copies of them certified by the applicable recording office, if any, showing a complete chain of assignment from the original mortgagee/secured party of the related mortgage loan to the seller -- which assignment may, at the seller's option, be combined with the assignment referred to in clause (d) below;

         (d) a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the seller to the trustee;

         (e) originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed; and

         (f) an original title insurance policy or (x) a copy of the title insurance policy, or (y) a binder of the mortgage or copy of such binder together with a certificate from the originator that the original mortgage has been delivered to the title insurance company that issued such binder for recordation.

         Pursuant to the Pooling and Servicing Agreement, the trustee or the collateral agent, on behalf of the trustee, agrees to execute and deliver on or prior to the closing date, with respect to the mortgage loans, an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans, with any exceptions noted. The trustee or the collateral agent, on behalf of the trustee, will agree, for the benefit of the holders of the certificates and the certificate insurers, to review, or cause to be reviewed, each mortgage file within 90 days after the closing date -- or, with respect to any Qualified Substitute Mortgage Loan, within 30 days after the receipt by the collateral agent of the mortgage loan -- and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans:

         o all documents required to be delivered to it pursuant to the Pooling and Servicing Agreement are in its possession;

         o each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to such mortgage loan; and

         o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date.

         If the trustee or the collateral agent, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage file does not conform to the requirements above or to the description of the mortgage loan as set forth in the schedule of mortgage loans, the trustee or the collateral agent, as applicable, shall promptly notify the trustee (except in the case where the trustee has performed the review), the master servicer, the seller and the certificate insurers in writing with details of such review. The seller agrees to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the trustee or the collateral agent. If, however, within 45 days after the trustee's or the collateral agent's notice of such defect, the seller has not caused the defect to be remedied and the defect materially and adversely affects the value of, or the interest of the holders of the offered certificates or the interests of the certificate insurers in the mortgage loan, the seller will either (a) substitute in lieu of such mortgage loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such mortgage loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the master servicer a substitution adjustment equal to the amount of any such shortfall or (b) purchase such mortgage loan at a price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus (i) accrued but unpaid interest thereon at the related Mortgage Interest Rate through and including the last day of the month of repurchase, plus (ii) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law, and minus (iii) any portion of the Master Servicing Fee or any unreimbursed servicing advances payable to the purchaser of the mortgage loan. The repurchase price shall be deposited in the certificate account on the next succeeding funds transfer date after deducting therefrom any amounts received in respect of such repurchased mortgage loan or loans and being held in the certificate account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan. In addition, the seller and the originators will be obligated to indemnify the trust, the trustee, the collateral agent, the holders of the offered certificates and the certificate insurers for any third-party claims arising out of a breach by the seller or the originators of representations or warranties regarding the mortgage loans. The obligation of the seller and the originators to cure such breach or to substitute or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the offered certificates, the trustee and the collateral agent.

         REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The seller will represent, among other things, with respect to each mortgage loan as of the closing date, the following:

         1. the information set forth in the schedule of mortgage loans with respect to each mortgage loan is true and correct;

         2. all of the original or certified documentation constituting the mortgage files, including all related material documents, has been or will be delivered to the collateral agent, on behalf of the trustee, on or before the closing date;

         3. the mortgaged property consists of a single parcel of real property separately assessed for tax purposes, upon which is erected a detached or an attached one-family residence or a detached two- to six-family dwelling, or an individual condominium unit, or a townhouse, or a manufactured home, or an individual unit in a planned unit development, or a commercial property, or a mixed use or a multiple purpose property. Such residence, dwelling or unit is not,

         o    a unit in a cooperative apartment,

         o    a property constituting part of a syndication,

         o    a time share unit,

         o a property held in trust, except to the extent such property is mortgaged by a trustee duly qualified to serve as such in the relevant jurisdiction,

         o    a log-constructed home,

         o    a recreational vehicle, or

         o    a mobile home;

         4. each mortgage or deed of trust is a valid first or second lien on a fee simple, or its equivalent under applicable state law, estate in the real property securing the amount owed by the mortgagor under the mortgage note subject only to,

         o the lien of current real property taxes and assessments which are not delinquent,

         o    any related first mortgage loan,

         o covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area where the property subject to the mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan obtained by the seller, and

         o other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage;

         5. to the best of the seller's knowledge, no mortgage loan is in violation of, or covered by, the Home Ownership and Equity Protection Act, no mortgage loan is in violation of, or covered by, any comparable state or local law, and no mortgage loan is a "high cost" loan or a loan having similar characteristics under the laws of the States of Georgia, New York, Massachusetts, Illinois or North Carolina or any other applicable state or local laws;

         6. immediately prior to the transfer and assignment by the seller to the depositor, the seller had good title to, and was the sole owner of each mortgage loan, free of any interest of any other person, and the seller has transferred all right, title and interest in each mortgage loan to the depositor;

         7. each mortgage loan conforms, and all such mortgage loans in the aggregate conform, to the description set forth in this prospectus supplement;

         8. all of the mortgage loans were originated in accordance with the underwriting criteria set forth in this prospectus supplement;

         9. none of the consumer mortgage loans have prepayment penalties that apply for more than five years from the date of origination; and

         10. no proceeds from any mortgage loan was used to finance single-premium credit life insurance.

         Pursuant to the Pooling and Servicing Agreement, upon the discovery by a certificateholder, the master servicer, any subservicer, the collateral agent, either certificate insurer or the trustee that any of the representations and warranties contained in the Pooling and Servicing Agreement have been breached in any material respect as of the date made, with the result that the value of, or the interests of the holders of the offered certificates or the interests of the certificate insurers in the related mortgage loan were materially and adversely affected, notwithstanding that such representation and warranty was made to the seller's best knowledge and the seller lacked knowledge of such breach, the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the Pooling and Servicing Agreement, within sixty days of the earlier to occur of the seller's discovery or its receipt of notice of any such breach, the seller, notwithstanding the seller's lack of knowledge with respect to the substance of such representation and warranty, will,

         o    promptly cure such breach in all material respects,

         o remove each mortgage loan which has given rise to the requirement for action by the seller, substitute one or more Qualified Substitute Mortgage Loans and, if the outstanding principal balance of such Qualified Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon, of the replaced mortgage loans as of the date of substitution, deliver to the trust as part of the amounts remitted by the master servicer on such distribution date the amount of such shortfall, or

         o purchase such mortgage loan at a price equal to the principal balance of such mortgage loan as of the date of purchase plus the greater of (x) all accrued and unpaid interest thereon and (y) thirty days' interest thereon computed at the mortgage interest rate, net of the master servicing fee, plus the amount of any unreimbursed servicing advances made by the master servicer, and deposit such purchase price into the certificate account on the next succeeding funds transfer date after deducting therefrom any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the certificate account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

         In addition, the seller will be obligated to indemnify the depositor, the trustee, the holders of the offered certificates and the certificate insurers for any third-party claims arising out of a breach by the seller of representations or warranties regarding the mortgage loans. The obligation of the seller to cure such breach or to substitute or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the depositor, the trustee, the collateral agent and the holders of the offered certificates.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

         EMC Mortgage Corporation will act as the master servicer of the mortgage loans. The master servicer will be required to use the same care as it customarily employs in servicing and administering mortgage loans for its own account, in accordance with accepted mortgage servicing practices of prudent lending institutions, and giving due consideration to the reliance of the holders of the certificates and the certificate insurers on it.

         COLLECTION AND OTHER SERVICING PROCEDURES

         The master servicer will use its reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the pooling and servicing agreement. Consistent with the foregoing, the master servicer may in its discretion (i) waive or permit to be waived any late payment or prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a mortgage loan, (ii) amend a forbearance plan to enable a borrower to satisfy its obligations under the related mortgage loan and (iii) suspend or reduce or permit to be suspended or reduced regular monthly payments for a period of up to six months or arrange or permit an arrangement with a borrower for a schedule for the liquidation of delinquencies. In certain instances relating to Bankruptcy Mortgage Loans, court approval may be required for modifications. In the event the master servicer shall consent to the deferment of due dates for payments due on a Note, the master servicer shall nonetheless continue to make advances as described herein to the same extent as if such installment were due, owing and delinquent and had not been deferred through liquidation of the mortgaged property, but the obligation of the master servicer to advance shall apply only to the extent that the master servicer believes, in good faith, that such advances are recoverable from future payments on the related mortgage loan.

         In addition, if a material default occurs or a payment default is reasonably foreseeable with respect to a mortgage loan, the master servicer will be permitted, subject to any specific limitations set forth in the pooling and servicing agreement, to modify, waive or amend any term of such mortgage loan, including the interest rate, deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (i) is reasonably likely to produce a greater recovery with respect to such mortgage loan on a present value basis than would liquidation and (ii) would not result in a REMIC violation.

         The master servicer will establish and maintain, in addition to the Protected Account described below under "--Protected Account," one or more accounts (each, a "Servicing Account") in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The master servicer will deposit and retain therein all collections from the borrowers for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the borrowers and in trust as provided in the pooling and servicing agreement. Amounts in any Servicing Account may relate to mortgage loans in more than one mortgage pool or to mortgage loans not yet included in a mortgage pool. Each Servicing Account shall be fully insured by the FDIC and to the extent that the balance in such account exceeds the limits of such insurance, such excess must be transferred to another fully-insured account in another institution the accounts of which are insured by the FDIC or must be invested in certain investments permitted by the pooling and servicing agreement ("Permitted Investments"). Such Permitted Investments must be held in trust by the master servicer, as described above. In addition, the master servicer may establish Servicing Accounts not conforming to the foregoing requirements to the extent that such Servicing Accounts meet the requirements of each of the Rating Agencies for the maintenance of the ratings on the Certificates and the approval of each certificate insurer. Withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the master servicer for any advances made with respect to such items, to refund to any borrowers any sums as may be determined to be overages, to pay interest, if required, to borrowers on balances in the Servicing Accounts, to pay earnings not required to be paid to borrowers to the master servicer or to clear and terminate the Servicing Accounts at or at any time after the termination of the pooling and servicing agreement.

         For each mortgage loan which as of the Cut-off Date was covered by a primary mortgage insurance policy, the master servicer will maintain and keep, or cause to be maintained and kept, with respect to each such mortgage loan, in full force and effect a primary mortgage insurance policy with respect to the portion of each such mortgage loan, if any, in excess at origination of the percentage of value set forth in the pooling and servicing agreement, at least until such excess has been eliminated. Pursuant to applicable state law, the master servicer may permit the primary mortgage insurance policy to be terminated if a reappraisal of the mortgaged property indicates a new appraised value of which the then outstanding principal balance of the mortgage loan does not exceed 80%. Primary Insurance Policies may be replaced by substantially equivalent insurance but such replacement is subject to the condition, to be evidenced by a writing from each Rating Agency, that it would not cause the ratings on the offered certificates to be downgraded or withdrawn.

         The master servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

         HAZARD INSURANCE

         The master servicer will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy equal to at least the lesser of the Scheduled Principal Balance of the mortgage loan or the current replacement cost of the mortgaged property and containing a standard mortgagee clause; provided, however, that the amount of hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Unless a higher deductible is required by law, the deductible on such hazard insurance policy may be no more than $5,000 or 1% of the applicable amount of coverage, whichever is less. In the case of a condominium unit or a unit in a planned unit development, required hazard insurance will take the form of a multiperil policy covering the entire condominium project or planned unit development, in an amount equal to at least 100% of the insurable value based on replacement cost. Any amounts collected by the master servicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the borrower in accordance with normal servicing procedures) shall be deposited in a Protected Account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs shall be recoverable by the master servicer out of related late payments by the borrower or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the Certificate Account. The right of the master servicer to reimbursement for such costs incurred will be prior to the right of certificateholders to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the Certificate Account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the master servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will be in an amount equal to the lesser of (i) the Scheduled Principal Balance of the related mortgage loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such mortgaged property is located is participating in such program). Unless applicable state law requires a higher deductible, the deductible on such flood insurance may not exceed $1,000 or 1% of the applicable amount of coverage, whichever is less.

         The master servicer, on behalf of the Trustee and certificateholders, will present claims to the insurer under any applicable primary mortgage insurance policy or hazard insurance policy. As set forth above, all collections by the master servicer under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the borrower in accordance with normal servicing procedures are to be deposited in a Protected Account.

         REALIZATION UPON DEFAULTED MORTGAGE LOANS; PURCHASES OF DEFAULTED MORTGAGE LOANS

         The master servicer will use its reasonable efforts to maximize the receipt of principal and interest on Defaulted Mortgage Loans and foreclose upon or otherwise comparably convert the ownership of properties securing Defaulted Mortgage Loans as to which no satisfactory collection arrangements can be made. The master servicer will service the REO Property acquired by the Trust through foreclosure or deed-in-lieu of foreclosure and use its reasonable efforts to maximize the receipt of principal and interest on Defaulted Mortgage Loans; provided, however, that the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines in good faith (i) that such foreclosure or restoration will increase the proceeds of liquidation of the Mortgage Loan to the certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or Insurance Proceeds (including as Insurance Proceeds receipts with respect to REO Property) (respecting which it shall have priority for purposes of reimbursements from the Certificate Account).

         Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the Defaulted Mortgage Loan together with accrued interest thereon at its mortgage interest rate net of the master servicer fee rate and the trustee's fee rate.

         Notwithstanding the foregoing, under the pooling and servicing agreement, the master servicer will have the option (but not the obligation) to purchase any mortgage loan as to which the borrower has failed to make an unexcused payment in full of three or more scheduled payments of principal and interest (a "Defaulted Mortgage Loan"). Any such purchase will be for a price equal to the Repurchase Price of such mortgage loan. The purchase price for any Defaulted Mortgage Loan will be deposited in the Certificate Account on the Business Day prior to the distribution date on which the proceeds of such purchase are to be distributed to the certificateholders.

         SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The "Master Servicing Fee" in respect of each mortgage loan will be 0.50% per annum of the Scheduled Principal Balance of such mortgage loan.

         The master servicer shall be entitled to retain the Master Servicing Fee from full payments of accrued interest on each mortgage loan as compensation for its activities under the pooling and servicing agreement. However, the master servicer will make Compensating Interest Payments on each distribution date to the extent needed to cover Interest Shortfalls for the related Prepayment Period, to the extent such Interest Shortfalls do not exceed the Master Servicing Fee for such distribution date. See "--Interest Shortfalls and Compensating Interest." No assurance can be given that the master servicing compensation available to cover Interest Shortfalls will be sufficient therefor.

         In addition to the primary compensation described above, the master servicer will retain all prepayment charges, if any, assumption fees, tax service fees, fees for statement of account payoff and late payment charges, all to the extent collected from borrowers and not a collection payable to the Class P Certificates. The master servicer will also be entitled to retain, as additional servicing compensation, any income earned on any Protected Account and certain other accounts and any excess Liquidation Proceeds (i.e., the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceeds the sum of (i) the Outstanding Principal Balance of such mortgage loan and accrued but unpaid interest at the related Mortgage Interest Rate through the related date of liquidation, plus (ii) related liquidation expenses, to the extent that such amount is not required by law to be paid to the related borrower), but only to the extent that transfers or withdrawals from the Certificate Account with respect thereto are permitted under the pooling and servicing agreement.

         The master servicer will pay all expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described herein). On each distribution date, the Trustee will pay itself the respective fees and reimbursable expenses to which it is entitled for the month of such distribution date from amounts in the Certificate Account.

         In the event a successor Trustee is appointed by the certificateholders pursuant to the pooling and servicing agreement, the successor Trustee Fees shall not exceed the Trustee Fees established at the time of issuance of the Certificates without the consent of the holders of not less than 66 2/3% of the Percentage Interests of the certificates.

         PROTECTED ACCOUNT

         The master servicer will establish and maintain an account in the name of the Trustee (each, a "Protected Account") into which it will deposit daily all collections of principal and interest on any mortgage loan and amounts received with respect to REO Properties, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, the Repurchase Price for any mortgage loans repurchased, and advances made from the master servicer's own funds (less servicing compensation as permitted above). All Protected Accounts shall be held in a depository institution, the accounts of which are insured by the FDIC to the maximum extent permitted by law, segregated on the books of such institution and held in trust. The amount at any time credited to a Protected Account shall be fully insured by the FDIC to the maximum extent permitted by law or, to the extent that such balance exceeds the limits of such insurance, such excess must be transferred to an account or invested in permitted investments meeting the requirements of the Rating Agencies or to the Certificate Account. Certain payments may be required to be transferred into noncommingled accounts on an accelerated basis.

         Not later than the second business day prior to each distribution date, the master servicer shall withdraw or shall cause to be withdrawn from the Protected Accounts and any other permitted accounts and shall deposit or cause to be deposited in the Certificate Account amounts representing the following collections and payments (other than with respect to principal of, or interest on, the mortgage loans due on or before the Cut-off Date, except for principal on the Simple Interest Loans due before the Cut-off Date but received on or after the Cut-off Date):

         (1) Scheduled payments on the related mortgage loans received or advanced by the master servicer which were due (or deemed due) on the related Due Date, net of servicing fees due the master servicer;

         (2) Full principal prepayments and any Liquidation Proceeds received from the master servicer with respect to such mortgage loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of servicing fees due the master servicer; and

         (3) Partial prepayments received by the master servicer for such mortgage loans in the related Prepayment Period; and

         (4) Prepayment penalty amounts collected by the master servicer for such mortgage loans in the related Prepayment Period.

         To the extent provided in the pooling and servicing agreement, certain amounts due the master servicer may be withdrawn by it directly from the Protected Accounts prior to deposit in the Certificate Account.

         CERTIFICATE ACCOUNT

         The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the certificateholders, an account (the "Certificate Account") meeting the requirements set forth in the pooling and servicing agreement. The Trustee will deposit in the Certificate Account, as received, the following amounts (subject to retention of certain amounts due to it as provided in the pooling and servicing agreement):

         (1) Any amounts withdrawn from a Protected Account or other permitted account;

         (2)  Any Monthly Advance and Compensating Interest Payments;

         (3) Any Insurance Proceeds or Liquidation Proceeds received by the master servicer which were not deposited in a Protected Account or other permitted account;

         (4) The repurchase price with respect to any mortgage loans repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the Trust;

         (5) Any amounts required to be deposited with respect to losses on Permitted Investments; and

         (6) Any other amounts received by the master servicer or the Trustee and required to be deposited in the Certificate Account pursuant to the pooling and servicing agreement.

         All amounts deposited to the Certificate Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the pooling and servicing agreement, subject to the right of the master servicer to require the Trustee to make withdrawals therefrom as provided below. The amount at any time credited to the Certificate Account may be invested by the Trustee in Permitted Investments.

         The Trustee will, from time to time on written demand of the master servicer, make or cause to be made such withdrawals or transfers from the Certificate Account as the master servicer has designated for such transfer or withdrawal for the following purposes (limited in the case of amounts due to the master servicer to those not withdrawn from the Protected Accounts in accordance with terms of the pooling and servicing agreement; provided, however, that the Trustee will have no obligation to verify or recalculate any amount requested by the master servicer):

         (1) to reimburse the master servicer for any Monthly Advance or servicing advance of its own funds, the right of the master servicer to reimbursement pursuant to this subclause (1) being limited to amounts received on a particular mortgage loan (including, for this purpose, the Repurchase Proceeds, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such mortgage loan respecting which such Monthly Advance or servicing advance was made;

         (2) to reimburse the master servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular mortgage loan for amounts expended by the master servicer in good faith in connection with the restoration of the related mortgaged property which was damaged by an uninsured cause or in connection with the liquidation of such mortgage loan;

         (3) to reimburse the master servicer to the extent permitted by the pooling and servicing agreement from Insurance Proceeds relating to a particular mortgage loan for expenses incurred with respect to such mortgage loan and to reimburse the master servicer from Liquidation Proceeds from a particular mortgage loan for liquidation expenses incurred with respect to such mortgage loan;

         (4) to pay the master servicer to the extent permitted by the pooling and servicing agreement from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of a mortgage loan, the amount which the master servicer would have been entitled to receive under subclause (9) below as servicing compensation on account of each defaulted scheduled payment on such mortgage loan if paid in a timely manner by the related borrower;

         (5) to pay the master servicer to the extent permitted by the pooling and servicing agreement from the Repurchase Price for any mortgage loan, the amount which the master servicer would have been entitled to receive under subclause (9) below as servicing compensation;

         (6) to reimburse the master servicer for certain advances of funds made to protect a mortgaged property, the right to reimbursement pursuant to this subclause being limited to amounts received on the related mortgage loan (including, for this purpose, the Repurchase Proceeds, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

         (7) to pay the master servicer with respect to each mortgage loan that has been repurchased, all amounts received thereon, representing recoveries of principal that reduce the Outstanding Principal Balance of the related mortgage loan below the Outstanding Principal Balance used in calculating the Repurchase Price or representing interest included in the calculation of the Repurchase Price or accrued after the end of the month during which such repurchase occurs;

         (8) to reimburse the master servicer for any Monthly Advance or servicing advance, if a Realized Loss is to be allocated with respect to the related mortgage loan on the related distribution date, if the Monthly Advance or servicing advance has not been reimbursed pursuant to clauses (1), (2), (3) and (6);

         (9) to pay the master servicer servicing compensation as set forth above;

         (10) to reimburse the master servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to the pooling and servicing agreement;

         (11) to pay to the master servicer, as additional servicing compensation, any Excess Liquidation Proceeds;

         (12) to clear and terminate the Certificate Account; and

         (13) to remove amounts deposited in error.

         On each distribution date, the Trustee shall make payments from the funds in the Certificate Account in accordance with the provisions set forth under "Description of the Certificates--Flow of Funds" above.

         CERTAIN MATTERS REGARDING THE MASTER SERVICER

         The pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties thereunder, except with the written consent of the Certificate Insurers (which consents will not be unreasonably withheld), or upon determination that the performance of such duties is no longer permissible under applicable law and such incapacity cannot be cured by the master servicer without the incurrence, in the reasonable judgement of the Certificate Insurers, of unreasonable expense. No such resignation will become effective until a successor acceptable to the Certificate Insurers has assumed the obligations and duties of the master servicer to the extent required under the pooling and servicing agreement. The master servicer, however, has the right, with the written consent of the Certificate Insurers (which consents will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the pooling and servicing agreement; provided that the rating of the Certificates in effect immediately prior to such assignment, sale, transfer or delegation is not, as evidenced in writing from each Rating Agency, qualified, downgraded or withdrawn as a result of such assignment, sale, transfer or delegation and the purchaser or transferee accepting such assignment, sale, transfer or delegation (i) is qualified to service mortgage loans for Fannie Mae or Freddie Mac, (ii) has a net worth of not less than $15,000,000 and (iii) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the master servicer under the pooling and servicing agreement from and after the date of such agreement.

         The pooling and servicing agreement will further provide that neither the master servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trustee, the Trust or the certificateholders for taking any action or for refraining from taking any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranties or representations made in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The pooling and servicing agreement will further provide that the master servicer and its directors, officers, employees and agents are entitled to indemnification from the Certificate Account and will be held harmless thereby against any loss, liability or expense incurred in connection with any legal proceeding relating to the pooling and servicing agreement or the Certificates, other than any loss, liability or expense related to any specific mortgage loans (except as otherwise reimbursable under the pooling and servicing agreement) or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the pooling and servicing agreement will provide that the master servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable in respect of the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust and the master servicer will be entitled to be reimbursed therefor from the Certificate Account.

         Any corporation into which the master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the master servicer is a party, or any corporation succeeding to the business of the master servicer will be the successor of the master servicer under the pooling and servicing agreement, provided that any such successor to the master servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac.

         EVENTS OF DEFAULT

         "Events of Default" under the pooling and servicing agreement consist of (i) failure by the master servicer to cause to be deposited in the Certificate Account or a Protected Account or remitted to the Trustee any amounts required to be made by the master servicer pursuant to the pooling and servicing agreement, and such failure continues unremedied for (2) Business Days after the date on which such deposit or remittance was required to have been made, (ii) failure by the master servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Certificates or the pooling and servicing agreement to be performed by it, or the breach of any representation or warranty set forth in the pooling and servicing agreement, and such failure or breach continues unremedied for 45 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer and the Certificate Insurers by the Trustee or to the master servicer and the Trustee by the Certificate Insurers or the holders of Certificates aggregating ownership of not less than 25% of the Trust, (iii) the entry against the master servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 45 consecutive days, or the commencement of an involuntary case against the master servicer under any applicable insolvency or reorganization statute which case is not dismissed within 45 days, (iv) consent by the master servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the master servicer or substantially all of its property, admission by the master servicer in writing of its inability to pay its debts generally as they become due, filing of a petition by or against the master servicer to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations, (v) a Certificate Insurer shall notify the trustee or the master servicer in writing of any "event of default" on the part of the master servicer under the applicable

Insurance Agreement or (vi) assignment or delegation by the master servicer of its duties or rights under the pooling and servicing agreement in contravention of the provisions permitting such assignment or delegation under the pooling and servicing agreement.

         In each and every such case, so long as such Event of Default with respect to the master servicer shall not have been remedied, the Trustee shall, at the written direction of the Certificate Insurers, or may, at the written direction of the holders of Certificates aggregating ownership of not less than 51% of the Trust, with the written consent of the Certificate Insurers, in each case by notice in writing to the master servicer, with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities) of the master servicer under the pooling and servicing agreement and in and to the mortgage loans serviced by the master servicer and the proceeds thereof. Upon the receipt by the master servicer of such written notice, all authority and power of the master servicer under the pooling and servicing agreement, whether with respect to the Certificates, the mortgage loans or under any other related agreements (but only to the extent that such other agreements relate to the mortgage loans) shall, subject to the provisions of the pooling and servicing agreement, automatically and without further action pass to and be vested in the Trustee or other successor servicer appointed by the Trustee or a court of competent jurisdiction.

         Upon the receipt by the master servicer of a notice of termination or receipt by the Trustee of an opinion of counsel to the effect that the master servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the Trustee shall automatically become the successor in all respects to the master servicer in its capacity under the pooling and servicing agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions hereof; provided, however, that the Trustee (i) shall be under no obligation to repurchase any mortgage loan; and (ii) shall have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by such Master Servicer of such notice or of such opinion of counsel. As compensation therefor, the Trustee shall be entitled to all funds relating to the mortgage loans which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made. Notwithstanding the above the Certificate Insurers may appoint a successor master servicer, and the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act or if the Certificate Insurers so request in writing, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution acceptable to the Certificate Insurers and the rating agencies having a Fannie Mae or Freddie Mac approved servicer having a net worth of not less than $15,000,000, as the successor to the master servicer under the pooling and servicing agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the pooling and servicing agreement. Pending appointment of a successor to the master servicer under the pooling and servicing agreement, the Trustee shall act in such capacity as provided under the pooling and servicing agreement. In connection with such appointment and assumption, the Trustee, may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Trustee as provided above without the consent of 66 2/3% of the Percentage Interests of the offered certificates and the consent of the Certificate Insurers, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the pooling and servicing agreement.

         INTEREST SHORTFALLS AND COMPENSATING INTEREST

         Shortfalls in expected interest collections, referred to as Interest Shortfall, can occur with respect to the mortgage loans for any distribution date. "Interest Shortfall" for any distribution date is equal to the aggregate shortfall, if any, in collections of interest (net of the related Master Servicing Fee) on the mortgage loans resulting from (a) prepayments in full received during the related Prepayment Period, (b) partial principal prepayments of the mortgage loans received during the related Prepayment Period to the extent applied prior to the related Due Date and (c) interest payments on certain of the mortgage loans being limited pursuant to the provisions of the Relief Act.

         Interest Shortfalls result because (i) borrowers are obligated to pay interest on prepayments in full only to the date of prepayment by the borrower,
(ii) partial principal prepayments of the mortgage loans are generally not required to be accompanied by interest on the amount of such partial principal prepayment, (iii) partial principal prepayments of the mortgage loans applied prior to the related Due Date will result in a reduction of the Scheduled Principal Balance of the related mortgage loan without a corresponding reduction of the certificate principal balance of any Certificate and (iv) the Relief Act limits, in certain circumstances, the interest rate required to be paid by a borrower in the military service, to 6% per annum.

         Interest Shortfalls resulting from prepayments in full or in part in any Prepayment Period will be offset by the master servicer on the related distribution date to the extent that such Interest Shortfalls do not exceed the aggregate Master Servicing Fee in connection with such distribution date. No assurance can be given that the servicing compensation available to cover Interest Shortfalls will be sufficient therefor.

         The amount of the Master Servicing Fee used to offset such Interest Shortfalls is referred to herein as "Compensating Interest Payments." Interest Shortfalls net of Compensating Interest Payments are referred to herein as "Net Interest Shortfalls." For any distribution date, the "Determination Date"is the 15th day of the month of such distribution date, or if such day is not a Business Day, the following Business Day.

         MONTHLY ADVANCES

         If the original scheduled payment of interest on a mortgage loan which was due (or deemed due) on a related Due Date and is delinquent other than as a result of application of the Relief Act exceeds the amount deposited in the Certificate Account which will be used for a Certificate Account Advance (as defined below) with respect to such mortgage loan, the master servicer will deposit in the Certificate Account not later than the second Business Day immediately preceding the distribution date an amount equal to such deficiency, net of the related Master Servicing Fee except to the extent the master servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. The master servicer will not make any advances in respect of principal. Subject to the foregoing, such advances will be made through liquidation of the related mortgaged property. Any amount used as a Certificate Account Advance shall be replaced by the master servicer by deposit in the Certificate Account no later than the distribution date on which such funds are required to be distributed pursuant to the pooling and servicing agreement. If applicable, on the fifth Business Day preceding each distribution date, the master servicer shall present an officer's certificate to the Trustee (i) stating that the master servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

         As of any Determination Date, a "Certificate Account Advance" is the amount on deposit in a Protected Account or another permitted account which is not required to be transferred to the Certificate Account for distribution during the calendar month in which such Determination Date occurs but which is used to make a distribution to certificateholders during such calendar month on account of original scheduled payments on the mortgage loans due on the Due Date for such month not being paid on or before the Determination Date except insofar as such unpaid amounts are the result of application of the Relief Act.

         No Monthly Advance or Certificate Account Advance with respect to a mortgage loan will exceed the related original scheduled payment. In no event will any Monthly Advance or Certificate Account Advance be made with respect to any balloon payment required to be made by a borrower on the maturity date of the related mortgage loan.

         REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, a report will be made available through the Trustee's internet website to the Certificate Insurers (with a hard or electronic copy sent to each Certificate Insurer), each holder of Certificates, the parties to the pooling and servicing agreement and other interested parties, setting forth certain information with respect to the composition of the payment being made, the certificate principal balance of an individual Certificate following the payment, the amount of any Insured Payment and certain other information relating to the Certificates and the mortgage loans. The Trustee's internet website shall initially be located at www.etrustee.net. Assistance in using the website can be obtained by calling the Trustee's customer service desk at (714) 238-6701.

         TERMINATION

         The obligations of the master servicer and the Trustee created by the pooling and servicing agreement will terminate upon (i) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last mortgage loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans and (ii) the payment to certificateholders of all amounts required to be paid to them pursuant to the pooling and servicing agreement and the payment to the Certificate Insurers, the Collateral Agent and the Trustee of all amounts required to be paid to them pursuant to the pooling and servicing agreement and/or the related Insurance Agreement.

         On or after any distribution date on which the Scheduled Principal Balance of the mortgage loans is less than 10.0% of the Cut-off Date Scheduled Principal Balance of the mortgage loans, the master servicer or its designee may repurchase from the Trust all mortgage loans remaining outstanding at a purchase price equal to (a) the aggregate outstanding principal balance of such mortgage loans (other than mortgage loans related to REO Property), net of the principal portion, if any, of any unreimbursed Monthly Advances made by the purchaser, plus accrued but unpaid interest thereon at the applicable Mortgage Interest Rate to the next Due Date, plus (b) the fair market value of any REO Property (but not more than the Scheduled Principal Balance of the related mortgage loan, together with accrued but unpaid interest on that balance at the applicable Mortgage Interest Rate to the next Due Date) plus all amounts owing to the Certificate Insurers, less the good faith estimate of the master servicer of liquidation expenses to be incurred in connection with its disposal thereof. The Trust may also be terminated and all of the Certificates retired on any distribution date upon the depositor's or the Trustee's determination, based upon an opinion of counsel, that the real estate mortgage investment conduit status of any REMIC relating to the Trust has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. Upon termination, after the payment of any amounts due to the master servicer, the Certificate Insurers, the Collateral Agent and the Trustee, the holders of the offered certificates will receive the proceeds up to the certificate principal balance of their Certificates, if any, and accrued but unpaid interest. The prior consent of each certificate insurer to the purchase of the mortgage loans must be obtained if the resulting amount available for payment on the certificates would result in a draw under the related Certificate Insurance Policy or the failure to pay fully any and all amounts owed to such certificate insurer under the Pooling and Servicing Agreement and the Insurance Agreement.

         OPTIONAL PURCHASE OF DEFAULTED LOANS

         Beginning on the first Business Day of the fiscal quarter immediately following the date on which a mortgage loan has become at least 91 days delinquent, the Seller may, at its option, purchase such mortgage loan at the repurchase price therefor specified in the Pooling and Servicing Agreement, provided that such purchase option, if not exercised, (i) shall terminate on the earlier of (a) the date on which such delinquency has been cured and (b) the last Business Day of such fiscal quarter and (ii) shall not thereafter be reinstated as to any such mortgage loan unless, in the case of clause (a), the mortgage loan shall thereafter again have become 91 or more days delinquent or, in the case of clause (b), the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 91 days or more in any subsequent fiscal quarter.

         The Seller shall not have the option to purchase any mortgage loan that is 91 or more days delinquent as of the Cut-off Date, unless such delinquency is subsequently cured and such mortgage loan thereafter becomes 91 or more days delinquent, whereupon the Seller shall have an option to purchase such mortgage loan on the first day of the subsequent calendar quarter.

         AMENDMENTS

         The pooling and servicing agreement may be amended by the depositor, the master servicer and the Trustee, upon the prior written consent of each certificate insurer, without the consent of any of the certificateholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or to correct any inconsistency with this offering memorandum; or (iii) to make any other revisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions thereof, provided that such action will not, as evidenced by (i) an opinion of counsel delivered to the trustee at the expense of the party requesting such amendment, or (ii) a letter from each rating agency that such amendment will not cause any reduction, qualification or withdrawal of the then-current rating of the offered certificates, adversely affect in any material respect the interests of any certificateholder. In addition, the pooling and servicing agreement may be amended, upon the prior written consent of each certificate insurer, without the consent of any of the certificateholders, to change the manner in which the Certificate Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of offered certificates that have been rated, as evidenced by a letter from each rating agency that such amendment will not cause any reduction, qualification or withdrawal of the then-current rating of the offered certificates. In addition, the pooling and servicing agreement may be amended, upon the prior written consent of each certificate insurer, to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of any portion of the Trust as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. The pooling and servicing agreement may also be amended by the depositor, the master servicer and the Trustee with the written consent of each certificate insurer and the holders of offered certificates evidencing not less than 51% of the aggregate Percentage Interests of the offered certificates or if less than all of the classes of offered certificates are affected, of the classes of offered certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the offered certificates or the certificate insurers; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on mortgage loans which are required to be distributed on any offered certificates without the consent of the holder of such offered certificates or the certificate insurers, or (ii) reduce the aforesaid percentage of offered certificates of any class of holders which are required to consent to any such amendment without the consent of the holders of all offered certificates of such class then outstanding. The Trustee will not be entitled to consent to an amendment to the pooling and servicing agreement without having first received an opinion of counsel (at the expense of the party requesting the amendment or at the expense of the Trust if the Trustee is requesting the amendment) to the effect that such amendment is permitted under the terms of the pooling and servicing agreement and will not cause any portion of the Trust which qualifies as a REMIC to fail to qualify as a REMIC.

         THE  TRUSTEE

         The Trustee may resign at any time, in which event the master servicer will be obligated to appoint a successor Trustee. The master servicer may also remove, with the consent of one or both of the Certificate Insurers, the Trustee if the Trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Trustee or its property. Upon becoming aware of such circumstances, the master servicer will be entitled to appoint a successor Trustee, provided that the successor Trustee shall not be appointed without the prior written consent of the Certificate Insurers and notice to the rating agencies. The Trustee may also be removed, with the consent of the Certificate Insurers, at any time by the holders of offered certificates evidencing ownership of not less than 51% of the Percentage Interests. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee acceptable to each Certificate Insurer.

         The master servicer is obligated to the Trustee for certain losses, costs and expenses arising out of or in connection with the pooling and servicing agreement. However, if the master servicer does not fulfill its obligation to indemnify the Trustee, or if the Trustee is acting as Servicer, the Trustee will be entitled to such indemnification out of funds in the Certificate Account.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Investors may wish to review the following discussion of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the offered certificates together with the information in the section entitled, "Material Federal Income Tax Considerations" in the accompanying prospectus.

         The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion in this prospectus supplement and in the accompanying prospectus does not purport to deal with all federal tax considerations applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates. References in this section and in the "ERISA Considerations" section to the "Code" and "Sections" are to the Internal Revenue Code of 1986, as amended.

         REMIC ELECTIONS

         One or more REMIC elections will be made with respect to specified assets of the trust. Stroock& Stroock & Lavan LLP, tax counsel, will advise that, in its opinion, for federal income tax purposes, assuming the REMIC elections are timely made and compliance with the Pooling and Servicing Agreement, the trust, other than the Net WAC Cap Carryover Fund and the Yield Maintenance Payment Fund, will be treated as one or more REMICs for federal income tax purposes. Each of the offered certificates (other than the Class M Certificates and the rights of the Class A and Class M certificateholders to receive amounts from the Net WAC Cap Carryover Fund and/or the Yield Maintenance Payment Fund), and each of the three components of the Class M Certificates, will be a regular interest in a REMIC. The right of a holder of a Class A and Class M Certificate to receive payments from the Net WAC Cap Carryover Fund and/or the Yield Maintenance Payment Fund will have the characteristics described below.

         For federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of offered certificates that otherwise report income under a cash method of accounting will be required to report income with respect to the offered certificates under an accrual method. See "Material Federal Income Tax Considerations -- Taxation of Debt Securities -- Interest and Acquisition Discount" in the accompanying prospectus.

         SPECIAL TAX ATTRIBUTES

         The offered certificates (other than the rights of the Class A and Class M certificateholders to receive amounts from the Net WAC Cap Carryover Fund and/or the Yield Maintenance Payment Fund) possess special tax attributes by virtue of the REMIC provisions of the Code. See "Material Federal Income Tax Considerations -- Taxation of the REMIC and its Holders -- General" in the accompanying prospectus.

         DISCOUNT AND PREMIUM

         It is not anticipated that the offered certificates (other than the Class A-IO Certificates) will be issued with any original issue discount ("OID") other than possibly OID within a de minimis exception. Accordingly, the provisions of Sections 1271 through 1273 and 1275 generally will not apply to the offered certificates (other than the Class A-IO Certificates). OID will be considered de minimis if it is less than 0.25% of the principal amount of an offered certificate multiplied by its expected weighted average life. The Class A-IO Certificates will be issued with OID. Because rules regarding the accrual of income on prepayable debt instruments such as the offered certificates have not yet been issued by the Internal Revenue Service, the proper treatment regarding possible OID and the accrual of income on the offered certificates is not clear. See "Material Federal Income Tax Considerations -- Taxation of Debt Securities" in the accompanying prospectus. The prepayment assumption that will be used in determining the rate of accrual of the OID, if any, on the offered certificates is 23% HEP. No representation is made that any of the mortgage loans will prepay at this rate or any other rate. A subsequent purchaser who buys an offered certificate for more than its remaining stated redemption price at maturity may be subject to the "premium" rules of the Code. A subsequent purchaser who buys an offered certificate with more than a de minimis amount of "market discount" will be subject to the "market discount" rules of the Code. See "Material Federal Income Tax Considerations -- Taxation of Debt Securities" in the accompanying prospectus.

         SALE OR REDEMPTION OF THE OFFERED CERTIFICATES

         If an offered certificate is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the offered certificate. The adjusted basis of an offered certificate generally will equal the cost of the certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income on the certificate and reduced by distributions on the certificate previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income on the certificate. See "Material Federal Income Tax Considerations -- Sale or Exchange" in the accompanying prospectus.

         If upon the sale or retirement of an offered certificate, the seller thereof recognizes a loss that exceeds certain thresholds, such seller may be required to disclose such loss to the Internal Revenue Service on Form 8886 as a "reportable transaction." Sellers should consult their own tax advisers concerning any possible disclosure obligation with respect to such a sale or retirement.

          NET WAC CAP CARRYOVER AMOUNTS AND YIELD MAINTENANCE PAYMENTS

         The holders of the Class A Certificates and the related rights to receive Net WAC Cap Carryover Amounts and amounts from the related Yield Maintenance Agreement will be treated for tax purposes as owning three separate investments: (i) a regular interest in a REMIC represented by the Class A Certificates without the right to receive Net WAC Cap Carryover Amounts or amounts from the related Yield Maintenance Agreement, (ii) the right to receive Net WAC Cap Carryover Amounts, and (iii) the right to receive amounts from the related Yield Maintenance Agreement. The holders of the Class M Certificates and the related rights to receive Net WAC Cap Carryover Amounts and amounts from the related Yield Maintenance Agreement will be treated for tax purposes as owning five separate investments: (i) three REMIC regular interests represented by each of the three Class M-1, Class M-2 and Class M-3 Components, without the rights to receive Net WAC Cap Carryover Amounts or amounts from the related Yield Maintenance Agreement, (ii) the right to receive Net WAC Cap Carryover Amounts, and (iii) the right to receive amounts from the related Yield Maintenance Agreement.

The holders of the Class A and Class M Certificates must allocate the purchase price of their certificates between these various investments based on their relative fair market values. The purchase price allocated to the respective REMIC regular interests will be the issue price of the Class A and Class M Certificates for calculating accruals of original issue discount. See "Material Federal Income Tax Considerations -- Sale or Exchange" in the accompanying prospectus.

         The trust intends to treat each of (i) amounts payable from the Net WAC Cap Carryover Fund and (ii) amounts payable from the Yield Maintenance Payment Fund as a notional principal contract for federal income tax purposes. Treasury Regulations under Section 446 of the Code relating to notional principal contracts, or the "Notional Principal Contract Regulations", provide that taxpayers, regardless of their method of accounting, generally must recognize the ratable daily portion of a periodic payment for the taxable year to which that portion relates. Any amounts paid from the Net WAC Cap Carryover Fund and any amounts paid under the Yield Maintenance Agreement will be periodic payments under the respective notional principal contracts. Income with respect to periodic payments under a notional principal contract for a taxable year should constitute ordinary income. The purchase price allocated to the right to receive amounts paid from each of the Net WAC Cap Carryover Fund and the Yield Maintenance Agreement will be treated as a nonperiodic payment under the Notional Principal Contract Regulations. Such a nonperiodic payment may be amortized using several methods, including the level payment method described in the Notional Principal Contract Regulations.

         Alternative federal income tax characterizations of the amounts paid from the Net WAC Cap Carryover Fund are possible, including treatment of such amounts as indebtedness or an interest in a partnership. The amount, timing and character of the income and deductions for a Class A or Class M certificateholder of such amounts would differ if the rights to such amounts were held to constitute indebtedness or an interest in a partnership. Because the trust will treat the rights to receive amounts payable from the Net WAC Cap Carryover Fund and amounts payable under the Yield Maintenance Agreement as separate notional principal contracts, the master servicer will not attempt to satisfy the tax reporting requirements that would apply under these alternative characterizations of those amounts and rights. Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of their rights to receive amounts from the Net WAC Cap Carryover Fund and amounts under the Yield Maintenance Agreement.

         Neither the right to receive amounts from the Net WAC Cap Carryover Fund nor the right to receive amounts under the Yield Maintenance Agreement will constitute: (i) a "real estate asset" within the meaning of Section 856(c)(5)(B) of the Code if held by a real estate investment trust; (ii) a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or a "permitted investment" within the meaning of Section 860G(a)(5) of the Code if held by a REMIC; or (iii) assets described in Section 7701(a)(19)(C)(xi) of the Code if held by a thrift. Moreover, other special rules may apply to certain investors, including dealers in securities and dealers in notional principal contracts.

         CLASS M COMPONENTS

         If the components of the Class M Certificates are separated and the holder sells or disposes of one or more of such components, then the holder would recognize gain on loss on a sale of a component sold for his allocable share of the basis of such component (based on relative fair market values of the components on the date of purchase of the Class M Certificates), adjusted for events that occurred with respect to that component subsequent to purchase. Although unclear, it is possible that the disposition would be treated as a stripping transaction under section 1286 of the Code. In that case, the holder and purchaser of a component (or a subsequent purchaser acquiring a component following a stripping transaction) would be required to include in income any OID on such component over the life of such component in accordance with section 1272(a)(6) of the Code.

         OTHER MATTERS

         For a discussion of information reporting, backup withholding and taxation of foreign investors in the offered certificates, see "Material Federal Income Tax Considerations -- Miscellaneous Tax Aspects" and "-- Tax Treatment of Foreign Investors" in the accompanying prospectus.

                        STATE AND LOCAL TAX CONSEQUENCES

         The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates and Net WAC Cap Carryover Amounts under the tax laws of any state. Investors considering an investment in the offered certificates and Net WAC Cap Carryover Amounts may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, impose requirements on employee benefit plans subject to ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "Plans") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the accompanying prospectus.

         The U.S. Department of Labor (the "DOL") has granted to Bear, Stearns & Co. Inc., one of the underwriter, an administrative exemption (Prohibited Transaction Exemption ("PTE") 90-30, Exemption Application No. D-8207, 55 Fed. Reg. 21461 (1990)) from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The DOL has also granted to Credit Suisse First Boston LLC, one of the underwriter, a similar administrative exemption (PTE 89-90, Exemption Application No. D-6555, 54 Fed. Reg. 42597
(1989)). PTE 90-30 and PTE 89-90 are hereafter collectively referred to as the "Original Exemption". The receivables covered by the Original Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Original Exemption was amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246, 62 Fed. Reg. 39021 (1997); PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) (as so amended, the "Exemption") to extend exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions, and to non-subordinated certificates rated in the two highest generic rating categories issued by investment pools containing residential and home equity mortgage loans for which the loan-to-value ratio is greater than 100% and less than 125%, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the offered certificates by a Plan, provided that specific conditions (certain of which are described below) are met.

         Among the conditions, which must be satisfied for the Exemption, as amended, to apply to the offered certificates are the following:

         (1) The acquisition of the offered certificates by a Plan is on terms (including the price for the offered certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) The offered certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from either Standard & Poor's, Moody's or Fitch (each, a "Rating Agency");

         (3) The trustee is not an affiliate of any other member of the Restricted Group (as defined below), other than the underwriter;

         (4) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the offered certificates represents not more than reasonable compensation for underwriting the offered certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the offered certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the master servicer represents not more than reasonable compensation for the master servicer's services under the Pooling and Servicing Agreement and reimbursement of the master servicer's reasonable expenses in connection therewith; and

         (5) The Plan investing in the offered certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of offered certificates in connection with the initial issuance, at least fifty (50) percent of each class of offered certificates and at least fifty (50) percent of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in offered certificates does not exceed twenty-five (25) percent of each class of offered certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than five (5) percent of the fair market value of the obligations in the trust. The Exemption does not apply to Plans sponsored by the depositor, any underwriter, the trustee, the collateral agent, the master servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "Restricted Group").

         The Exemption permits "eligible yield supplement agreements" to be assets of the trust fund subject to certain conditions. An eligible yield supplement agreement is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (a "Cap Agreement"). If the Cap Agreement has a notional principal amount, the Cap Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans if it meets the following conditions:

         (1)  The Cap Agreement is denominated in U.S. dollars.

         (2) The trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Cap Agreement relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted.

         (3) Payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference.

         (4) The Cap Agreement does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee.

         (5) The Cap Agreement is entered into between the trust and an "eligible counterparty." An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

         (6) The notional amount does not exceed either: (i) the principal balance of the class of certificates to which the Cap Agreement relates, or (ii) the portion of the principal balance of such class represented by obligations.

         The depositor believes that the Yield Maintenance Agreement will qualify as an Eligible Yield Supplement Agreement within the meaning of the Exemption.

         The depositor believes that the Exemption will apply to the acquisition and holding by Plans of the offered certificates sold by the Underwriters and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets of the trust fund.

         The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

         Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the offered certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

         Any Plan fiduciary who proposes to cause a Plan to purchase offered certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of offered certificates. Assets of a Plan or individual retirement account should not be invested in the offered certificates unless it is clear that the Exemption will apply and exempt all potential prohibited transactions.

                                    EXPERTS

         The consolidated balance sheets of Financial Security Assurance Inc. and its Subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of operations and comprehensive income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 2002, incorporated by reference in this prospectus supplement have been incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                LEGAL INVESTMENT

         The certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                  UNDERWRITING

         Under the terms and subject to the conditions contained in an Underwriting Agreement dated September 25, 2003, the depositor has agreed to sell to Bear, Stearns & Co. Inc. the following principal amounts or percentage interests, as applicable, of the offered certificates:

                                                                Percentage
                                              Principal        Interest of         Principal
                                          Balance of Class      Class A-IO     Balance of Class
              Underwriter                  A Certificates      Certificates     M Certificates
              -----------                  --------------      ------------     --------------
Bear, Stearns & Co. Inc.                   $243,492,000            100%         $   44,664,000


         The Underwriting Agreement provides that the underwriter is obligated to purchase all of the offered certificates if any are purchased.

         The underwriter is an affiliate of the depositor. It is expected that delivery of the offered certificates described above will be made only in book-entry form through DTC, Clearstream, Luxembourg and Euroclear as discussed herein, on or about September 30, 2003, against payment therefor in immediately available funds.

         The underwriter has advised the depositor that they propose to offer the offered certificates purchased by the underwriter for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The underwriter may effect such transactions by selling the offered certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter or purchasers of the offered certificates for whom they may act as agent. Any dealers that participate with the underwriter in the distribution of the offered certificates purchased by the underwriter may be deemed to be underwriter, and any discounts or commissions received by them or the underwriter and any profit on the resale of offered certificates by them or the underwriter may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

         The offered certificates are a new issue of securities with no established trading market. The underwriter intends to make a secondary market for the offered certificates. However, it is not obligated to do so and may discontinue making a secondary market for the offered certificates at any time without notice. No assurance can be given as to whether there will be a trading market for offered certificates at any time after purchase.

         For further information regarding any offer or sale of the offered certificates pursuant to this prospectus supplement and the accompanying prospectus, see "Plan of Distribution" in the accompanying prospectus.

         The depositor has agreed to indemnify the underwriter against certain liabilities under the Securities Act of 1933, or contribute to payments, which the underwriter may be required to make in that respect.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate by reference" certain information already on file with it. This means that we can disclose important information to you by referring you to those documents. Such information is considered part of this prospectus supplement, and later information that is filed will automatically update and supersede this information. We incorporate by reference all of the documents listed in the accompanying prospectus under the heading "Incorporation of Certain Information by Reference".

         You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus.

                                  LEGAL MATTERS

         Certain legal matters in connection with the certificates will be passed upon for the depositor, the seller, the master servicer and the underwriter by Stroock & Stroock & Lavan LLP, New York, New York. The Pooling and Servicing Agreement and the trust will be governed under the laws of the State of New York.

                                     RATINGS

         It is a condition to the original issuance of the offered certificates that they will receive the respective ratings set forth below:

       Class             Moody's              S&P             Fitch
       -----             -------              ---             -----
         A                 Aaa                AAA              AAA
       A-IO                Aaa                AAA              AAA
         M                  --                AA               AA


         The ratings on the offered certificates do not constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, or the anticipated yields in light of prepayments. Further, the ratings on the Class A-IO Certificates do not address whether investors will recoup their initial investment. Explanations of the significance of such ratings may be obtained from Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007; Standard & Poor's, a Division of the McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041; and Fitch Ratings, One State Street Plaza, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the certificates. The ratings of the Class M Certificates will depend primarily on the financial strength of the certificate insurer. Any reduction in the financial strength of the certificate insurer would likely result in a reduction in the ratings of the Class M Certificates. Additionally, the ratings on the Class A and Class M Certificates do not address the likelihood of the payment of Net WAC Cap Carryover Amounts.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Mortgage Pass-Through Certificates, Series 2003-ABF1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and Participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         Initial Settlement for the Global Securities will be in immediately available funds.

         Investors electing to hold their Global Securities through DTC (other than through accounts at Euroclear or Clearstream) will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional Eurobonds in registered form. Global Securities will be credited to the securities custody accounts of Euroclear and Clearstream holders on the business day following the settlement date against payment for value on the settlement date.

SECONDARY MARKET TRADING

         Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading Between DTC Participants. Secondary market trading between Participants (other than Euroclear Bank and Clearstream Banking International ("Clearstream Banking") as depositories for Euroclear and Clearstream, respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Trading Between Euroclear Participants and/or Clearstream Customers. Secondary market trading between Euroclear Participants and/or Clearstream customers will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading Between DTC Seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a Participant (other than Euroclear Bank and Clearstream Banking, as depositories for Euroclear and Clearstream, respectively) to the account of a Euroclear Participant or a Clearstream customer, the purchaser must send instructions to Clearstream at least one business day before settlement. Euroclear or Clearstream, as the case may be, will instruct Euroclear Bank or Clearstream Banking, respectively, to receive the Global Securities against payment. Payment will then be made by Euroclear Bank or Clearstream Banking, as the case may be, to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear Participants' or Clearstream customers' accounts. Credit for the Global Securities will appear on the next day (European time) and cash debit will be back-valued to, and the interest on the certificates will accrue from the value date (which would be the preceding day when settlement occurs in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debit will be valued instead as of the actual settlement date.

         Euroclear Participants and Clearstream customers will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one-day later.

         As an alternative, if Euroclear or Clearstream has extended a line of credit to them, participants/customers can elect not pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear Participants or Clearstream customers purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases, the investment income on Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's/customer's particular cost of funds.

         Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to Euroclear Bank or Clearstream Banking for the benefit of Euroclear Participants or Clearstream customers. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant, a cross-market transaction will settle no differently from a trade between two Participants.

         Trading Between Euroclear or Clearstream Seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear Participants and Clearstream customers may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Euroclear Bank or Clearstream Banking, to another Participant. The seller must send instructions to Clearstream at least one business day before settlement. In these cases, Euroclear or Clearstream will instruct Euroclear Bank or Clearstream Banking, as appropriate, to credit the Global Securities to the Participant's account against payment. The payment will then be reflected in the account of the Euroclear Participant or Clearstream customer the following business day, and receipt of the cash proceeds in the Euroclear Participant's or Clearstream customers' account will be back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If the Euroclear Participant or Clearstream customer has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear Participant's or Clearstream customer's account would instead be valued as of the actual settlement date.

MATERIAL U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless:

         (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

         (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

         This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. You should consult your own tax advisors for specific advice regarding the holding and disposing of the securities.

         Exemption for Non-U.S. Persons -- Form W-8BEN. Beneficial owners of global securities that are Non-U.S. Persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

         Exemption for Non-U.S. Persons with effectively connected income -- Form W-8ECI. A Non-U.S. Person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively


         Connected with the Conduct of a Trade or Business in the United States). The Form W-8ECI is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

         Exemption or reduced rate for Non-U.S. Persons resident in treaty countries -- Form W-8BEN. A Non-U.S. Person may claim treaty benefits by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         A "U.S. Person" is:

         (i)  a citizen or resident of the United States;

         (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision of the United States;

         (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

         (iv) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust.

         A "Non-U.S. Person" is any person who is not a U.S. Person.

PROSPECTUS

          MORTGAGE-BACKED/ASSET-BACKED SECURITIES (ISSUABLE IN SERIES)
                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                    DEPOSITOR

THE SECURITIES

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

The securities represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the seller, the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust fund or debt obligations secured by assets of the related trust fund.

     o Each series of securities will consist of one or more classes of mortgage-backed or asset-backed certificates or notes.

     o Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

     o A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive distributions of principal, interest or both prior to other classes or before or after specified events.

     o No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

Offers of the securities will be made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

THE TRUST FUND AND ITS ASSETS

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories: o mortgage loans secured by senior or junior liens on one- to four-family residential properties;

     o closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;

     o home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

     o installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;

     o mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and

     o   private label mortgage-backed or asset-backed securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            BEAR, STEARNS & CO. INC.
                               SEPTEMBER 25, 2003

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

     o this prospectus, which provides general information, some of which may not apply to a particular series; and

     o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus supplement generally will include the following information with respect to the related series of securities:

     o the principal amount, interest rate and authorized denominations of each class of securities;

     o information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

     o information concerning the seller or sellers of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

     o the terms of any credit enhancement with respect to particular classes of the securities;

     o information concerning other trust fund assets, including any reserve fund;

     o    the final scheduled distribution date for each class of securities;

     o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

     o information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

     o    particulars of the plan of distribution for the securities.

         We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

         There is also a Glossary of Terms beginning on page 127 where you will find definitions of certain capitalized terms used in this prospectus.

         If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities, Inc., 383 Madison Avenue, New York, New York, 10179 and our telephone number is (212) 272-2000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" beginning on page 125 of this prospectus.

                                  RISK FACTORS

         You should consider carefully the following information, together with the information set forth under "Risk Factors" in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

YOU MAY HAVE DIFFICULTY
SELLING YOUR SECURITIES OR
OBTAINING YOUR DESIRED PRICE...............No market will exist for the securities before they are issued. In
                                           addition, we cannot give you any
                                           assurance that a resale market will
                                           develop following the issuance and
                                           sale of any series of the securities.
                                           Even if a resale market does develop,
                                           you may not be able to sell your
                                           securities when you wish or at the
                                           price you want.

ONLY THE ASSETS OF THE RELATED
TRUST FUND ARE AVAILABLE TO PAY
YOUR SECURITIES............................The securities of each series will be payable solely from the assets of the
                                           related trust fund, including any
                                           applicable credit enhancement, and
                                           will not have a claim against the
                                           assets of any other trust. In the
                                           case of securities that are in the
                                           form of notes, the related indenture
                                           will require that noteholders proceed
                                           only against the assets of the
                                           related trust fund. We cannot give
                                           you any assurance that the market
                                           value of the assets in any trust fund
                                           will be equal to or greater than the
                                           total principal amount of the related
                                           securities then outstanding, plus
                                           accrued interest. Moreover, if the
                                           assets of a trust fund are ever sold,
                                           the sale proceeds will be applied
                                           first to reimburse any related
                                           trustee, servicer and credit
                                           enhancement provider for their unpaid
                                           fees and expenses before any
                                           remaining amounts are distributed to
                                           securityholders.

                                           In addition, at the times specified
                                           in the related prospectus supplement,
                                           assets of the trust fund and the
                                           related security accounts may be
                                           released to the depositor, the
                                           servicer, the credit enhancement
                                           provider or other persons, if

                                              o   all payments then due on the
                                                  related securities have been
                                                  made, and

                                              o   any other payments specified
                                                  in the related prospectus
                                                  supplement have been made.

                                           Once released, such assets will no
                                           longer be available to make payments
                                           to securityholders.

                                           You will have no recourse against the
                                           depositor or any other person if any
                                           required distribution on the
                                           securities is not made or for any
                                           other default. The only obligations
                                           of the depositor with respect to a
                                           trust fund or the related securities
                                           would result from a breach of the
                                           representations and warranties that
                                           the depositor may make concerning the
                                           trust assets. However, because of the
                                           depositor's very limited assets, even
                                           if the depositor should be required
                                           to repurchase a loan from a
                                           particular trust fund because of the
                                           breach of a representation or
                                           warranty, its sole source of funds
                                           for the repurchase would be:

                                              o   funds obtained from enforcing
                                                  any similar obligation of the
                                                  originator of the loan, or

                                              o   monies from any reserve fund
                                                  established to pay for loan
                                                  repurchases.

CREDIT ENHANCEMENT MAY BE
INSUFFICIENT TO PROVIDE AGAINST
PARTICULAR RISKS...........................Although credit enhancement is intended to reduce the effect of
                                           delinquent payments or loan losses on
                                           particular classes of securities, the
                                           amount of any credit enhancement is
                                           subject to the limits described in
                                           the related prospectus supplement. In
                                           addition, the amount of credit
                                           enhancement may decline or be
                                           depleted before the related
                                           securities are paid in full. As a
                                           result, securityholders may suffer
                                           losses.

PRINCIPAL PAYMENTS ON THE
LOANS MAY ADVERSELY AFFECT THE
AVERAGE LIFE OF, AND RATE OF
RETURN ON, YOUR SECURITIES.................You may be unable to reinvest the principal payments on your securities
                                           at a rate of return equal to the rate
                                           on your securities. The timing of
                                           principal payments on the securities
                                           of a series will be affected by a
                                           number of factors, including the
                                           following:

                                              o   the extent of prepayments on
                                                  the underlying loans in the
                                                  trust fund or, if the trust
                                                  fund contains underlying
                                                  securities, on the loans
                                                  backing the underlying
                                                  securities;

                                              o   how payments of principal are
                                                  allocated among the classes of
                                                  securities of that series as
                                                  specified in the related
                                                  prospectus supplement;

                                              o   if any party has an option to
                                                  terminate the related trust
                                                  early, the effect of the
                                                  exercise of the option;

                                              o   the rate and timing of
                                                  defaults and losses on the
                                                  assets in the related trust
                                                  fund;

                                              o   repurchases of assets in the
                                                  related trust fund as a result
                                                  of material breaches of
                                                  representations and warranties
                                                  made by the depositor or a
                                                  seller; and

                                              o   in the case of a trust fund
                                                  that contains revolving credit
                                                  line loans, any provisions for
                                                  non-amortization, early
                                                  amortization or scheduled
                                                  amortization periods described
                                                  in the related prospectus
                                                  supplement.

                                           All the above factors may affect the
                                           yield to maturity of the securities.

THE INTEREST ACCRUAL PERIOD
MAY REDUCE THE EFFECTIVE YIELD
ON YOUR SECURITIES ........................Interest payable on the securities on any given distribution date will
                                           include all interest accrued during
                                           the related interest accrual period.
                                           Each prospectus supplement will
                                           specify the interest accrual period
                                           for the related securities. If
                                           interest accrues during the calendar
                                           month before the related distribution
                                           date, your effective yield will be
                                           less than it would be if the interest
                                           accrual period ended the day before
                                           the distribution date. As a result,
                                           your effective yield at par may be
                                           less than the indicated coupon rate.

LOANS WITH BALLOON PAYMENTS
MAY INCREASE YOUR RISK OF LOSS.............Certain underlying loans may not be fully amortizing over their terms to
                                           maturity and may require a
                                           substantial principal payment (a
                                           "balloon" payment) at their stated
                                           maturity. Loans of this type involve
                                           greater risk than fully amortizing
                                           loans since the borrower generally
                                           must be able to refinance the loan or
                                           sell the related property prior to
                                           the loan's maturity date. The
                                           borrower's ability to do so will
                                           depend on such factors as the level
                                           of available mortgage rates at the
                                           time of sale or refinancing, the
                                           relative strength of the local
                                           housing market, the borrower's equity
                                           in the property, the borrower's
                                           general financial condition and tax
                                           laws.

ADJUSTABLE RATE LOANS MAY BE
UNDERWRITTEN TO LESS STRINGENT
STANDARDS THAN FIXED RATE LOANS............A trust fund may include adjustable rate loans that were underwritten on
                                           the assumption that the borrowers
                                           would be able to make higher monthly
                                           payments in a relatively short period
                                           of time. In fact, however, the
                                           borrowers' income may not be
                                           sufficient to meet their loan
                                           payments as payment amounts increase,
                                           thus increasing the risk of default.

JUNIOR LIEN LOANS GENERALLY ARE
RISKIER THAN SENIOR LIEN LOANS.............If the mortgage or home equity loans in a trust fund are primarily in a
                                           junior lien position, any proceeds
                                           from liquidations, insurance
                                           recoveries or condemnations must be
                                           used first to satisfy the claims of
                                           the related senior lien loans (and
                                           related foreclosure expenses) before
                                           being available to satisfy the junior
                                           lien loans. In addition, a junior
                                           mortgage lender may only foreclose
                                           subject to the related senior
                                           mortgage. As a result, the junior
                                           mortgage lender must either pay the
                                           related senior mortgage lender in
                                           full, at or before the foreclosure
                                           sale, or agree to make the regular
                                           payments on the senior mortgage. The
                                           trust will not have a source of funds
                                           to satisfy any senior mortgages or to
                                           continue making payments on them. As
                                           a result, the trust's ability, as a
                                           practical matter, to foreclose on any
                                           junior mortgage loan will be quite
                                           limited.

A DECLINE IN PROPERTY VALUES
COULD REDUCE THE AMOUNT AND
DELAY THE TIMING OF RECOVERIES
ON DEFAULTED MORTGAGE LOANS ...............The following factors, among others, could adversely affect property
                                           values in such a way that the
                                           outstanding balance of the related
                                           loans, together with any senior
                                           financing on the same properties,
                                           would equal or exceed those values:

                                              o   an overall decline in the
                                                  residential real estate
                                                  markets where the properties
                                                  are located;

                                              o   failure of borrowers to
                                                  maintain their properties
                                                  adequately; and

                                              o   natural disasters that may not
                                                  be covered by hazard
                                                  insurance, such as earthquakes
                                                  and floods.

                                           If property values decline, actual
                                           rates of delinquencies, foreclosures
                                           and losses on the underlying loans
                                           could be higher than those currently
                                           experienced by the mortgage lending
                                           industry in general.

SOME MORTGAGED PROPERTIES
MAY NOT BE OWNER OCCUPIED..................The mortgaged properties in the trust fund may not be owner occupied. Rates
                                           of delinquencies, foreclosures and
                                           losses on mortgage loans secured by
                                           non-owner occupied properties may be
                                           higher than those on mortgage loans
                                           secured by the borrower's primary
                                           residence.

HOME IMPROVEMENT CONTRACTS
AND OTHER LOANS MAY NOT HAVE
SUFFICIENT SECURITY .......................A trust fund may include home improvement contracts that are not
                                           secured by an interest in real estate
                                           or otherwise. A trust fund may also
                                           include mortgage or home equity loans
                                           with original loan-to-value ratios
                                           (or combined loan-to-value ratios in
                                           the case of junior loans) greater
                                           than 100%. In these cases, the trust
                                           fund could be treated as a general
                                           unsecured creditor for the unsecured
                                           portion of these loans.

                                           If a loan of this type goes into
                                           default, the trust fund will have
                                           recourse only against the borrower's
                                           assets generally for the unsecured
                                           portion of the loan, along with the
                                           borrower's other general unsecured
                                           creditors. In a bankruptcy
                                           proceeding, the unsecured portion of
                                           the loan may be discharged, even if
                                           the value of the borrower's assets
                                           available to the trust fund would be
                                           insufficient to pay the remaining
                                           amounts owing on the loan.

HOME IMPROVEMENT CONTRACTS
WILL NOT BE STAMPED........................The depositor will ensure that a
                                           UCC-1 financing statement is filed
                                           that identifies as collateral the
                                           home improvement contracts included
                                           in a trust fund. However, unless the
                                           related prospectus supplement
                                           provides otherwise, the home
                                           improvement contracts themselves will
                                           not be stamped or marked to reflect
                                           their assignment to the trust fund.
                                           Thus, if as a result of negligence,
                                           fraud or otherwise, a subsequent
                                           purchaser were able to take physical
                                           possession of the contracts without
                                           notice of the assignment to the trust
                                           fund, the interests of the related
                                           securityholders in those contracts
                                           could be defeated.

IF AMOUNTS IN ANY PRE-FUNDING
ACCOUNT ARE NOT USED TO
PURCHASE TRUST ASSETS, YOU WILL
RECEIVE A PREPAYMENT ON THE
RELATED SECURITIES.........................The related prospectus supplement may provide that the depositor or seller
                                           will deposit a specified amount in a
                                           pre-funding account on the date the
                                           securities are issued. In this case,
                                           the deposited funds may be used only
                                           to acquire additional assets for the
                                           trust during a specified period after
                                           the initial issuance of the
                                           securities.

                                           Any amounts remaining in the account
                                           at the end of that period will be
                                           distributed as a prepayment of
                                           principal to the holders of the
                                           related securities. The resulting
                                           prepayment could adversely affect the
                                           yield to maturity on those
                                           securities.

BANKRUPTCY LAWS MAY RESULT
IN ADVERSE CLAIMS AGAINST TRUST
FUND ASSETS ...............................The federal bankruptcy code and state debtor relief laws may adversely
                                           affect the ability of the trust fund,
                                           as a secured lender, to realize upon
                                           its security. For example, in a
                                           federal bankruptcy proceeding, a
                                           lender may not foreclose on mortgaged
                                           property without the bankruptcy
                                           court's permission. Similarly, the
                                           debtor may propose a rehabilitation
                                           plan, in the case of mortgaged
                                           property that is not his principal
                                           residence, that would reduce the
                                           amount of the lender's secured
                                           indebtedness to the value of the
                                           property as of the commencement of
                                           the bankruptcy. As a result, the
                                           lender would be treated as a general
                                           unsecured creditor for the reduced
                                           amount, the amount of the monthly
                                           payments due on the loan could be
                                           reduced, and the interest rate and
                                           loan payment schedule could be
                                           changed.

                                           Any such actions could result in
                                           delays in receiving payments on the
                                           loans underlying the securities and
                                           result in the reduction of total
                                           payments.

ENVIRONMENTAL RISKS MAY
ADVERSELY AFFECT TRUST FUND
ASSETS ....................................Federal, state and local laws and regulations impose a wide range of
                                           requirements on activities that may
                                           affect the environment, health and
                                           safety. In certain circumstances,
                                           these laws and regulations impose
                                           obligations on owners or operators of
                                           residential properties such as those
                                           that secure the loans. Failure to
                                           comply with these laws and
                                           regulations can result in fines and
                                           penalties that could be assessed
                                           against the trust fund as owner of
                                           the related property.

                                           In some states, a lien on the
                                           property due to contamination has
                                           priority over the lien of an existing
                                           mortgage. Further, a mortgage lender
                                           may be held liable as an "owner" or
                                           "operator" for costs associated with
                                           the release of petroleum from an
                                           underground storage tank under
                                           certain circumstances. If the trust
                                           fund is considered the owner or
                                           operator of a property, it will
                                           suffer losses as a result of any
                                           liability imposed for environmental
                                           hazards on the property.

CONSUMER PROTECTION LAWS
MAY ADVERSELY AFFECT TRUST
FUND ASSETS ...............................The loans and contracts in each trust fund also may be subject to federal
                                           laws relating to loan origination and
                                           underwriting. These laws

                                              o   require certain disclosures to
                                                  the borrowers regarding the
                                                  terms of the loans;

                                              o   prohibit discrimination on the
                                                  basis of age, race, color,
                                                  sex, religion, marital status,
                                                  national origin, receipt of
                                                  public assistance or the
                                                  exercise of any right under
                                                  the consumer credit protection
                                                  act, in the extension of
                                                  credit;

                                              o   regulate the use and reporting
                                                  of information related to the
                                                  borrower's credit experience;
                                                  and

                                              o   require additional application
                                                  disclosures, limit changes
                                                  that may be made to the loan
                                                  documents without the
                                                  borrower's consent and
                                                  restrict a lender's ability to
                                                  declare a default or to
                                                  suspend or reduce a borrower's
                                                  credit limit to certain
                                                  enumerated events.

                                           Loans may also be subject to federal
                                           laws that impose additional
                                           disclosure requirements on creditors
                                           with respect to non-purchase money
                                           mortgage loans with high interest
                                           rates or high up-front fees and
                                           charges. These laws can impose
                                           specific liabilities upon creditors
                                           that fail to comply and may affect
                                           the enforceability of the related
                                           loans. In addition, the trust fund,
                                           as assignee of the creditor, would
                                           generally be subject to all claims
                                           and defenses that the borrower could
                                           assert against the creditor,
                                           including the right to rescind the
                                           loan.

                                           Home improvement contracts may be
                                           subject to federal laws that protect
                                           the borrower from defective or
                                           incomplete work by a contractor.
                                           These laws permit the borrower to
                                           withhold payment if the work does not
                                           meet the quality and durability
                                           standards agreed to between the
                                           borrower and the contractor. These
                                           laws have the effect of subjecting
                                           the trust fund, as assignee of the
                                           creditor, to all claims and defenses
                                           which the borrower in a sale
                                           transaction could assert against the
                                           seller of defective goods.

                                           If certain provisions of these
                                           federal laws are violated, the
                                           servicer may be unable to collect all
                                           or part of the principal or interest
                                           on the loans. The trust fund also
                                           could be subject to damages and
                                           administrative enforcement.

SUBORDINATE SECURITIES ARE
SUBJECT TO ADDITIONAL RISK.................If you invest in any class of subordinate securities, your rights
                                           as an investor to receive payments
                                           otherwise due you will be subordinate
                                           to the rights of the servicer and the
                                           holders of the related senior
                                           securities. As a result, before
                                           investing in any subordinate
                                           securities, you must be prepared to
                                           bear the risk that payments on your
                                           securities may be delayed and that
                                           you might not recover all of your
                                           initial investment.

ANY CREDIT SUPPORT PROVIDED
BY FINANCIAL INSTRUMENTS MAY
BE INSUFFICIENT TO PROTECT
AGAINST PARTICULAR RISKS ..................As described under "Credit
                                           Enhancement--Financial Instruments"
                                           in this prospectus, a trust fund may
                                           include financial instruments to
                                           protect against certain risks or to
                                           provide certain cash flow
                                           characteristics for particular
                                           classes of the securities of a
                                           series. If you invest in one of these
                                           classes and the issuer of the
                                           financial instruments fails to
                                           perform its obligations, the yield to
                                           maturity, market price and liquidity
                                           of your securities could be
                                           materially adversely affected. In
                                           addition, if the issuer of the
                                           related financial instruments
                                           experiences a credit rating
                                           downgrade, the market price and
                                           liquidity of your securities could be
                                           reduced. Finally, if the financial
                                           instruments are intended to provide
                                           an approximate or partial hedge for
                                           certain risks or cashflow
                                           characteristics, the yield to
                                           maturity, market price and liquidity
                                           of your securities could be adversely
                                           affected to the extent that the
                                           financial instrument does not provide
                                           a perfect hedge.

REMIC RESIDUAL SECURITIES ARE
SUBJECT TO ADDITIONAL RISK ................If you invest in any class of securities that represent the
                                           "residual interest" in a real estate
                                           mortgage investment conduit (REMIC),
                                           you will be required to report as
                                           ordinary income your pro rata share
                                           of the REMIC's taxable income,
                                           whether or not you actually received
                                           any cash. Thus, as the holder of a
                                           REMIC residual interest security, you
                                           could have taxable income and tax
                                           liabilities in a year that are in
                                           excess of your ability to deduct
                                           servicing fees and any other REMIC
                                           expenses. In addition, because of
                                           their special tax treatment, your
                                           after-tax yield on a REMIC residual
                                           interest security may be
                                           significantly less than that of a
                                           corporate bond with similar cash-flow
                                           characteristics and pre-tax yield.
                                           Transfers of REMIC residual interest
                                           securities are also restricted.

FASIT OWNERSHIP SECURITIES
ARE SUBJECT TO ADDITIONAL RISK.............If you are a fully taxable domestic corporation that invests in any class
                                           of securities representing the
                                           "ownership interest" in a financial
                                           asset securitization investment trust
                                           (FASIT), you will be required to
                                           report as ordinary income your pro
                                           rata share of the FASIT's taxable
                                           income, whether or not you actually
                                           received any cash. Thus, as the
                                           holder of a FASIT ownership interest
                                           security, you could have taxable
                                           income and tax liabilities in a year
                                           that are in excess of your ability to
                                           deduct servicing fees and any other
                                           FASIT expenses. In addition, because
                                           of their special tax treatment, your
                                           after-tax yield on a FASIT ownership
                                           interest security may be
                                           significantly less than that of a
                                           corporate bond with similar cash-flow
                                           characteristics and pre-tax yield.
                                           Transfers of FASIT ownership interest
                                           securities are also restricted.

BOOK-ENTRY REGISTRATION MAY
LIMIT YOUR ABILITY TO SELL
SECURITIES AND DELAY YOUR
RECEIPT OF PAYMENTS .......................Limit on Liquidity of Securities.
                                           Securities issued in book-entry form
                                           may have only limited liquidity in
                                           the resale market, since investors
                                           may be unwilling to purchase
                                           securities for which they cannot
                                           obtain physical instruments.

                                           Limit on Ability to Transfer or
                                           Pledge. Transactions in book-entry
                                           securities can be effected only
                                           through The Depository Trust Company,
                                           its participating organizations, its
                                           indirect participants and certain
                                           banks. As a result, your ability to
                                           transfer or pledge securities issued
                                           in book-entry form may be limited.

                                           Delays in Distributions. You may
                                           experience some delay in the receipt
                                           of distributions on book-entry
                                           securities since the distributions
                                           will be forwarded by the trustee to
                                           DTC for DTC to credit to the accounts
                                           of its participants. In turn, these
                                           participants will credit the
                                           distributions to your account either
                                           directly or indirectly through
                                           indirect participants.

RATINGS OF THE SECURITIES DO
NOT ADDRESS ALL INVESTMENT
RISKS AND MUST BE VIEWED WITH
CAUTION ...................................Any class of securities issued under this prospectus and the accompanying
                                           prospectus supplement will be rated
                                           in one of the four highest rating
                                           categories of a nationally recognized
                                           rating agency. A rating is based on
                                           the adequacy of the value of the
                                           trust fund assets and any credit
                                           enhancement for that class and
                                           reflects the rating agency's
                                           assessment of the likelihood that
                                           holders of the class of securities
                                           will receive the payments to which
                                           they are entitled. A rating is not an
                                           assessment of the likelihood that
                                           principal prepayments on the
                                           underlying loans will be made, the
                                           degree to which the rate of
                                           prepayments might differ from that
                                           originally anticipated or the
                                           likelihood of an early termination of
                                           the securities. You should not view a
                                           rating as a recommendation to
                                           purchase, hold or sell securities
                                           because it does not address the
                                           market price or suitability of the
                                           securities for any particular
                                           investor.

                                           There is no assurance that any rating
                                           will remain in effect for any given
                                           period or that the rating agency will
                                           not lower or withdraw the rating in
                                           the future. The rating agency could
                                           lower or withdraw its rating due to:

                                              o   any decrease in the adequacy
                                                  of the value of the trust fund
                                                  assets or any related credit
                                                  enhancement, or

                                              o   an adverse change in the
                                                  financial or other condition
                                                  of a credit enhancement
                                                  provider.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         Bear Stearns Asset Backed Securities, Inc., as depositor, will establish a trust fund for each series of its securities. A particular series of certificates will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

         Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the related servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

         Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the servicer of the loans will also enter into a servicing agreement.

         Each seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

         The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and of the indenture and servicing agreement, in the case of a series of notes, which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

         Each series of securities will consist of one or more classes which may be compound interest securities, variable interest securities, planned balance
(PAC) securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinated securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

         Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register. However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

         Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the servicer in the name of the trustee):

         o all payments with respect to the primary assets for that series (see, "--The Primary Assets and Their Valuation" below), together with reinvestment income thereon;

         o amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

         o amounts available pursuant to any other credit enhancement for the series.

         If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See "The Trust Funds--Collection and Distribution Accounts" in this prospectus.

THE PRIMARY ASSETS AND THEIR VALUATION

         The primary assets of each trust fund may include one or more pools of the following:

         o   Residential Loans,

         o   Home Equity Loans,

         o   Home Improvement Contracts,

         o   Manufactured Housing Contracts,

         o   Agency Securities, and

         o   Private Label Securities.

         When we use the term "loans" in this prospectus, we include Residential Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the "mortgaged properties."

         If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. Unless otherwise specified in the related prospectus supplement, the initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

PAYMENTS OF INTEREST

         The securities of each class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related prospectus supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

         Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

PAYMENTS OF PRINCIPAL

         On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

         The final scheduled distribution date with respect to each class of a series of notes is the date no later than which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

         Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, unless otherwise specified in the related prospectus supplement, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See "--Weighted Average Lives of the Securities" below.

SPECIAL REDEMPTION

         If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

         The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement. Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. If specified in the prospectus supplement, in the event that a REMIC election has been made, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended.

         In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

WEIGHTED AVERAGE LIVES OF THE SECURITIES

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related prospectus supplement, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

         There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.


                                 THE TRUST FUNDS

GENERAL

         The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. Unless otherwise specified in the related prospectus supplement, the trust fund of each series will include assets purchased by the depositor from the seller composed of:

         o   the primary assets of the trust fund;

         o amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

         o any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

         o REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

         o the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

         The securities will be non-recourse obligations of the related trust fund. Unless the prospectus supplement indicates otherwise, the assets of the trust fund specified in the related prospectus supplement will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

         The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

         If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

         Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

         o to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

         o   to issue the related securities,

         o   to make payments and distributions on the securities, and

         o   to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

         Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

THE LOANS

         General. Loans in each trust fund may consist of Residential Loans, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be either "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

         In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

         o   Interest may be payable at

               -   a fixed rate,

               - a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

               - a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

               -   a rate that otherwise varies from time to time, or

               - a rate that is convertible from an adjustable rate to a fixed rate.

         Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

         o   Principal may be

               - payable on a level debt service basis to fully amortize the loan over its term,

               - calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

               -   nonamortizing during all or a portion of the original term.

         Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

         o   Monthly payments of principal and interest may

                -  be fixed for the life of the loan,

                -  increase over a specified period of time or

                -  change from period to period.

         Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

         A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

         When we use the term "mortgaged property" in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term "properties" in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

         Home Equity Loans. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         The rate of prepayment on Home Equity Loans cannot be predicted. Home Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in this prospectus.

         Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

         o A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

         o A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.

         o   A borrower may fail to make the required periodic payment.

         o Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

         Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Unless otherwise specified in the related prospectus supplement, mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

         The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

         o a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

         o a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

         Home Improvement Contracts. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. Unless otherwise specified in the applicable prospectus supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

         Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

         The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

         Additional Information. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

         The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

         The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended.. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

         The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

         The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

         The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

         The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

         o   the aggregate unpaid principal balance of the loans;

         o the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

         o   the range and average principal balance of the loans;

         o the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;

         o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

         o the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;

         o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

         o the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;

         o the geographic distribution of any mortgaged properties securing the loans;

         o for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

         o   the lien priority of the loans;

         o   the delinquency status and year of origination of the loans;

         o whether the loans are closed-end loans and/or revolving credit line loans; and

         o in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

         The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

         If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, more general or approximate information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days after the initial issuance of the securities.

PRIVATE LABEL SECURITIES

         General. Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (i.e., private mortgage-backed asset-backed securities) that include:

         o pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or

         o collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

         The Private Label Securities will previously have been

         o offered and distributed to the public pursuant to an effective registration statement, or

         o purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuer or its affiliate, whichever is later.

         Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

         The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

         The issuer Private Label Securities will be

         o a financial institution or other entity engaged generally in the business of lending,

         o a public agency or instrumentality of a state, local or federal government, or

         o a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

         Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

         The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

         Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

         Additional Information. If the primary assets of a trust fund include Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

         o the total approximate principal amount and type of the Private Label Securities to be included in the trust fund,

         o the maximum original term to stated maturity of the Private Label Securities,

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

         o the weighted average term to stated maturity of the Private Label Securities,

         o the pass-through or certificate rate or range of rates of the Private Label Securities,

         o the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

         o certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;

         o the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Securities, and

         o the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

         o the payment features of the underlying loans (i.e., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),

         o the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,

         o the servicing fee or range of servicing fees with respect to the underlying loans,

         o the minimum and maximum stated maturities of the underlying loans at origination,

         o   the lien priority of the underlying loans, and

         o the delinquency status and year of origination of the underlying loans.

         The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement. If information of the nature described above for the Private Label Securities is not known to the depositor at the time the securities are initially offered, more general or approximate information of a similar nature will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days of the initial issuance of the securities.

AGENCY SECURITIES

         Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

         Section 306 (g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306 (g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

         Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

         The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

         If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

         Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

         Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

         Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

         o   fixed-rate level installment conventional mortgage loans,

         o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

         o   adjustable rate conventional mortgage loans, or

         o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

         Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a

Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

         Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

         Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

         Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

         Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

         Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

COLLECTION AND DISTRIBUTION ACCOUNTS

         A separate collection account will be established by the trustee, or by the servicer in the name of the trustee, for each series of securities for receipt of

         o the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,

         o all amounts received with respect to the primary assets of the related trust fund, and

         o unless otherwise specified in the related prospectus supplement, income earned on the foregoing amounts.

As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee will establish a separate distribution account for each series of securities. Unless otherwise specified in the related prospectus supplement, the trustee will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

         If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the total principal amount of the related securities, and in no case will the pre-funding period exceed one year. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

         If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

         o   the sum of

               o the amount of interest accrued on the securities of the series, and

               o if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

         o the amount of interest available from the primary assets in the trust fund.

         Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.


                               CREDIT ENHANCEMENT

         If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below or any other form as may be specified in the related prospectus supplement. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

SUBORDINATED SECURITIES

         If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

         If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

         o maintaining timely payments or providing additional protection against losses on the trust fund assets;

         o   paying administrative expenses; or

         o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

OVER-COLLATERALIZATION

         If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

OTHER INSURANCE POLICIES

         If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

         Pool Insurance Policy. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

         Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

         o   the cost of repair or replacement of the property, and

         o upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

         If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

         Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Material Legal Aspects of the Loans" in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans, unless otherwise specified in the related prospectus supplement, and will not be restored.

RESERVE FUNDS

         If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

         Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

         Amounts deposited into a reserve fund will be invested by the trustee in eligible investments maturing no later than the day specified in the related prospectus supplement.

CROSS-COLLATERALIZATION

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

         o the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or

         o the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

         If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

DEPOSIT AGREEMENT

         If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

FINANCIAL INSTRUMENTS

         If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

         o to convert the payments on some or all of the loans and Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

         o to provide payments if any index rises above or falls below specified levels; or

         o to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

         The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.


                               SERVICING OF LOANS

GENERAL

         Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

         The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

         o waive any assumption fee, late payment charge, or other charge in connection with a loan, and

         o to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

         If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

         Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

         o an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

         o an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, the funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

         Unless otherwise specified in the related prospectus supplement, the servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

         o all payments in respect of principal, including prepayments, on the primary assets;

         o all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

         o all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

         o   all Insurance Proceeds;

         o all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;

         o all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and

         o all repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller pursuant to the related agreement.

         Unless otherwise specified in the related prospectus supplement, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

         o to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of scheduled payments with respect to which the Advance was made;

         o to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

         o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

         o in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

         o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

         o to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

         o to make payments to the trustee of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

         o to clear and terminate the collection account pursuant to the related agreement.

         In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

ADVANCES AND LIMITATIONS ON ADVANCES

         The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

         Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

         The standard hazard insurance policies covering properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of

         o the actual cash value (i.e., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and

         o such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

         Unless otherwise specified in the related prospectus supplement, coverage will be in an amount at least equal to the greater of

         o the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and

         o   the outstanding principal balance of the related loan.

Unless otherwise specified in the related prospectus supplement, the servicer will also maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

         Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

REALIZATION UPON DEFAULTED LOANS

         The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

         o the restoration or foreclosure will increase the Liquidation Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

         o its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

         The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the borrower, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable "due-on-sale" clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Except as otherwise provided in the related prospectus supplement, the servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

         Unless otherwise specified in the related prospectus supplement, the servicer will pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

         When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

         Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer's expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders. In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

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

         Unless otherwise specified in the related prospectus supplement, the rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.

EVIDENCE AS TO COMPLIANCE

         If so specified in the related prospectus supplement, the applicable governing agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for such exceptions as the firm believes to be immaterial and any other exceptions set forth in the statement.

         If so specified in the related prospectus supplement, the applicable agreement will also provide for delivery to the trustee of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

         The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

         If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Unless otherwise specified in the related prospectus supplement, the events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

         Unless otherwise specified in the prospectus supplement, the servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

         o   services similar loans in the ordinary course of its business;

         o   is reasonably satisfactory to the trustee;

         o has a net worth of not less than the amount specified in the prospectus supplement;

         o would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

         o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

         No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

         Except to the extent otherwise provided, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                 THE AGREEMENTS

         The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

ASSIGNMENT OF PRIMARY ASSETS

         General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date (except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

         Assignment of Mortgage Loans. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

         If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

         Assignment of Home Improvement Contracts. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of the assignment, the interest of holders in the Home Improvement Contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured Housing Contracts" in this prospectus.

         Assignment of Manufactured Housing Contracts. If specified in the related prospectus supplement, the depositor or the seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans -- The Home Improvement Contracts and the Manufactured Housing Contracts."

         Loan Schedule. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

         o   the original principal amount,

         o   its unpaid principal balance as of the cut-off date,

         o   the current interest rate,

         o   the current scheduled payment of principal and interest,

         o   the maturity date, if any, of the related note, and

         o if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

         Assignment of Agency and Private Label Securities. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label Securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See "The Trust Funds--Private Label Securities" in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

         o   the information contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

         o immediately prior to the conveyance of the Agency or Private Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities (subject to any retained interest),

         o there has been no other sale of the Agency or Private Label Securities, and

         o there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities (other than any retained interest).

         Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee (or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor or seller does not cure such defect within 90 days (or within any other period specified in the related prospectus supplement) the depositor or seller will, not later than 90 days (or within such any period specified in the related prospectus supplement), after the trustee's notice to the depositor or the seller, as the case may be, of the defect, repurchase from the trustee the related primary asset or any property acquired in respect of the asset. Unless otherwise specified in the related prospectus supplement, the repurchase shall be effected at a price equal to the sum of:

         o   the lesser of

               o  the principal balance of the primary asset, and

               o the trust fund's federal income tax basis in the primary asset;

plus

         o accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

However, the purchase price shall not be limited to the trust fund's federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

         If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other

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qualifying substitute primary assets. If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund the trustee must have received after a specified time period a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

         Unless otherwise specified in the related prospectus supplement, any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

         o it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

         o it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

         o it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset; and

         o it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

         Unless otherwise provided in the related prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

         The depositor or another entity will make representations and warranties with respect to primary assets for each series. If the depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

         The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or seller of the non-conforming primary assets. See "Risk Factors--Only the assets of the related trust fund are available to pay your certificates" in this prospectus.

         No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting

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rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

REPORTS TO HOLDERS

         The applicable trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

         o the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

         o the amount of interest distributed to holders of the related securities and the current interest on the securities;

         o the amount of any overdue accrued interest included in such distribution, any remaining overdue accrued interest with respect to the securities, or any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

         o the amount of any overdue payments of scheduled principal included in the distribution, any remaining overdue principal amounts with respect to the securities, any current shortfall in receipt of scheduled principal payments on the related primary assets, or any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the securities;

         o the amount received under any related credit enhancement, and the remaining amount available under the credit enhancement;

         o the amount of any delinquencies with respect to payments on the related primary assets;

         o the book value of any REO property acquired by the related trust fund; and

         o   other information specified in the related agreement.

         In addition, within a reasonable period of time after the end of each calendar year, the applicable trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the calendar year:

         o the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and

         o the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.

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

         Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See "Servicing of Loans--Evidence as to Compliance" in this prospectus.

         If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee. The trustee will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, "events of default under the pooling and servicing agreement for each series of certificates include:

         o any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

         o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

         So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee or holders of securities of the series having not less than 51% of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities,

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

duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

         In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

         During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than 51% of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

         Indenture. Unless otherwise specified in the related prospectus supplement, "events of default" under the indenture for each series of notes include:

         o a default for thirty (30) days or more in the payment of any principal of or interest on any note of the series;

         o failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

         o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

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

         o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and

         o any other event of default specified with respect to notes of that series.

         If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

         If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or more), unless:

         o the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or

         o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

         o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the total amount of the then-outstanding notes of the series.

         In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

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

         Unless otherwise specified in the related prospectus supplement, in the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

         Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

THE TRUSTEES

         The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

DUTIES OF TRUSTEES

         No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will

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

be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

         Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEES

         Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

         o if the trustee ceases to be eligible to continue as such under the related agreement, or

         o   if the trustee becomes insolvent, or

         o the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

AMENDMENT OF AGREEMENT

         Unless otherwise specified in the prospectus supplement, the Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

         o   to cure any ambiguity,

         o to correct any defective provisions or to correct or supplement any provision in the agreement,

         o to add to the duties of the depositor, the applicable trustee or the servicer,

         o to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,

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

         o to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the seller, the servicer or any trustee is obligated to maintain or improve the rating), or

         o   to comply with any requirements imposed by the Code.

In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. Unless otherwise specified in the prospectus supplement, an amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

         Unless otherwise specified in the prospectus supplement, each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than 66 2/3% of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, 66 2/3% of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

         o reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or

         o reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

VOTING RIGHTS

         The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

LIST OF HOLDERS

         Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

         No agreement will provide for the holding of any annual or other meeting of holders.

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

BOOK-ENTRY SECURITIES

         If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered "Holders" under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

REMIC ADMINISTRATOR

         For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

TERMINATION

         Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" in this prospectus.

         Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

         In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

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                       MATERIAL LEGAL ASPECTS OF THE LOANS

         The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.

MORTGAGES

         The Residential Loans and Home Equity Loans for a series will, and the Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as "mortgage loans." The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a

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

judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

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

         In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

ENVIRONMENTAL RISKS

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

         Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

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         Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

         A regulation promulgated by the U.S. Environmental Protection Agency
(EPA) in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C. Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

         On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

         Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

         o exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

         o exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

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ACA also specifies certain activities that are not considered to be
"participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

         ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

         ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home Improvement Contracts.

         If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

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JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

         The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the security holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against

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the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Soldiers' and Sailors' Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

         In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate

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may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The Federal Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

         Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to

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maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

         Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Certain types of loans that were closed before July 1, 2003 can provide for such charges because of the effect of the Alternative Mortgage Transaction Parity Act of 1982, (the "Parity Act") and its Office of Thrift Supervision implementing regulations, which permit the collection of prepayment charges and late charges in connection with those types of loans, preempting any contrary state law restrictions. However, some states may not recognize the preemptive authority of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of these charges based on the Parity Act. The Office of Thrift Supervision withdrew its favorable regulations and opinions that previously authorized lenders to charge prepayment charges and late fees on Parity Act loans notwithstanding contrary state law, effective with respect to Parity Act loans originated on or after July 1, 2003.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans

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having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

         Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS AND THE MANUFACTURED HOUSING CONTRACTS

         General

         The Home Improvement Contracts and Manufactured Housing Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

         Security Interests in Home Improvements

         A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the

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collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         Enforcement of Security Interest in Home Improvements

         So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days' notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Security Interests in the Manufactured Homes

         The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and

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

servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

         In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

         Consumer Protection Laws

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able

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to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

         The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

         The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state

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legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service,

         o are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred prior to the commencement of military service for the duration of military service, and

         o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

         o may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military service, the court may apply equitable principles accordingly.

If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

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                                  THE DEPOSITOR

         The depositor, Bear Stearns Asset Backed Securities, Inc., was incorporated in the state of Delaware in June 1995, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

         The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the depositor's Certificate of Incorporation limits the depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

                                 USE OF PROCEEDS

         The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

         o   to purchase the primary assets of the related trust fund,

         o to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,

         o to establish any reserve funds described in the related prospectus supplement, and

         o to pay costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement.

         If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the seller in exchange for the primary assets.

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                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of Sidley Austin Brown & Wood LLP, Stroock & Stroock & Lavan LLP, Thacher Proffitt & Wood LLP or other tax counsel designated in the prospectus supplement, as special counsel to the depositor. This summary is based upon the provisions of the Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Code. Prospective investors may wish to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

         The federal income tax consequences to security holders will vary depending on whether

         o   the securities of a series are classified as indebtedness;

         o an election is made to treat the trust fund relating to a particular series of securities as a real estate mortgage investment conduit or REMIC under the Code;

         o the securities represent an ownership interest in some or all of the assets included in the trust fund for a series;

         o an election is made to treat the trust fund relating to a particular series of certificates as a partnership; or

         o an election is made to treat the trust fund relating to a particular series of securities as a financial asset securitization investment trust or FASIT under the Code.

         The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series.

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TAXATION OF DEBT SECURITIES

         Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

         o securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and

         o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

         Interest and Acquisition Discount. In the opinion of tax counsel, securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

         In the opinion of tax counsel, "compound interest securities" (i.e., debt securities that permit all interest to accrue for more than one year before payments of interest are scheduled to begin) will, and certain of the other debt securities issued at a discount may, be issued with "original issue discount" or OID. The following discussion is based in part on the OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. In the opinion of tax counsel, a holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the

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amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

         Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant yield method. See "--Election to Treat All Interest as Original Issue Discount" below.

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         Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

         o   the interest is unconditionally payable at least annually,

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

         o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of compound interest securities, certain interest weighted securities, and certain of the other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

         The Internal Revenue Service issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, trustee intends to base its computation on section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the original issue discount that accrued during the accrual period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security's issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

         Certain classes of the debt securities may be "pay-through securities," which are debt instruments that are subject to acceleration due to prepayments on other debt obligations

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securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

         o   sum of

               (a) the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

               (b) the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

         o the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

         o the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

         o   events that have occurred before the end of the accrual period and

         o the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

         The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

         Certain classes of securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee

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intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

         Effects of Defaults and Delinquencies. In the opinion of tax counsel, holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

         Interest Weighted Securities. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities" below.

         Variable Rate Debt Securities. In the opinion of tax counsel, in the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is

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uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

         Market Discount. In the opinion of tax counsel, a purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

         o on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

         o in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         Premium. In the opinion of tax counsel, a holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the

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

class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium as interest, based on a constant yield method for debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

         General. In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

         Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, in the opinion of tax counsel:

         o securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and

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         o   securities held by a real estate investment trust will constitute
             "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of
             Section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets).

If less than 95% of the REMIC's assets consist of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC's assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, in the opinion of tax counsel, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a "single class REMIC," however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a REMIC regular interest security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of

         o 3% of the excess of adjusted gross income over the applicable amount, or

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

         o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

         o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise specified in the related prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC residual interest securities.

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

TAXATION OF THE REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of tax counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of Residual Interest Securities", would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

         Calculation of REMIC Income. In the opinion of tax counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

         o the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

         o deductions, including stated interest and original issue discount accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a REMIC residual interest security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed 2% of the holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through securities accrue OID (i.e., under the constant yield method taking into account the prepayment assumption). The REMIC will deduct OID on the regular interest securities in the same manner

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

that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See "--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

         o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

         o subject to a limited exception, the sale or other disposition of a cash flow investment;

         o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

         o the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

         In the opinion of tax counsel, the holder of a certificate representing a REMIC residual interest will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

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

         In the opinion of tax counsel, the holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument.

         Limitation on Losses. In the opinion of tax counsel, the amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a REMIC residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders should consult their tax advisers with respect to such additional limitations.

         Distributions. In the opinion of tax counsel, distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder's adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.

         Sale or Exchange. In the opinion of tax counsel, the holder of a residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of sale or exchange. A holder's adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder.

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

Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest security holder's adjusted basis in the newly acquired asset.

         Excess Inclusions. In the opinion of tax counsel, the portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors" below. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from residual interest securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual interest securities continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder.

         o First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

         o Second, the residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.

         o Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of

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

         o REMIC taxable income for the quarterly period allocable to a residual interest security,

over

         o the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day multiplied by
             (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, transfers of residual interest securities may be disregarded in certain circumstances. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organization" including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

         If a residual interest security is transferred to a disqualified organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity), that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         The REMIC Regulations disregard certain transfers of Residual Certificates, in which case the transferor continues to be treated as the owner of the Residual Certificates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined in "Tax Treatment of Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The present value of the anticipated excess inclusions and the present value of the expected futures distributions are determined in the manner set forth in Regulation 1.860E-2(a)(4). The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (iv) one of the two following tests is satisfied: either

         (a) the present value of the anticipated tax liabilities associated with the holding the noneconomic residual interest will not exceed the sum of:

               (1) the present value of any consideration given to the transferee to acquire the residual interest;

               (2) the present value of the expected future distributions on the residual; and

               (3) the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

         (b)   (1)  the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust);

               (2) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer; and

               (3) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

         For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

         Mark-to-Market Rules. A REMIC residual interest security acquired after January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

         General. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then, in the opinion of tax counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. We refer to the securities of a series of this type as "pass-through securities". In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of "stripped securities", sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

         In the opinion of tax counsel, each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under section 162 or section 212 of the Code to the extent that such fees represent "reasonable" compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of:

         o 3% of the excess of adjusted gross income over the applicable amount, or

         o 80% of the amount of itemized deductions otherwise allowable for that taxable year.

         This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

         Discount or Premium on Pass-Through Securities. In the opinion of tax counsel, the holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities --Market Discount" and "--Premium" above.

         In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

         Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan's principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to stripped securities and other pass-through securities. Under the cash flow bond method described above for pay-through securities, a prepayment assumption is used and periodic recalculations are made that take into account with respect to each accrual period the effect of prepayments during such period. However, the Tax Reform Act of 1986 does not, absent Treasury regulations, appear specifically to cover instruments such as stripped securities, which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for such securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to pass-through securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each loan underlying a security.

         Under certain circumstances, if the loans prepay at a rate faster than the prepayment assumption, the use of the cash flow bond method may accelerate the holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate the holder's recognition of income.

         In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

         Possible Alternative Characterizations. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

         o in certain series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

         o the non-interest weighted securities are subject to the contingent payment provisions of the regulations; or

         o each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

         o "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and

         o "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code.

Interest income attributable to pass-through securities and stripped securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or

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funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

         Subject to the discussion below with respect to any trust fund as to which a partnership election is made, in the opinion of tax counsel, a holder's tax basis in a security is the price the holder pays for the security, increased by amounts of OID or market discount included in income, and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the Security is one year or less. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         In the case of a security held by a bank, thrift, or similar institution described in section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

         o the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over

         o the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

MISCELLANEOUS TAX ASPECTS

         Backup Withholding. Subject to the discussion below with respect to any trust fund as to which a partnership election is made, a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. The current backup withholding rate is 30%. This rate is scheduled to adjust in future periods. This withholding generally applies if the holder of a security:

         o fails to furnish the applicable trustee with its taxpayer identification number;

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

         o furnishes the applicable trustee an incorrect taxpayer identification number;

         o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

         o under certain circumstances, fails to provide the applicable trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

         Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The applicable trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to any trust fund as to which a partnership election is made, under the Code, unless interest (including
OID) paid on a security (other than a residual interest security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, in the opinion of tax counsel, interest will normally qualify as portfolio interest, and will be exempt from federal income tax. However, interest will not qualify as portfolio interest where:

         o the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or

         o the recipient is a controlled foreign corporation to which the issuer is a related person.

         For interest to qualify for the portfolio interest exemption from U.S. withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold U.S. tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

         Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC Regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions" above.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

         Tax counsel is of the opinion that a trust fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are

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

taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the trust fund were taxable as a corporation for federal income tax purposes, in the opinion of tax counsel, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is, (except as otherwise provided in the related prospectus supplement,) of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not "indexed securities" or "strip notes." Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of tax counsel, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a note that is a "short-term note" (i.e., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

         Sale or Other Disposition. In the opinion of tax counsel, if a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. In the opinion of tax counsel, interest payments made (or accrued) to a noteholder who is a "foreign person" (i.e., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

         o is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code; and

         o provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.

If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the certificate, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the certificate and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the certificates. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to backup withhold from the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The current backup withholding rate is 30%. This rate is scheduled to adjust in future periods.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         Treatment of the Trust Fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

         Partnership Taxation. If the trust fund is a partnership, in the opinion of tax counsel, the trust fund will not be subject to federal income tax. Rather, in the opinion of tax counsel, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

         In the opinion of tax counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

         o the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

         o any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

         o prepayment premium payable to the certificateholders for that month; and

         o any other amounts of income payable to the certificateholders for that month.

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

         This allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, in the opinion of tax counsel, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, in the opinion of tax counsel, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

         In the opinion of tax counsel, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to the holder under the Code.

         In the opinion of tax counsel, an individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

         The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

         Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, in the opinion of tax counsel, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

         If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

         Section 708 Termination. In the opinion of tax counsel, under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued May 9, 1997 under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally, in the opinion of tax counsel, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

         Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

         o the name, address and taxpayer identification number of the nominee; and

         o as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

         In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 38.6% (subject to adjustment in future periods) for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. The current backup withholding rate is 30%. This rate is scheduled to adjust in future periods.

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                             REPORTABLE TRANSACTIONS

         As currently written, recent Temporary and Proposed Treasury Regulations (the "New Regulations") meant to require the reporting of abusive tax shelters ("Reportable Transactions") could be read to cover transactions generally not regarded as tax shelters, including certain securitizations of financial assets. Under the New Regulations, transactions may be characterized as Reportable Transactions for a variety of reasons, one or more of which may apply to an investment in the Securities. You should be aware that Bear Stearns and others may be required to disclose information with respect to your securities. Investors should consult their own tax advisers to determine their tax return disclosure obligations, if any, with respect to their investment in the Securities, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement). The New Regulations regarding tax return disclosure generally are effective for transactions occurring on or after January 1, 2003.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax considerations described in this prospectus under "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                                FASIT SECURITIES

         General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities effective on September 1, 1997. On February 4, 2000, the IRS and Treasury issued proposed Treasury regulations for FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT securities. With respect to each series of FASIT securities, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT securities will be classified as either FASIT "regular securities," which generally will be treated as debt for federal income tax purposes, or FASIT "ownership securities," which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series. The prospectus supplement for each series of securities will indicate whether one or more FASIT elections will be made for the series, and which securities of the series will be designated as regular securities, and which, if any, will be designated as ownership securities.

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         Qualification as a FASIT. The trust fund underlying a series (or one or more designated pools of assets held in the trust fund) will qualify under the Code as a FASIT in which the FASIT regular securities and the FASIT ownership securities will constitute the "regular interests" and the "ownership interests," respectively, if

         o   a FASIT election is in effect,

         o certain tests concerning the composition of the FASIT's assets and the nature of the holders' interests in the FASIT are met on a continuing basis, and

         o the trust fund is not a regulated investment company or RIC as defined in section 851(a) of the Code.

         However, the qualification as a FASIT of any trust fund for which a FASIT election is made depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the qualification as a FASIT of any trust for which a FASIT election is made at any particular time after the issuance of securities by the trust.

         Asset Composition. In order for a trust fund (on one or more designated pools of assets held by a trust fund) to be eligible for FASIT status, substantially all of the assets of the trust fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter. Permitted assets include

         o   cash or cash equivalents,

         o debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate,

         o   foreclosure property,

         o certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

         o contract rights to acquire qualifying debt instruments or qualifying hedging instruments,

         o   FASIT regular interests, and

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         o   REMIC regular interests.

         o Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to the holder.

         Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT must meet certain requirements. All of the interests in a FASIT must belong to either

         o   one or more classes of regular interests or

         o a single class of ownership interest that is held by a fully taxable domestic corporation. In the case of series that include FASIT ownership securities, the ownership interest will be represented by the FASIT ownership securities.

         A FASIT interest generally qualifies as a regular interest if

         o   it is designated as a regular interest,

         o   it has a stated maturity no greater than thirty years,

         o   it entitles its holder to a specified principal amount,

         o the issue price of the interest does not exceed 125% of its stated principal amount,

         o the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

         o if it pays interest, such interest is payable either at a fixed rate with respect to the principal amount of the regular interest or at a permissible variable rate with respect to the principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Variable Rate Debt Securities" in this prospectus.

         If a FASIT security fails to meet one or more of the requirements set out in the third, fourth or fifth bullet in the preceding paragraph, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "high-yield interest." In addition, if a FASIT security fails to meet the requirements of the final bullet in the preceding paragraph, but the interest payable on the security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the security also will qualify as a high-yield interest. A high-yield interest may be held only by domestic corporations that are fully subject to corporate income tax, other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of high-yield

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interests are subject to limitations on offset of income derived from such interest. See "--Tax Treatment of FASIT Regular Securities" and "--Treatment of High-Yield Interests" below.

         Anti-Abuse Rule. Under proposed Treasury regulations, the IRS Commissioner may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

         Consequences of the Failure of the FASIT Trust to Qualify as a FASIT. If a FASIT trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, proposed Treasury regulations provide that its FASIT status would be lost for that year and the FASIT trust would be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT would be determined under general federal income tax principles. The holder of the FASIT ownership security would be treated as exchanging the assets of the former FASIT for an amount equal to their value and gain recognized would be treated as gain from a prohibited transaction that is subject to the 100% tax, without exception. Loss, if any, would be disallowed. In addition, the holder of the FASIT ownership security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each FASIT regular security outstanding immediately before the loss of FASIT status over its fair market value. If the holder of the FASIT ownership security has a continuing economic interest in the former FASIT, the characterization of this interest is determined under general federal income tax principles. Holders of FASIT regular securities are treated as exchanging their securities for interests in the new entity classification of the former FASIT, which classification is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the new entity classification of the former FASIT equals the basis in the FASIT regular security increased by any gain recognized on the exchange.

         Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT regular securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC regular securities. As in the case of holders of REMIC regular securities, holders of FASIT regular securities must report income from such securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT regular securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT regular security generally will be treated as ordinary income to the holder and a principal payment on the security will be treated as a return of capital to the extent that the holder's basis is allocable to that payment. Holders of FASIT regular securities issued with original issue discount or acquired with market discount or premium generally will be required to treat interest and principal payments on the securities in the same manner described for REMIC regular securities. See "Material Federal Income Tax Considerations--Taxation of Debt Securities," "--Market Discount," and "--Premium" in this prospectus. High-yield interests may be held only by fully taxable domestic corporations, other

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FASITs, and certain securities dealers. Holders of high-yield interests are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

         If a FASIT regular security is sold or exchanged, the holder generally will recognize gain or loss upon the sale in the manner described above for securities other than REMIC regular interest securities. See "Material Federal Income Tax Considerations--Sale or Exchange" in this prospectus. In addition, if a FASIT regular security becomes wholly or partially worthless as a result of default and delinquencies of the underlying assets, the holder of the security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Effects of Default and Delinquencies" in this prospectus.

         FASIT regular securities held by a real estate investment trust or REIT will qualify as "real estate assets" within the meaning of section 856(c) (4)(A) of the Code, and interest on such securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code to the same extent that REMIC securities would be so considered. FASIT regular securities held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in section 7701(a)(19) of the Code to the same extent that REMIC securities would be so considered. See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Status as Real Property Loans" in this prospectus. In addition, FASIT regular securities held by a financial institution to which section 585 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. FASIT securities will not qualify as "government securities" for either REIT - or RIC
- qualification purposes.

         Treatment of High-Yield Interests. High-yield interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT security with losses. High-yield interests may be held only by eligible corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an eligible corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the high-yield interest.

         The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular security and that have the same features as high-yield interests.

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

         Tax Treatment of FASIT Ownership Securities. A FASIT ownership security represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT regular securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT ownership securities are subject to the same limitations on their ability to use losses to offset income from their FASIT security as are the holders of high-yield interests. See "FASIT Securities--Treatment of High-Yield Interests."

         Rules similar to the wash sale rules applicable to REMIC residual securities also will apply to FASIT ownership securities. Accordingly, losses on dispositions of a FASIT ownership security generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other FASIT ownership security or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool described in section 7701 of the Code that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT ownership security was required to be marked-to-market under section 475 of the Code by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

         The holder of a FASIT ownership security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration. Holders of FASIT securities will be subject to backup withholding to the same extent holders of REMIC securities would be subject. See "Certain Federal Income Tax Considerations--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT securities generally will be treated in the same manner as holders of REMIC securities.

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

         Under proposed Treasury regulations, if a non-U.S. Person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax, such as a partnership or a trust) a FASIT regular security and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the non-U.S. Person FASIT regular security holder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. Person or the United States branch of a non-U.S. Person and the non-U.S. Person FASIT regular security holder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

         Due to the complexity of the federal income tax rules applicable to holders and the considerable uncertainty that exists with respect to many aspects of those rules, potential investors should consult their own tax advisors regarding the tax treatment of the acquisition, ownership, and disposition of the securities.


                              ERISA CONSIDERATIONS

         The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related subclasses.

         ERISA and section 4975 of the Code impose requirements on employee benefit plans - and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested - and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and arrangements as "Plans." Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, or who renders investment advice for a fee, is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. Any such plan that is qualified and exempt from taxation

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

under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

         The United States Department of Labor (DOL) has issued final regulations under section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must

         o disclose certain specified information to investing Plan fiduciaries initially and on an annual basis;

         o allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest; and

         o give Plans written notice of "insurer-initiated amendments" 60 days before the amendments take effect.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest"), and impose additional prohibitions where parties in interest are fiduciaries with respect to a Plan. Certain parties in interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to section 4975 of the Code, or penalties imposed pursuant to section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

         The DOL has issued plan asset regulations defining what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

         Under the plan asset regulations, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the trust fund issues notes that are not treated as equity interests in the trust fund for purposes of the plan asset regulations, a Plan's investment in such notes would not cause the assets of the trust to be deemed Plan assets. However, the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter and the depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using Plan assets over which any of these parties (or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, a prospective purchaser should consult with counsel before purchasing a note using the assets of any Plan if the

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

seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter, the depositor or any of their affiliates

         o has investment or administrative discretion with respect to such Plan assets;

         o has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and will be based on the particular investment needs for the Plan; or

         o   is an employer maintaining or contributing to such Plan.

         In addition, the trust fund, any underwriter, the trustee or their affiliates might be considered or might become "parties in interest" with respect to a Plan. Also, any holder of certificates of the trust fund, because of its activities or the activities of its respective affiliates, may be deemed to be a "party in interest" with respect to certain Plans, including but not limited to Plans sponsored by the holder. In either case, whether nor not the assets of the trust are considered to be Plan assets, the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as:

         o Prohibited Transaction Class Exemption (PTCE) 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;"

         o PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

         o PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

         o PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

         o PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a global note, shall be deemed to represent) to the indenture trustee and the note registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

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

         The plan asset regulations provide that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, a publicly-offered security, as defined in the plan asset regulations, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to Title I of ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

         If no exception under the plan asset regulations applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust would be considered to be assets of the Plan. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment by a Plan in an equity interest issued by the trust might be a prohibited transaction under ERISA and subject to an excise tax under section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

         The DOL issued to Bear, Stearns & Co. Inc. ("Bear, Stearns") an individual underwriter exemption (Prohibited Transaction Exemption 90-30, 55 Fed. Reg. 21461 (1990)), which is set forth in Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002). It exempts from the application of certain of the prohibited transaction rules transactions relating to the acquisition, sale and holding by Plans of certain asset-backed securities, including certificates issued by entities, including trusts, that hold certain types of receivables or obligations and with respect to which Bear, Stearns or certain of its affiliates, is the underwriter, or the manager or co-manager of an underwriting syndicate.

         The underwriter exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the securities or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

         o The acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party.

         o The rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the same trust fund, other than in the case of a "designated transaction" (as defined below).

         o The securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a designated transaction, four) highest generic

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

             rating categories from any of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's, a division of the McGraw-Hill Companies, Inc.

         o The trustee is not an affiliate of the depositor, the servicer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, the counterparty in a permitted notional principal transaction, or any of their respective affiliates (together with the trustee and the underwriters, the "restricted group").

         o The sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting or placing such securities; the sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers' services under the pooling and servicing agreements and reimbursement of the servicers' reasonable expenses in connection therewith.

         o The Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         For purposes of the underwriter exemption, a "designated transaction" means a transaction in which the assets underlying the securities consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are fully secured by single-family residential, multi-family residential or commercial real property or leasehold interests in the foregoing.

         Moreover, the underwriter exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire securities in a trust containing receivables on which such person (or its affiliate) is an obligor; provided, that among other requirements:

         o the person (or its affiliate) is not an obligor with respect to more than 5% of the fair market value of the obligations or receivables contained in the trust;

         o the Plan is not a plan with respect to which any member of the restricted group is the "plan sponsor" (as defined in section 3(16)(B) of ERISA);

         o in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the restricted group;

         o a Plan's investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

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

         o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         The underwriter exemption also provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that utilize pre-funding accounts and that otherwise satisfy the requirements of the underwriter exemption. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month funding period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

         o The funding limit (i.e., the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered) must not exceed 25%.

         o All the additional obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided, that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding securityholders or by a rating agency.

         o The transfer of additional obligations to the trust during the funding period must not result in the securities to be covered by the underwriter exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

         o Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

         o In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust fund:

         1. the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

         2. an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

         o The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

         o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

         o   The related prospectus or prospectus supplement must describe:

         1. any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

         2.  the duration of the period of pre-funding;

         3. the percentage and/or dollar amount of the funding limit for the trust; and

         4. that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to securityholders as repayments of principal.

         o The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

         The underwriter exemption also permits Plans to purchase securities, including subordinated securities underwritten by Bear, Stearns, rated in any of the four highest ratings categories (provided that all other requirements of the underwriter exemption are met).

         In general, neither PTCE 83-1, which exempts certain transactions involving Plan investments in mortgage trusts, nor the underwriter exemption applies to a trust which contains unsecured obligations. However, under the underwriter exemption, residential and home equity loan receivables issued in designated transactions may be less than fully secured if:

         o the rights and interests evidenced by the securities issued in the designated transaction are not subordinated to the rights and interests evidenced by other securities of the same trust fund,

         o the securities have received a rating at the time of acquisition that is in one of the two highest generic rating categories from a rating agency, and

         o the receivables are secured by collateral whose fair market value on the closing date of the designated transaction is at least 80% of the sum of the outstanding principal balance due under the receivable and the outstanding principal balance of any other receivable of higher priority which is secured by the same collateral.

Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the underwriter exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making an investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                  LEGAL MATTERS

         The legality of the securities of each series, including the material federal income tax consequences with respect to the securities, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York, Stroock & Stroock & Lavan LLP, New York, New York, Thacher Proffitt & Wood LLP, New York, New York or other counsel designated in the prospectus supplement.

                              FINANCIAL INFORMATION

         A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                              AVAILABLE INFORMATION

         The depositor has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the registration statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This prospectus incorporates by reference all documents and reports filed by the depositor, Bear Stearns Asset Backed Securities, Inc., with respect to a trust fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities, Inc., 383 Madison Avenue, New York, New York 10179, telephone number (212) 272-2000. The depositor has determined that its financial statements are not material to the offering of any securities.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each trust fund, that file electronically with the SEC.

                                     RATINGS

         It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

         Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency's assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long-term debt.

         The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                         LEGAL INVESTMENT CONSIDERATIONS

         Unless otherwise specified in the related prospectus supplement, the securities will not constitute "mortgage-related securities" within the meaning of the Secondary Market Mortgage Credit Enhancement Act of 1984, as amended. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

         The depositor may offer each series of securities through Bear, Stearns & Co. Inc. (BS&Co.) or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.

                                GLOSSARY OF TERMS

         Agency Securities. Mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

         Asset Value. Unless otherwise specified in the related prospectus supplement with respect to the primary assets in the trust fund, the product of the Asset Value percentage set forth in the related indenture multiplied by the lesser of

         o the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes and

         o   the then outstanding principal balance of the primary assets.

         Assumed Reinvestment Rate. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

         Home Equity Loans. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

         Home Improvement Contracts. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

         Insurance Proceeds. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

         Liquidation Proceeds. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

         OID Regulations. Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996.

         Manufactured Housing Contracts. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

         Private Label Securities. Private mortgage-backed securities, other than Agency Securities, backed or secured by underlying loans that may be Residential Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing Contracts.

         Residential Loans. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

         U.S. Person:  Any of the following:

         o   a citizen or resident of the United States;

         o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

         o an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

                                  $288,156,000
                                 (APPROXIMATE)


                      MORTGAGE PASS-THROUGH CERTIFICATES,
                               SERIES 2003-ABF1


              BEAR STEARNS ASSET BACKED SECURITIES TRUST 2003-ABF1
                                     ISSUER


                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                   DEPOSITOR


                            EMC MORTGAGE CORPORATION
                          MASTER SERVICER AND SELLER


                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------


                            BEAR, STEARNS & CO. INC.


                               ----------------

                              SEPTEMBER 25, 2003



No person has been authorized to give any information or to make any representation other than those contained in this prospectus supplement or the prospectus and, if given or made, such information or representation must not be relied upon. This prospectus supplement and the prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes offered hereby, nor an offer of the notes in any State or jurisdiction in which, or to any person to whom, such offer would be unlawful. The delivery of this prospectus supplement or the prospectus at any time does not imply that information herein or therein is correct as of any time subsequent to its date; however, if any material change occurs while this prospectus supplement or the prospectus is required by law to be delivered, this prospectus supplement or the prospectus will be amended or supplemented accordingly.